As filed with the Securities and Exchange Commission on September 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESGL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	4954	Not applicable
(State or Other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Tuas South Avenue 2

Singapore 637226

+65 6653 2299

(Address, Including Zip Code, And Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(302) 738-6680

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, of Agent For Service)

Copies of all correspondence to:

Mitchell S. Nussbaum, Esq.

David J. Levine, Esq.

Loeb & Loeb, LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2023

PRELIMINARY PROSPECTUS

ESGL HOLDINGS LIMITED

10,302,336 Ordinary Shares

377,331 Warrants

We are registering for resale by certain selling shareholders named herein (the “Selling Shareholders”) up to 10,302,336 of our ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), up to 377,331 redeemable warrants (the “Private Warrants”) to purchase Ordinary Shares at a price of $11.50 per share, up to 377,331 Ordinary Shares issuable upon the exercise of the Private Warrants, and up to 8,625,000 Ordinary Shares issuable upon the exercise of the public warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”). The Private Warrants are also exercisable on a cashless basis at the option of the holder, to the extent held by the Sponsor (or their respective permitted transferees). In addition, this prospectus relates to the issuance by us of up to 9,002,331 Ordinary Shares that are issuable upon the exercise of the Public Warrants assumed by us, which were previously registered in connection with the Business Combination (as defined herein).

Certain of the Selling Shareholders may have acquired the securities registered hereunder at prices substantially below current market prices or pursuant to an agreement for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) (which contemplates market resales) and may therefore have incentive to sell their securities in this offering. For example: (i) ACM ARRT K LLC and Vellar Opportunities Fund Master, Ltd. (collectively, the “Sellers”), purchased a portion of their 3,250,000 Ordinary Shares being registered for resale hereunder in market or negotiated transactions at prices not known to us (except for the 550,000 additional shares issued to ACM ARRT K LLC and 1,268,085 additional shares issued to Vellar Opportunities Fund Master, Ltd. for no consideration under the Forward Purchase Agreement), but such Sellers recouped most of their purchase price directly from the trust account at the closing of the Business Combination (as defined herein) and will have no payment obligations in respect of those shares until obligated to do so pursuant to the terms of the Forward Purchase Agreement, and (ii) the Sponsor of Genesis Unicorn Capital Corp. (“GUCC”) acquired 2,156,250 Ordinary Shares (which shares were issued in exchange for Class B common stock of GUCC issued prior to the IPO of GUCC and subsequently transferred to third parties) being registered for resale hereunder at the price of approximately $0.011 per share. Public securityholders who purchased their ESGL securities at higher prices than the Selling Shareholders may experience lower rates of return (if any) than the Selling Shareholders, due to differences in purchase prices and the potential trading price at which they may be able to sell (see “Risk Factors — Risks Relating to our Securities— The market price of our equity securities may be volatile, and your investment could suffer or decline in value”).

The Selling Shareholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Ordinary Shares or Warrants, except with respect to amounts received by us upon exercise of Warrants to the extent such Warrants are exercised for cash, as further described herein. Given the recent price volatility of our Ordinary Shares, there is no certainty that Warrant holders will exercise their Warrants and, accordingly, we may not receive any proceeds in relation to our outstanding Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares or Warrants, except as described herein with respect to sales by the Sellers pursuant to the Forward Purchase Agreement. See “Plan of Distribution.”

Our Ordinary Shares and Public Warrants (which will include the Private Warrants upon their resale pursuant to an effective registration statement or Rule 144 under the Securities Act) are listed on Nasdaq Global Market under the symbols “ESGL” and “ESGLW,” respectively. On September 15, 2023, the last reported sales price of our Ordinary Shares was $0.85 per share and the last reported sales price of our Public Warrants was $0.025 per Public Warrant.

Given the substantial amount of redemptions in connection with the Business Combination (see “Summary of the Prospectus”), and the relative lack of liquidity in our stock, sales of our Ordinary Shares under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2023

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

SELECTED DEFINITIONS

●	“$” or “US$” or “U.S. dollars” or “USD” refers to the legal currency of the United States.

●	“Amended and Restated Memorandum and Articles of Association” means ESGL’s amended and restated memorandum and articles of association adopted by special resolutions dated 28 July 2023 and effective on 2 August 2023.

●	“Amended and Restated Articles of Association” means ESGL’s amended and restated articles of association adopted by special resolutions dated 28 July 2023 and effective on 2 August 2023.

●	“Amended and Restated Memorandum of Association” means ESGL’s amended and restated memorandum of association adopted by special resolutions dated 28 July 2023 and effective on 2 August 2023.

●	“Board” means the board of directors of the Company.

●	“Business Combination” means the Merger contemplated by the Merger Agreement.

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Company” means ESGL Holdings Limited.

●	“Closing” means the closing of the Business Combination.

●	“ESA” means Environmental Solutions (Asia) Pte. Ltd., which was incorporated under the laws of Singapore on May 8, 1999.

●	“ESGH” means Environmental Solutions Group Holdings Limited, a holding company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on November 18, 2022.

●	“ESGL” means ESGL Holdings Limited, a Cayman Islands exempt company.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“founder shares” means the 2,156,250 Ordinary Shares issued to the Initial Stockholders at Closing in exchange for the 2,156,250 shares of GUCC Class B common stock issued for an aggregate purchase price of $25,000 in March 2021.

●	“GAAP” means accounting principles generally accepted in the United States of America.

●	“Group” means ESGL and its subsidiaries, including ESGH, ES BVI and ESA.

●	“GUCC” means Genesis Unicorn Capital Corp., a Delaware corporation.

●	“GUCC Class A common stock” or “Class A common stock” means the Class A common stock, $0.0001 par value per share, of Genesis Unicorn Capital Corp.

●	“GUCC Class B common stock” or “Class B common stock” means the Class B common stock, $0.0001 par value per share, of Genesis Unicorn Capital Corp.

●	“GUCC common stock” or “common stock” means shares of GUCC Class A common stock and GUCC Class B common stock, collectively.

●	“IASB” means International Accounting Standards Board.

●	“IFRS” means International Financial Reporting Standards as issued by the IASB.

●	“Initial Stockholders” means the Sponsor and other initial holders of founder shares.

●	“IPO” refers to the initial public offering of 8,625,000 units (including 1,125,000 units as a result of the underwriters’ exercise of its over-allotment option) of GUCC consummated on February 17, 2022.

●	“IRS” means the United States Internal Revenue Service.

●	“Merger” means the transactions contemplated by the Merger Agreement.

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●	“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 29, 2022, as may be amended from time to time, by and among ESGL, GUCC, ESGH, and the other parties named therein.

●	“Ordinary Shares” means the ordinary shares, $0.0001 par value per share, of ESGL.

●	“Private Units” means the units issued to the Sponsor in a private placement simultaneously with the closing of IPO, with each unit included one Ordinary Share and one Private Warrant.

●	“Private Warrants” means the warrants included in the Private Units issued to the Sponsor in a private placement simultaneously with the closing of IPO, with each Private Warrant entitling the holder to purchase one Ordinary Share.

●	“Public Warrants” means the public warrants issued in the IPO, with each Public Warrant entitling the holder to purchase one Ordinary Share.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Sellers” means ACM ARRT K LLC and Vellar Opportunities Fund Master, Ltd.

●	“Sponsor” means Genesis Unicorn Capital, LLC, a Delaware limited liability company.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. ESGL’s forward-looking statements include, but are not limited to, statements regarding ESGL or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

The forward-looking statements are based on the current expectations of the management of ESGL, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by ESGL and the following:

●	fluctuations in the Group’s revenues, earnings and cash flows based on changes in commodity prices, as commodity prices for circular products are particularly susceptible to volatility based on regulations and tariffs that affect our ability to export products;

●	changes in policies imposed by governments may impact on the availability and costs of employing non-Singapore workers;

●	the Group’s ability to maintain its licenses, permits and accreditations that are required to operate its business;

●	expectations regarding the Group’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, backlog conversion, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and ability to invest in growth initiatives and pursue acquisition opportunities;

●	risks related to the general economic and financial market conditions; political, legal and regulatory environment; and the industry in which the Group operates;

●	the outcome of any legal proceedings that may be instituted against ESGL;

●	limited liquidity and trading of ESGL’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that ESGL may be adversely affected by other economic, business, and/or competitive factors;

●	operational risks; and

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Group’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ESGL proves incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this registration statement and attributable to ESGL or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this registration statement. Except to the extent required by applicable law or regulation, ESGL undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “ESGL,” “Company”, “we,” “our,” “us” “Group” and other similar terms refer to ESGL Holdings Limited and our consolidated subsidiaries.

General

ESGL is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, ESGL conducts all its operations through its operating entity incorporated in Singapore, Environmental Solutions (Asia) Pte. Ltd. (“ESA”).

ESA is a waste management, treatment and recycling company involved in the collection and recycling of hazardous and non-hazardous industrial waste from customers such as pharmaceutical, semiconductor, petrochemical and electroplating companies. ESA currently has two revenue streams, from: (i) services income which is primarily comprised of the fees it charges its customers for waste collection and disposal services, which fees are similar to those charged by ESA’s competitors, and (ii) the sales and trading of ESA’s circular products that are made and processed from the recycled waste collected from its customers with respect to its waste collection and disposal services, which ESA believes makes ESA a unique and environmentally friendly offering in the marketplace.

A fundamental tenet of ESA is that waste is a resource to be reused, repurposed and recirculated. ESA believes that this mindset of creating commodities from waste sets itself apart from the linear traditional waste industry participants, which largely only generate income from the collection, destruction and disposal of post-collection waste. This philosophy is ingrained and reflected in ESA’s business operations where it utilizes renewable energy and by-products produced from ESA’s waste treatment process to reduce its own operating costs. In line with this mindset, ESA’s primary business focus is the conversion and processing of industrial waste (that would otherwise be unused in the waste recycling process) into circular products such as pyrolysis oil, diesel, metals such as nickel, zinc, copper, silver, gold, minerals such as lime (calcium hydroxide) and fluorspar (calcium fluoride), and chemicals such as hydrochloric acid, sulfuric acid, and calcium chloride. ESA then sells these converted circular products to local and international end users, traders or overseas refiners who require the circular products for their own commercial use or for further processing including manufacturing and galvanizing purposes.

For the two years ended December 31, 2021 and 2022, the Group’s revenue generated from services income was approximately US$1.2 million and US$2.2 million respectively. For the two years ended December 31, 2021 and 2022, the Group’s revenue generated from the sales and trading of its circular products was approximately US$2.8 million and US$2.7 million, respectively.

On February 17, 2022, GUCC consummated its initial public offering of 8,625,000 of its units, each consisting of one share of Class A common stock and one redeemable Public Warrant entitling the holder thereof to purchase one share of Class A common stock at price of $11.50, at a purchase price per unit of $10.00. On August 2, 2023, GUCC reincorporated to the Cayman Islands and reincorporated into ESGL, with ESGL continuing as the surviving entity.

ESGL, a Cayman Islands exempted company with limited liability, was formed on November 18, 2022. ESGL’s principal executive office is located at 101 Tuas South Avenue 2 Singapore 637226, telephone number is +65 6653 2299.

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Risk Factors Summary

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our ordinary shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

Risks Relating to the Group’s Business and Industry

●	For the two years ended December 31, 2022 and 2021, the Group has incurred operating losses and may incur significant losses for the foreseeable future. The Group may not generate sufficient revenue or become profitable or, if it achieves profitability, it may not be able to sustain it.
●	The environmental services industry is highly competitive and includes competitors that may have greater financial and operational resources, flexibility to reduce prices or other competitive advantages that could make it difficult for the Group to compete effectively.
●	The Group requires a significant amount of capital to fund its operations and growth. If the Group cannot obtain sufficient capital on acceptable terms, its business, financial condition, and prospects may be materially and adversely affected.
●	Fluctuations in prices for recyclable waste materials the Group collects from its customers and the circular products that it sells to local and international end users, traders or overseas refiners may adversely affect the Group’s revenue, operating income, and cash flows.
●	The Group may not be able to enhance its existing recycling, reuse, disposal and waste treatment solutions and develop new solutions in a timely manner.
●	The Group may not be able to enhance its existing recycling, reuse, disposal and waste treatment solutions and develop new solutions in a timely manner.
●	Acute and chronic weather events, including those brought about by climate change, may limit the Group’s operations and increase the costs of collection, transfer, disposal, and other environmental services it provides.
●	The Group’s revenues, earnings and cash flows will fluctuate based on changes in commodity prices, and commodity prices for circular products are particularly susceptible to volatility based on regulations and tariffs that affect its ability to export products.
●	The Group may have environmental liabilities that are not covered by its insurance. Changes in insurance markets also may impact its financial results.
●	The Group could be required to make immediate repayment of certain of its outstanding debt with financial institutions.
●	The Group’s strategy includes an increasing dependence on technology in its operations. If any of its key technology fails, its business could be adversely affected.
●	The Group is exposed to environmental liability.

Risks Relating to our Securities

●	Currently, our Ordinary Shares and Warrants are listed on Nasdaq Global Market. However, there may not be enough liquidity in such market to enable shareholders to sell their securities.
●	Certain judgments obtained against us by our shareholders may not be enforceable.
●	The sale or availability for sale of substantial amounts of Ordinary Shares could adversely affect their market price.
●	The market price of our equity securities may be volatile, and your investment could suffer or decline in value.

Risks Relating to Operating as a Public Company

●	ESGL’s management team has limited experience managing a public company.
●	If ESGL fails to implement and maintain an effective system of internal controls to remediate its material weaknesses over financial reporting, ESGL may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of Ordinary Shares may be materially and adversely affected.
●	ESGL may be a “passive foreign investment company,” or “PFIC”, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

The other matters described in the section titled “Risk Factors”.

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THE OFFERING

Issuer	ESGL Holdings Limited

Securities offered by the Selling Shareholders	We are registering for resale by the Selling Shareholders up to 10,302,336 Ordinary Shares, up to 377,331 Private Warrants, up to 377,331 Ordinary Shares issuable upon the exercise of the Private Warrants, and up to 8,625,000 Ordinary Shares issuable upon the exercise of the Public Warrants.

Securities registered for issuance	We are registering the issuance of an aggregate of up to 8,625,000 Ordinary Shares underlying the Public Warrants and up to 377,331 Ordinary Shares issuable upon the exercise of the Private Warrants. The issuance of the Public Warrants and Private Warrants was registered in connection with the Business Combination.

Terms of the offering	The Selling Shareholders will determine when and how they will dispose of the Ordinary Shares registered under this prospectus for resale.

Shares outstanding prior to the offering	12,683,039

Shares outstanding after the offering	21,685,370 (assuming the exercise for cash of outstanding Warrants to purchase 9,002,331 ordinary shares)

Use of proceeds	We will not receive any of the proceeds from the sale of the Warrants (each of which is generally exercisable for $11.50 per share) or Ordinary Shares by the Selling Shareholders except with respect to amounts received by us due to the cash exercise of the Warrants. However, given the recent price volatility of our Ordinary Shares and relative lack of liquidity in our stock, there is no certainty that Warrant holders will exercise their Warrants and, accordingly, we may not receive any proceeds in relation to our outstanding Warrants. We expect to use the proceeds received from the exercise of the Warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq ticker symbols	Our Ordinary Shares and our Public Warrants (which will include the Private Warrants upon their resale pursuant to an effective registration statement or Rule 144 under the Securities Act) are listed on Nasdaq Global Market under the symbols “ESGL” and “ESGLW,” respectively.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The following discussion should be read in conjunction with ESGL’s financial statements and notes thereto included herein. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Group’s Business and Industry

For the two years ended December 31, 2022 and 2021, the Group has incurred operating losses and may incur significant losses for the foreseeable future. The Group may not generate sufficient revenue or become profitable or, if it achieves profitability, it may not be able to sustain it.

For the two years ended December 31, 2022 and 2021, the Group’s net losses were US$2,391,812 and US$668,584, respectively. As of December 31, 2022, the Group had an accumulated deficit of US$5,006,590.

Substantially all of the Group’s losses have resulted from expenses incurred in connection with the depreciation of property, plant and equipment, the purchase of raw materials, employee benefits expenses and its other operating expenses. The Group may continue to incur losses for the foreseeable future as it continues its research and development activities, pursues potential mergers and acquisitions, seeks product certification approvals in the territories it has identified, hires additional personnel, obtains and protects its intellectual property and incurs additional costs for commercialization or to expand its pipeline of waste materials it collects and the circular products it generates from the recycled waste collected from its customers with respect to its waste collection and disposal services.

To become and remain profitable, the Group must succeed in developing and eventually commercializing circular products that can generate sufficient revenue. In addition, the Group has not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the environmental services industry. Because of these numerous risks and uncertainties, the Group is unable to accurately predict the timing or amount of increased expenses or when, or if, it will be able to achieve profitability. Even if the Group achieves profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Its failure to become and remain profitable would depress the value of the Company and could impair the ability of the Company to raise capital, expand its business, maintain its research and development efforts, diversify its products, or even continue its operations. A decline in the value of the Company could also cause you to lose all or part of your investment.

The environmental services industry is highly competitive and includes competitors that may have greater financial and operational resources, flexibility to reduce prices or other competitive advantages that could make it difficult for the Group to compete effectively.

The Group principally competes with waste management companies who collect and dispose the waste the Group needs for its waste management and treatment processes. Competition for waste collection is typically based on factors such as geographic location, quality of services, ease of doing business and/or price. the Group ‘s competitors may have greater financial and operational resources than we do. They could also seek to gain market share by reducing the prices they charge customers, introducing products and solutions that are similar to the Group’s or introducing new technology tools. If the Group were to lose market share or if it were to lower prices to address competitive issues, it could negatively impact the Company’s consolidated financial condition, results of operations and cash flows.

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The Group requires a significant amount of capital to fund its operations and growth. If the Group cannot obtain sufficient capital on acceptable terms, its business, financial condition, and prospects may be materially and adversely affected.

The Group requires a significant amount of capital and resources for its operations and continued growth. The Group expects to make significant investments to develop new operating capabilities and technology, which are fundamental to the Group’s business operations and future growth. However, the Group cannot assure you that these investments will generate the optimal returns, if at all. To date, the Group has historically funded its cash requirements primarily through the issuance of ordinary shares, cash generated by operations and borrowings from banks. If these resources are insufficient to satisfy the Group’s cash requirements, the Group may seek to raise funds through additional equity offering or debt financing or additional bank facilities. The Group’s ability to obtain additional capital in the future, however, is subject to a number of uncertainties, including those relating to its future business development, financial condition, and results of operations, general market conditions for financing activities by companies in its industry, and macro-economic and other conditions. If the Group cannot obtain sufficient capital on acceptable terms to meet its capital needs, the Group may not be able to execute its growth strategies, and the Group’s business, financial condition, and prospects may be materially and adversely affected.

Fluctuations in prices for recyclable waste materials the Group collects from its customers and the circular products that it sells to local and international end users, traders or overseas refiners may adversely affect the Group’s revenue, operating income, and cash flows.

The Group collects a variety of recyclable waste materials from its customers and processes and transforms them into circular products for sale to local and international end users, traders or overseas refiners, and the Group may directly or indirectly receive proceeds from its waste collection services and the sale of circular products. the Group’s results of operations may be affected by changing prices or market requirements for the recyclable waste materials and the circular products. The resale and purchase prices of, and market demand for, the circular products can be volatile because of changes in economic conditions and numerous other factors beyond the Group’s control. These fluctuations may affect the cost of and demand for the Group’s services and the Group’s future revenue, operating income, and cash flows. For example, a decline in oil prices would have an adverse effect on the Company’s revenue.

The Group is also exposed to inflationary pressures and rising interest rates which may adversely affect the selling price of its circular products. If this causes purchasing demand from the Group’s customers for its circular products to reduce, the selling price of certain of the Group’s circular products such as copper and zinc could drop and reduce its revenue. Inflation has also resulted in higher costs for the maintenance of the Group’s equipment, higher electricity and fuel costs and freight and payroll costs, which had an adverse impact on the Group’s operating profit and operating profit margin. Moreover, certain suppliers who are affected by supply chain inflationary pressures may decide to reduce their production and as a result the volume of industrial waste that is generated and supplied to the Group may be reduced. Similarly, following the general decline in the spending power of consumers, the Group’s waste disposal customers which are mainly semi-conductor companies with products that are used in mobile devices to cars may also decide to reduce their production which in turn would lead to lower volumes of waste being disposed to the Group. Although increasing the selling price of the Group’s circular products could mitigate the impact of inflation, competitive pressures may constrain the Group’s ability to fully recover any increased costs in this way. In addition, efforts to mitigate the effect of inflation through continuous investments in waste treatment processes and software developments to automate, streamline and improve the productivity of the Group’s business operations may not be sufficient.

The Group may not be able to enhance its existing recycling, reuse, disposal and waste treatment solutions and develop new solutions in a timely manner.

The Group’s future operating results will depend, to a significant extent, on its ability to continue to provide efficient and innovative recycling, reuse, disposal and waste treatment services that compare favorably with alternative services on the basis of cost, performance, and customer preferences. The Group’s success in maintaining and growing with its existing customers and attracting new customers depends on various factors, including the following:

●	innovative development of new services for customers;

●	maintenance of quality standards;

●	efficient and cost-effective services; and

●	utilization of advances in technology.

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The Group’s inability to enhance its existing services and develop new services on a timely basis could harm its operating results and impede its growth.

The Group’s revenues, earnings and cash flows will fluctuate based on changes in commodity prices, and commodity prices for circular products are particularly susceptible to volatility based on regulations and tariffs that affect its ability to export products.

Enforcement or implementation of foreign and domestic regulations can affect the Group’s ability to export its circular products. In 2017, the Chinese government announced bans on certain scrap materials and begun to enforce extremely restrictive quality and other requirements, which significantly reduced China’s import of recyclables. As of January 1, 2021, China ceased importing virtually all recyclables, including those exported by the Group. Many other markets, both domestic and foreign, have also tightened their quality expectations and limited or restricted the import of certain circular products.

Such trade restrictions have disrupted the global trade of recyclables, creating excess supply and decreasing recyclable commodity prices. The Group has been actively working to identify alternative markets for recycling commodities, but there may not be demand for all of the circular products it produces. The heightened quality requirements have been difficult for the industry to achieve and have driven up operating costs. As prices of circular products have fallen and operating costs have increased, the Group and other recyclers are passing cost increases through to waste collection customers.

Fluctuation in energy prices also affects the Group’s business, including recycling of plastics manufactured from petroleum products. Significant variations in the price of methane gas, electricity and other energy- related products can result in a corresponding significant impact to the Group’s revenue from yield from such operations. Any of the commodity prices to which the Group is subject may fluctuate substantially and without notice in the future.

Acute and chronic weather events, including those brought about by climate change, may limit the Group’s operations and increase the costs of collection, transfer, disposal, and other environmental services it provides.

The Group’s operations could be adversely impacted by extreme weather events, changing weather patterns, and rising mean temperature and sea levels, some of which the Group is already experiencing. The Intergovernmental Panel on Climate Change (“IPCC”), which includes more than 1,300 scientists from the United States and other countries, forecasts a temperature rise of 2.5° to 10° Fahrenheit over the next century. Changing weather patterns and rising temperatures are expected to result in more severe heat waves, fires, storms, and other extreme weather events. Any of these extreme weather events such as flash flooding in Singapore could significantly decrease the volume of waste material the Group collects from its waste disposal customers and suppliers of industrial waste as they may be required to temporarily cease or suspend their business activities, thereby reducing the volume of waste they generate. Other than the Group’s customers and suppliers, such adverse weather conditions may also result in the temporary suspension of the Group’s business operations, ability to utilize the Group’s normal commercial channels and supply chain, and the incursion of significant costs to repair its fixtures, equipment and property, all of which could significantly affect the Company’s operating results during those periods.

The Group’s businesses are subject to operational and safety risks.

Providing waste management, treatment and recycling services to the Group’s customers involves risks such as equipment defects, malfunctions and failures and natural disasters, which could potentially result in releases of hazardous materials, damage to or total loss of the Group’s property or assets, injury or death of the Group’s employees or a need to shut down or reduce operations of the Group’s facilities while remedial actions are undertaken. The Group’s employees and logistics providers, when necessary, often work under potentially hazardous conditions. These risks expose the Group to potential liability for pollution and other environmental damages, personal injury, loss of life, business interruption and property damage or destruction. The Group must also maintain a solid safety record in order to remain a preferred supplier to its major customers. While the Group seeks to minimize its exposure to such risks primarily through entering and maintaining various insurance policies in relation to the business, operations, employees and assets of ESA, such actions and insurance may not be adequate to cover all of the Group’s potential liabilities which could negatively impact its results of operations and cash flows.

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The Group’s insurance coverage and self-insurance reserves may be inadequate to cover all significant risk exposures, and increasing costs to maintain adequate coverage may significantly impact the Group’s financial condition and results of operations.

The Group carries a range of insurance policies intended to protect its assets and operations, including general liability insurance, property damage, business interruption and environmental risk insurance. While the Group endeavors to purchase insurance coverage appropriate to its risk assessment, it is unable to predict with certainty the frequency, nature or magnitude of claims for direct or consequential damages, and as a result the Group’s insurance program may not fully cover itself for losses it may incur.

As a result of a number of catastrophic weather and other events, insurance companies have incurred substantial losses and in many cases they have substantially reduced the nature and amount of insurance coverage available to the market, have broadened exclusions and/or have substantially increased the cost of such coverage. If this trend continues, the Group may not be able to maintain insurance of the types and coverage it desires at reasonable rates. A partially or completely uninsured claim against the Group (including liabilities associated with cleanup or remediation), if successful and of sufficient magnitude, could have a material adverse effect on the Group’s business, financial condition and results of operations. Any future difficulty in obtaining insurance could also impair the Group’s ability to secure future contracts, which may be conditional upon the availability of adequate insurance coverage. In addition, claims associated with risks for which the Group is to some extent self-insured (property, workers’ compensation, employee medical, comprehensive general liability and vehicle liability) may exceed the Group’s recorded reserves, which could negatively impact future earnings.

The Group may have environmental liabilities that are not covered by its insurance. Changes in insurance markets also may impact its financial results.

The Group may incur environmental liabilities arising from its operations or properties. The Group maintains high deductibles for its environmental liability insurance coverage. If the Group was to incur substantial liability for environmental damage, its insurance coverage may be inadequate to cover such liability. This could have a material adverse effect on the Group’s consolidated financial condition, results of operations and cash flows.

Also, due to the variable condition of the insurance market, the Group has experienced, and may experience in the future, increased insurance retention levels and increased premiums or unavailability of insurance. As the Group assumes more risk for insurance through higher retention levels, the Group may experience more variability in its insurance reserves and expense.

The Group depends on key personnel who would be difficult to replace, and its business will likely be harmed if it loses their services or cannot hire additional qualified personnel.

The Group’s success depends, to a significant extent, upon the continued services of its current management team and key personnel. The loss of one or more of its key executives or employees could have a material adverse effect on its business. The Group does not maintain “key person” insurance policies on the lives of any of its executives or any of its other employees. The Group employs all of its executives and key employees on an at-will basis, and their employment can be terminated by the Group or them at any time, for any reason, and without notice, subject, in certain cases, to severance payment rights.

The Group’s success also depends on its ability to attract, retain, and motivate additional skilled management personnel. The Group plans to continue to expand its work force to continue to enhance its business and operating results. The Group believes that there is significant competition for qualified personnel with the skills and knowledge that it requires. Many of the other companies with which the Group competes for qualified personnel have substantially greater financial and other resources than the Group does. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than those which the Group has to offer. If the Group is not able to retain its current key personnel or attract the necessary qualified key personnel to accomplish its business objectives, it may experience constraints that will significantly impede the achievement of its business objectives and its ability to pursue its business strategy. New hires require significant training and, in most cases, take significant time before they achieve full productivity. New employees may not become as productive as the Group expects, and the Group may be unable to hire or retain sufficient numbers of qualified individuals. If the Group’s recruiting, training, and retention efforts are not successful or do not generate a corresponding increase in revenue, the Group’s business will be harmed.

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General economic conditions can directly and adversely affect revenues for environmental services and the Group’s income from operations margins.

The Group’s business is directly affected by changes in national and general economic factors that are outside of the Group’s control, including consumer confidence, interest rates and access to global markets. A weak economy generally results in decreases in volumes of waste generated, which negatively impacts the ability to grow through new business or service upgrades, and may result in customer turnover and reduction in the waste service needs of the Group’s customers and the demand for circular products from end users, traders or overseas refiners. Consumer uncertainty and the loss of consumer confidence may also reduce the number and variety of services and/or circular products requested by customers. This decrease in demand can negatively impact commodity prices and the Group’s operating income and cash flows.

The Group could become involved in litigation matters that may be expensive and time consuming, and, if resolved adversely, could harm its business, financial condition, or results of operations.

Although the Group is not currently involved in any litigation matters, any such litigation to which it is a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or the Group may decide to settle lawsuits on similarly unfavorable terms. Any negative outcome could result in payments of substantial monetary damages or fines, or changes to the Group’s products or business practices, and accordingly the Group’s business, financial condition, or results of operations could be materially and adversely affected.

The Group could be required to make immediate repayment of certain of its outstanding debt with financial institutions.

As of December 31, 2022, the Group has certain borrowings with outstanding balances of approximately US$5.4 million classified as current liabilities, as the relevant loan agreements the Group entered into with the lenders provide them discretion to demand immediate repayment of the outstanding balances from us. In addition, as of the date of this registration statement, the Group had obtained waivers from the relevant lenders in relation to certain terms and conditions under the relevant loan agreements in connection with the closing of the Business Combination, except for Term Loan IV with an outstanding balance of approximately S$700,000 from the relevant bank (the “Relevant Bank”). On July 20, 2022, the Group had obtained a written consent from the Relevant Bank for, among other things, the undertaking of a proposed restructuring of the Group. Subsequently on January 17, 2023, the Group had requested a waiver from the Relevant Bank for the closing of the Business Combination. As of the date of this registration statement, the Group had not obtained the waiver or any notice from the Relevant Bank objecting, disagreeing to the matter or demanding any immediate repayment of Term Loan IV in connection with the closing of the Business Combination. In any event and as of the date of this registration statement, the Group has sufficient cash on hand to repay the outstanding balance of approximately S$700,000 under Term Loan IV, and such repayment would not have a material adverse effect on its business, results of operations and financial position.

Notwithstanding the above, the lenders could demand immediate repayment of the outstanding balances from the Group for the borrowings classified as current liabilities and it may be unable to repay, negotiate, extend or refinance the bank borrowings on favorable terms or at all, which may have a material adverse effect on its business, results of operations and financial position. If the Group fails to repay certain of the bank borrowings, some lenders could enforce their security interests under the relevant loan agreements and take possession of the Group’s leasehold land and buildings where it operates its business, thereby resulting in a material adverse effect on the Group’s business, results of operations and financial condition. See Note 18 to the Group’s financial statements for further information on the Group’s outstanding debt with financial institutions.

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The Group’s strategy includes an increasing dependence on technology in its operations. If any of its key technology fails, its business could be adversely affected.

The Group’s operations are increasingly dependent on technology. The Group’s information technology systems are critical to its ability to drive profitable growth, implement standardized processes and deliver a consistent customer experience. Problems with the operation of the information or communication technology systems it uses could adversely affect, or temporarily disable, all or a portion of the Group’s operations. Inabilities and delays in implementing new systems can also affect its ability to realize projected or expected revenue or cost savings. Further, any systems failures could impede its ability to timely collect and report financial results in accordance with applicable laws.

Emerging technologies represent risks, as well as opportunities, to the Group’s current business model. The costs associated with developing or investing in emerging technologies could require substantial capital and adversely affect the Group’s results of operations and cash flows. Delays in the development or implementation of such emerging technologies and difficulties in marketing new products or services based on emerging technologies could have similar negative impacts. The Group’s financial results may suffer if it is not able to develop or license emerging technologies, or if a competitor obtains exclusive rights to an emerging technology that disrupts the current methods used in the environmental services industry.

A cyber security incident could negatively impact the Group’s business and its relationships with customers.

The Group uses information technology, including computer and information networks, in substantially all aspects of its business operations. The Group also use mobile devices, social networking and other online activities to connect with its employees and its customers. Such uses give rise to cyber security risks, including security breach, espionage, system disruption, theft and inadvertent release of information. The Group’s business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including customers’ personal information, private information about employees, and financial and strategic information about the Group and its business partners. In connection with its strategy to grow through acquisitions and to pursue new initiatives that improve its operations and cost structure, the Group is also expanding and improving its information technologies, resulting in a larger technological presence and corresponding exposure to cyber security risk. If the Group fails to assess and identify cyber security risks associated with acquisitions and new initiatives, it may become increasingly vulnerable to such risks. Additionally, while the Group has implemented measures to prevent security breaches and cyber incidents, its preventive measures and incident response efforts may not be entirely effective. Also, the regulatory environment surrounding information security and privacy is increasingly demanding, with the frequent imposition of new and constantly changing requirements. This changing regulatory landscape may cause increasingly complex compliance challenges, which may increase the Group’s compliance costs. Any failure to comply with these changing security and privacy laws and regulations could result in significant penalties, fines, legal challenges and reputational harm. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with the Group’s information technology systems or the technology systems of third parties on which it relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage.

The Group may be subject to intellectual property claims that create uncertainty about ownership of technology essential to its business and divert its managerial and other resources.

The Group can provide no assurance that third parties will not claim infringement by it with respect to its current or future services, trademarks, or other proprietary rights. The Group’s success depends, in part, on its ability to protect its intellectual property and to operate without infringing the intellectual property rights of others in the process. There can be no assurance that any of its intellectual property will be adequately safeguarded or that it will not be challenged by third parties. The Group may be subject to intellectual property infringement claims that would be costly to defend, could limit its ability to use certain critical technologies, and may divert its technical and management personnel from their normal responsibilities. The Group may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could cause the Group to pay substantial damages, including treble damages, if it willfully infringes and also could increase the risk of its patent applications not being issued.

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Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of the Group’s confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments in the litigation. If these results are perceived to be negative, it could have an adverse effect on the Group’s business.

Changes in policies imposed by governments may impact on the availability and costs of employing non-Singapore workers.

The Group is dependent on non-Singapore workers for its business operations. The Group’s ability to meet its labor requirements for operational needs is subject to various factors, including changes in the labor policies of such foreign workers’ countries of origin or the policies imposed by Ministry of Manpower (“MOM”) in Singapore. The Group is therefore vulnerable to any shortage in the supply of foreign workers and any increase in the cost of foreign labor, the occurrence of which would adversely affect its business and financial performance.

Government policies affecting labor costs include, inter alia, the new progressive wage model (“PWM”) and foreign worker levies. Changes in these policies may lead to an increase in the Group’s labor costs which may result in its business, financial condition and results of operations being materially and adversely affected. The Group is subject to foreign worker levies for the foreign workers it hires. The Group paid foreign worker levies in the amount of US$97,703 and US$78,399 for the two fiscal years ended December 31, 2022 and 2021, respectively.

The foreign worker levies applicable to the Group will differ according to the percentage of the Group’s total workforce comprising of foreign workers. As of May 16, 2023, approximately 65.7% of the Group’s total workforce is comprised of foreign workers for whom it might have to pay such foreign worker levies. Further, the criteria for applying for certain foreign work permits will be tightened moving forward and there will be increase in foreign worker levies. There is no assurance that the Singapore Government will not further increase the levy rates in future, and if they do so, the Group may face a significant increase in labor costs.

In January 2022, the National Environment Agency (“NEA”) and MOM announced a new waste management PWM with a six (6) year schedule of sustained PWM wage increases from 2023 to 2028 and a mandatory annual PWM bonus for eligible workers from January 2024. Under the new PWM wage schedule, the monthly baseline wage of an entry-level waste collection crew worker is expected to increase from S$2,210 in 2023 to S$3,260 in 2028 or possibly sooner. The implementation of and revisions to the PWM has increased the Group’s labor costs and there is no assurance that the Singapore government will not revise the PWM to further increase the base salaries beyond 2028.

The Group is exposed to environmental liability.

The Group’s business operations are subject to environmental laws and regulations in Singapore, in particular on the disposal and treatment of industrial and toxic waste and obligations to protect public health and the environment. While the Group has not had any material non-compliance with applicable environmental laws and regulations to date, there is no assurance that it will continue to be in compliance with all the applicable laws and regulations, and the Group may incur additional costs in complying with such laws and regulations. Any violation of the relevant environmental laws and regulations may lead to substantial fines, costs for implementation of preventive or corrective measures, clean-up costs or even suspension of operations that could materially and adversely affect the Group’s business, operations, financial performance, financial condition, results of operations and/or prospects. Please refer to the section entitled “Regulations Applicable to the Group” of this registration statement for a summary of the relevant laws and regulations, including environmental laws and regulations, applicable to the Group’s business.

The Group is exposed to the risk of non-renewal, non-granting or suspension of its licenses, permits and accreditations that are required to operate its business.

The waste management industry in Singapore in which the Group operates in is highly regulated. The Group’s licenses and registrations are subject to periodic renewal by the relevant government authorities and are generally subject to a variety of conditions which are stipulated either within the licenses and registrations themselves, or under the particular laws and/or regulations issued by the competent authorities. Failure to comply with such conditions, laws or regulations could result in the revocation, non-renewal or downgrade of the relevant licenses, permits or accreditations and/or imposition of penalties. In such an event, the Group’s business and financial performance will be adversely affected.

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Developments in the social, political, regulatory and economic environment in the country where the Group operates, may have a material and adverse impact on the Group.

The Group’s business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in the country in which the Group operates. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. For example, all of the Group’s current operations are located in Singapore, and negative developments in Singapore’s socio-political environment may adversely affect the Group’s business, financial condition, results of operations and prospects.

Disruptions in the international trading environment may seriously decrease the Group’s international sales.

The success and profitability of the Group’s international activities depends on factors such as general economic conditions, labor conditions, political stability, macro-economic regulating measures, tax laws, import and export duties, transportation difficulties, fluctuation of local currency and foreign exchange controls of the countries in which the Group sells its services, as well as the political and economic relationships in Singapore where the Group sources waste materials and jurisdictions where the Group’s end users, traders or overseas refiners are located. As a result, the Group’s sales are vulnerable to disruptions in the international trading environment, including adverse changes in foreign government regulations, political unrest and international economic downturns. Any disruptions in the international trading environment may affect the demand for the Group’s products, which could impact its business, financial condition and results of operations.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in the Group’s profitability.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures, and the rate of growth is slowing down. The economy in Singapore and globally has experienced general increases in certain operating costs and expenses, such as employee compensation and office operating expenses, as a result of higher inflation. Average wages in Singapore are expected to continue to increase and the Group expects that its employee costs, including wages and employee benefits, will continue to increase. Unless the Group is able to control its employee costs or pass them on to its clients, the Group’s financial condition, and results of operations may be adversely affected.

As governments in Asia (and worldwide) take steps to address current inflationary pressures, there may be significant changes in the availability of bank credit, commercial reasonability of interest rates, limitations on loans, restrictions on currency conversions and foreign investment rules, thereby restricting the availability of credit and reducing economic growth. Inflation, actions that may be implemented to combat inflation and public speculation about any possible additional actions also may contribute materially to economic uncertainty in Asia (and worldwide) and accordingly weaken investor confidence, thus adversely impacting economic growth and causing decreased economic activity, which in turn could lead to a reduction in demand for the Group’s products and services, and consequently have a material adverse effect on the Group’s businesses, financial condition and results of operations. Conversely, more lenient government policies and interest rate decreases may trigger increases in inflation and, consequently, growth volatility and the need for sudden and significant interest rate increases, which could negatively affect the Group’s business. There also may be imposition of price controls. If prices for the Group’s waste disposal services and/or circular products rise at a rate that is insufficient to compensate for the rise in the costs of supplies and operations, it may have an adverse effect on the Group’s profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.

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Cayman Islands economic substance requirements may have an effect on the Group’s business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (As Revised) of the Cayman Islands (“ES Act”) that came into force on 1 January 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, it is not required to satisfy the economic substance test set out in the ES Act.

Risks Relating to our Securities

Currently, our Ordinary Shares and Warrants are listed on Nasdaq Global Market. However, there may not be enough liquidity in such market to enable shareholders to sell their securities.

Currently, our Ordinary Shares and Warrants are listed on Nasdaq Global Market. If a public market for our securities does not develop, investors may not be able to re-sell their Ordinary Shares or Warrants, rendering their shares illiquid and possibly resulting in a complete loss of their investment. We cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. The trading price of and demand for the Ordinary Shares and the development and continued existence of a market and favorable price for the Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results, and prospects of the Group, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings, and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Ordinary Shares of the Group to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Ordinary Shares. Many of these factors and conditions are beyond the control of the Group or the shareholders.

We do not anticipate that it will pay dividends on our Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of Ordinary Shares.

We intend to retain any earnings to finance the operation and expansion of its business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, in the future we may enter into agreements that prohibit or restrict its ability to declare or pay dividends on our Ordinary Shares. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of such shares increases.

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated under the laws of the Cayman Islands. The Group conducts most of its operations in Singapore and substantially all of its operations outside of the United States. Substantially all of the Group’s assets are located outside of the United States. In addition, all of our senior executive officers reside outside the United States. Substantially all of the assets of these persons are located outside the United States. As of the date of this registration statement, there are no officers, directors, or director nominees residing in China or Hong Kong, except for Lim Boon Yew Gary, who is one of our independent directors and resides in Hong Kong. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money; (2) made by a court of competent jurisdiction over the parties and the subject matter; (3) between the same parties on an identical issue; (4) final and conclusive on the merits; and (5) not impeachable according to the rules on conflicts of laws of Hong Kong. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; or (c) its enforcement or recognition would be contrary to the public policy of Hong Kong. It will be costlier and more time-consuming for the investors to effect service of process outside the United States, or to enforce judgments obtained from the U.S. courts in the courts of the jurisdictions where our directors and officers reside. For example, to enforce a foreign judgment in Hong Kong, the applicant will be required to apply to the Hong Kong High Court to enforce a foreign judgment (the “Application”) for which the applicant will be required to (i) engage a local counsel to facilitate or prepare the Application; and (ii) go through the standard litigation process to sue on the judgment as a debt. In addition, a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may also not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside.

Furthermore, as of the date of this registration statement, most of officers, directors, or director nominees reside in Singapore. It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may be enforced as a debt in the Singapore courts under the common law as long as it is (i) from a court of competent jurisdiction in the United States and (ii) final and conclusive on the merits under the laws of the United States. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore, and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Comparison of Stockholders’ Rights — Enforceability of Civil Liabilities under the U.S. Securities Laws.”

Our share price may be volatile and could decline substantially.

The market price of our Ordinary Shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the same industry;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other waste management companies;

●	announcements by us or our competitors of new products and services, expansions, investments, acquisitions, strategic partnerships, or joint ventures;

●	mergers or other business combinations;

●	additions and departures of key personnel and senior management;

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●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of our Ordinary Shares in the public market;

●	the release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Singaporean economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities have been volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our Ordinary Shares.

The sale or availability for sale of substantial amounts of Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of the Ordinary Shares and could materially impair ESGL’s ability to raise capital through equity offerings in the future. The Ordinary Shares being registered pursuant to this registration statement will be freely tradable without restriction or further registration under the Securities Act after this registration statement becomes effective. In connection with the Business Combination, certain Selling Shareholders have agreed, subject to certain exceptions, not to sell any Ordinary Shares for 180 days after the closing of the Business Combination without the prior written consent of ESGL.

In addition, ESGL is not restricted from issuing additional Ordinary Shares in the future, including securities convertible into, or exchangeable or exercisable for, its ordinary shares. ESGL’s issuance of such additional Ordinary Shares in the future will dilute the ownership interests of its then existing shareholders. ESGL may also raise capital through equity financings in the future. As part of ESGL’s business strategy, ESGL may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Ordinary Shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our Ordinary Shares price and trading volume could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price for our Ordinary Shares would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us, demand for our Ordinary Shares could decrease, which might cause the share price and trading volume to decline.

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Our Amended and Restated Memorandum and Articles of Association contains anti-takeover provisions that could have a material adverse effect on the rights of holders of the Ordinary Shares.

The Amended and Restated Memorandum and Articles of Association contains provisions to limit the ability of others to acquire control of us or cause us to engage in change of control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third-parties from seeking to obtain control of us in a tender offer or similar transaction. For example, our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights associated with our Ordinary Shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the Ordinary Shares may fall and the voting and other rights of the holders of the Ordinary Shares may be materially and adversely affected.

If the benefits of the Business Combination do not meet the expectations of financial or industry analysts, the market price of our securities may decline.

The market price of our securities may decline as a result of the Business Combination if:

●	we do not achieve the perceived benefits of the Business Combination as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	the effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of declining share prices.

The market price of our equity securities may be volatile, and your investment could suffer or decline in value.

The stock markets, including the Nasdaq, on which certain of our securities are listed, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Ordinary Shares and our warrants, the market price of the Ordinary Shares and our warrants may be volatile and could decline significantly. Given the recent price volatility of our Ordinary Shares and relative lack of liquidity in our stock, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants. In addition, the trading volume in the Ordinary Shares and our warrants may fluctuate and cause significant price variations to occur. ESGL cannot assure you that the market price of the Ordinary Shares and our Warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the Selling Shareholders generally purchased the securities being registered for resale hereunder at prices that are lower than the current market prices for such securities and, accordingly, may be or are incentivized to sell them under the registration statement of which this prospectus is a part (for example, the Sponsor acquired its shares underlying the Private Units for $10.00 per unit and received its Private Warrants for no additional consideration; the Sponsor and directors and officers of GUCC acquired GUCC Class A common stock at the price of approximately $0.011 per share; and the Sellers under the Forward Purchase Agreement acquired their Ordinary Shares in market or negotiated transactions (except for the 550,000 Additional Shares issued to ACM ARRT K LLC and 1,268,085 Additional Shares issued to Vellar Opportunities Fund Master, Ltd. for no consideration under the agreement, but recouped most of their purchase price directly from the trust account at the closing of the Business Combination);

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●	the Selling Shareholders may be incentivized to sell their securities even if the prevailing trading price of such securities is at or significantly below the GUCC IPO price, because the prices at which they acquired their shares may be lower than prevailing market prices and/or the prices at which public investors purchased our securities in the open market, and therefore such Selling Shareholders may generate positive rates of return on their investment that would not be available to public shareholders that acquired their ESGL securities at higher prices. For example, based on the closing price of our Ordinary Shares of $0.90 per share as of September 13, 2023, (i) the Sellers under the Forward Purchase Agreement would experience potential profits to the extent they terminate their shares, in certain circumstances, above the Reset Price (as defined under the Forward Purchase Agreement, which was approximately $10.8055 as of August 3, 2023), and (ii) the Sponsor would experience a potential profit of up to approximately $0.887 per share with respect to sales of the Ordinary Shares received in consideration of Founder Shares;

●	the Ordinary Shares (including the shares underlying warrants) being offered under this prospectus represent approximately 71% of Ordinary Shares outstanding as of September 14, 2023 (not including shares underlying warrants), and sales of a significant number of such shares could materially adversely affect the trading prices of our securities;

●	the realization of any of the risk factors presented in this prospectus;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, earnings, results of operations, level of indebtedness, liquidity or financial condition;

●	failure to comply with the requirements of Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	variance in our financial performance from the expectations of market analysts;

●	announcements by us or our competitors of significant business developments, changes in service provider relationships, acquisitions or expansion plans;

●	changes in the prices of our products and services;

●	commencement of, or involvement in, litigation involving us;

●	future issuances, sales, repurchases or anticipated issuances, sales, resales or repurchases, of our securities including due to the expiration of contractual lock-up agreements;

●	publication of research reports about us;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to us;

●	market conditions in our industry;

●	changes in key personnel;

●	speculation in the press or investment community;

●	changes in the estimation of the future size and growth rate of our markets;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	actual, potential or perceived control, accounting or reporting problems;

●	changes in accounting principles, policies and guidelines; and

●	other events or factors, including those resulting from infectious diseases, health epidemics and pandemics, natural disasters, war, acts of terrorism or responses to these events.

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In the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation has often been instituted against that company. If we were to be involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted, which would have a material adverse effect on us.

Risks Relating to Operating as a Public Company

ESGL’s management team has limited experience managing a public company.

The members of ESGL’s management team have limited or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. There are significant obligations it is subject to relating to reporting, procedures and internal controls after ESGL becomes a publicly-traded company. These new obligations and scrutiny will require significant attention from management and could divert their attention away from the day-to-day management of the Group’s business, which could adversely affect its business, financial condition and operating results.

If ESGL fails to implement and maintain an effective system of internal controls to remediate its material weaknesses over financial reporting, ESGL may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of Ordinary Shares may be materially and adversely affected.

ESGL is subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that ESGL include a report from management on the effectiveness of ESGL’s internal controls over financial reporting in ESGL’s annual report on Form 20-F beginning with ESGL’s annual report in ESGL’s second annual report on Form 20-F after becoming a public company. In addition, once ESGL ceases to be an “emerging growth company” as such term is defined in the JOBS Act, ESGL’s independent registered public accounting firm must attest to and report on the effectiveness of ESGL’s internal controls over financial reporting. Moreover, even if ESGL’s management concludes that ESGL’s internal controls over financial reporting is effective, ESGL’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with ESGL’s internal controls or the level at which ESGL’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from ESGL. In addition, ESGL’s reporting obligations may place a significant strain on ESGL’s management, operational and financial resources and systems for the foreseeable future. ESGL may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing ESGL’s internal control procedures, in order to satisfy the requirements of Section 404, ESGL may identify weaknesses and deficiencies in ESGL’s internal control over financial reporting. If ESGL fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, ESGL may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if ESGL fails to achieve and maintain an effective internal control environment, it could result in material misstatements in ESGL’s financial statements and could also impair ESGL’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, ESGL’s businesses, financial condition, results of operations and prospects, as well as the trading price of the ordinary shares, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose ESGL to increased risk of fraud or misuse of corporate assets and subject ESGL to potential delisting from the stock exchange on which ESGL lists, regulatory investigations and civil or criminal sanctions. ESGL’ may also be required to restate its financial statements from prior periods. ESGL will incur increased costs as a result of being a public company.

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ESGL is a public company and expects to incur significant legal, accounting, and other expenses. For example, as a result of becoming a public company, ESGL needs to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for it to obtain director and officer liability insurance, and ESGL may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, ESGL will incur additional costs associated with its public company reporting requirements. It may also be more difficult for ESGL to find qualified persons to serve on its Board of Directors or as executive officers.

After ESGL is no longer an “emerging growth company,” ESGL may incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

If ESGL ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, ESGL will be exempt from the rules under the Exchange Act prescribing the furnishing and content of registration statement, and its officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. ESGL currently prepares its financial statements in accordance with IFRS. ESGL will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as the Company’s financial statements are prepared in accordance with IFRS as issued by the IASB. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because ESGL is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

ESGL’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of ESGL’s home country of Cayman Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of ESGL, it is possible that fewer board members will be exercising independent judgment and the level of board oversight of the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. ESGL, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that ESGL’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a foreign private issuer, ESGL is exempt from certain corporate governance standards applicable to US domestic issuers, if ESGL cannot continue to satisfy, the continued listing requirements and other rules of Nasdaq, ESGL’s securities may not be listed or may be delisted, which could negatively affect the price of its securities and your ability to sell them.

ESGL’s securities currently list on Nasdaq. ESGL cannot assure you that it will be able to meet those initial listing requirements at that time. Even if ESGL’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

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In addition, in order to maintain its listing on Nasdaq, ESGL is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if ESGL initially meets the listing requirements and other applicable rules of Nasdaq, ESGL may not be able to continue to satisfy these requirements and applicable rules. If ESGL is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq subsequently delists its securities from trading, ESGL could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that the Ordinary Shares are a “penny stock,” which will require brokers trading in the Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against ESGL’s directors, actions by ESGL’s minority shareholders and the fiduciary duties of ESGL’s directors to ESGL under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of ESGL’s shareholders and the fiduciary duties of ESGL’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against ESGL or ESGL’s directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against ESGL or ESGL’s directors or officers predicated upon the securities laws of the United States or any state in the United States. It may be difficult or impossible for you to bring an action against ESGL or against these individuals in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against ESGL’s assets or the assets of ESGL’s directors and officers.

Shareholders of Cayman Islands exempted companies like ESGL have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. ESGL’s directors have discretion under our Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

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As a result of all of the above, ESGL’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by ESGL’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

ESGL may be a “passive foreign investment company,” or “PFIC”, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material U.S. Federal Income Tax Considerations for U.S. Holders”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

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USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $103,526,806.50 from the exercise of the outstanding Warrants (each of which is generally exercisable for $11.50 per share), assuming the exercise in full of all such Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of the warrants. To the extent that Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease, potentially to zero. Further, given the recent price volatility of our Ordinary Shares and relative lack of liquidity in our stock, there is no certainty that Warrant holders will exercise their Warrants and, accordingly, we may not receive any proceeds in relation to our outstanding Warrants.

We expect to use the net proceeds received from the Sellers from the exercise of the Warrants, if any, for general corporate purposes, which may include funding working capital requirements, capital expenditures, acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Plan of Distribution” elsewhere in this prospectus for more information.

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MARKET PRICE OF OUR SECURITIES

Our Ordinary Shares and Public Warrants (which will include the Private Warrants upon their resale pursuant to an effective registration statement or Rule 144 under the Securities Act) began trading on the Nasdaq under the symbols “ESGL” and “ESGLW,” respectively, on August 4, 2023. On September 15, 2023, the closing sale prices of our Ordinary Shares and Public Warrants were $0.85 and $0.025, respectively. As of September 18, 2023, there were approximately 31 holders of record of our Ordinary Shares and two holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

Description of the Business Combination and Related Transactions

Business Combination

On August 2, 2023, Genesis Unicorn Capital Corp. (“GUCC”), ESGL Holdings Limited (“ESGL”), a Cayman Islands exempted company, ESGH Merger Sub Corp. (“Merger Sub”), a Cayman Islands exempted company and wholly-owned subsidiary of ESGL, and Environmental Solutions Group Holdings Limited (“ESGH”), a Cayman Islands exempted company, closed on a business combination transaction (“Business Combination”) pursuant to that certain Merger Agreement, dated as of November 29, 2022 (the “Merger Agreement”). Upon the closing of the transactions contemplated by the Merger Agreement on August 2, 2023, (a) GUCC merged with and into ESGL (the “Reincorporation Merger”), with ESGL surviving the Reincorporation Merger, and (b) Merger Sub merged with and into ESGH (the “Acquisition Merger”), with ESGH surviving the Acquisition Merger as a direct wholly owned subsidiary of ESGL. The Business Combination was approved at a special meeting of GUCC stockholders on July 26, 2023. The combined company is named ESGL Holdings Limited and its new ticker symbol is “ESGL” commencing with trading on August 4, 2023 listed on a stock exchange in the United States.

In connection with the stockholders’ votes through the closing of the Business Combination, a total of 7,100,902 Ordinary Shares were tendered for redemption, such that a total of $75,097,485 was paid to the redeeming stockholders from the Trust Account. After the redemptions and at the closing of the Business Combination, a total of 1,524,098 Ordinary Shares were reclassified to permanent equity.

Forward Purchase Agreement

On July 27, 2023, GUCC, ESGL, and ESGH entered into an agreement (“Forward Purchase Agreement”) with Vellar Opportunities Fund Master, Ltd. (“Vellar”) for an OTC Equity Prepaid Forward Transaction. On the same date as the execution of the Forward Purchase Agreement, Vellar assigned and novated 50% of its rights and obligations under the Forward Purchase Agreement to ACM ARRT K LLC (“ARRT”, together with Vellar, the “Sellers”). Following the assignment and novation, the rights and obligations of each Seller under its Forward Purchase Agreement were and are separate and distinct from the those of the other Seller, with each Seller acting independently of the other, without reference to or knowledge of the other Seller’s actions or inactions.

The primary purpose of entering into the Forward Purchase Agreement was to provide cash to ESGL following the closing of the Business Combination (the “Closing”). For purposes of the Forward Purchase Agreement, GUCC is referred to as the “Counterparty” prior to the Closing, while ESGL is referred to as the “Counterparty” after the Closing. Capitalized terms used, but not otherwise defined, in this subsection entitled “Forward Purchase Agreement” shall have the meanings ascribed to such terms in the Forward Purchase Agreement filed as Exhibit 10.3 to this registration statement.

Pursuant to the terms of the Forward Purchase Agreement, each Seller intended, but was not obligated, to purchase up to 2,200,000 shares (the “Maximum Number of Shares”) of GUCC Class A common stock, or 4,400,000 in total. The Sellers made their purchases after the expiration of the redemption deadline for holders to redeem shares in connection with the Business Combination, in brokered transactions in the open market, typically from holders that had elected to redeem their shares. In aggregate, Vellar purchased 931,915 shares, and ARRT 500,000 shares of GUCC Class A common stock (the “Recycled Shares”). In connection with these purchases, the Sellers revoked any redemption elections.

The Forward Purchase Agreement provides that each Seller be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the number of Recycled Shares set forth in a Pricing Date Notice delivered by that Seller and (ii) the redemption price paid by GUCC at Closing to holders of its common stock who exercised their redemption rights in connection with the Business Combination (the “Initial Price”). Following the Closing, GUCC paid the Prepayment Amounts of $10,141,403.28 to Vellar and $5,427,750.00 to ARRT directly from the Counterparty’s trust account maintained by Continental Stock Transfer and Trust Company

The Forward Purchase Agreement grants each Seller the right to purchase from us additional shares (the “Additional Shares”) up to an amount equal to the difference between the number of Recycled Shares for such Seller and 2,200,000 shares (which is the maximum number of shares for each Seller). On August 14, 2023, Vellar delivered a Pricing Date Notice to ESGL for 1,268,085 Additional Shares, which were issued by ESGL effective as of that date. On August 4, 2023, ARRT delivered a Pricing Date Notice to ESGL for 550,000 Additional Shares, which were issued by ESGL effective as of that date. The sum of the Recycled Shares and the Additional Shares under the Forward Purchase Agreement is referred to as the “Number of Shares.”

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From time to time and on any date following the Closing (any such date, an “OET Date”), each Seller may, in its absolute discretion, terminate the Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”) that specifies the number of shares for which the Forward Purchase Agreement will be terminated (such quantity, the “Terminated Shares”). The effect of an OET Notice will be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller delivering the OET Notice, equal to the product of (x) the number of Terminated Shares and (y) the reset price as of the OET Date. The reset price will initially be the Initial Price, but is subject to reduction in the event that the Counterparty issues Ordinary Shares or securities convertible into or exchangeable or executable for Ordinary Shares at a price that is less than the reset price, subject to certain exceptions.

The valuation date (the “Valuation Date”) for each Forward Purchase Agreement will be the earliest to occur of (a) the date that is 24 months after the Closing, (b) the date specified by the Seller in a written notice to be delivered to the Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, or (y) a Registration Failure and (c) the date specified by the Seller in a written notice to be delivered to Counterparty at the Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective).

In connection with the occurrence of the Valuation Date, each Seller will pay to the Counterparty an amount in cash based on the value of the Ordinary Shares over a Valuation Period (the “Settlement Amount”). The Valuation Period begins on the business day after the Valuation Date and ends on the date on which the number of shares traded over the Valuation Period equals ten times the Number of Shares. The Seller will pay the Settlement Amount on the Cash Settlement Payment Date, which is the 30th business day immediately following the last day of the Valuation Period.

The determination of the Settlement Amount depends upon the trigger for the Valuation Date. In the event the Valuation Date is determined by Seller delivering to Counterparty written notice at its sole discretion, the Settlement Amount will equal (1) the Number of Shares as of the Valuation Date multiplied by (2) the closing price of the Shares on the immediately preceding trading day. In all other cases, the Settlement Amount will equal (1) the Number of Shares as of the Valuation Date that are registered for resale under an effective Registration Statement or may be transferred without any restrictions (including the current public information requirement or the volume and manner of sale limitations under Rule 144 under the Securities Act) multiplied by the average of the daily VWAP Price over the Valuation Period less (2) the Settlement Amount Adjustment. The Settlement Amount Adjustment is equal to the product of (1) (a) the Maximum Number of Shares less (b) any Terminated Shares as of the Valuation Date, multiplied by (2) $2.00.

On one occasion, during the period beginning 30 days after the Closing Date and ending on the Valuation Date, Counterparty may request in writing that each Seller provide it with additional funding of up to $1,000,000 (for an aggregate of $2,000,000), subject to the terms of the Forward Purchase Agreement (the “Additional Funds”). If a Seller provides Additional Funds to Counterparty, that Seller may deliver to Counterparty a Number of Shares Adjustment Notice, the effect of which is to reduce the Number of Shares by the number of shares specified in that notice with aggregate proceeds equal to the Additional Funds the Seller provided.

Each Seller agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination and agreed not to vote the shares it purchases pursuant to the Forward Purchase Agreement in favor of the Business Combination. Each Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

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Waiver Agreement

On July 26, 2023, the parties to the Merger Agreement entered into a waiver agreement (the “Waiver Agreement”) pursuant to which each of Parent, Merger Sub and Purchaser waives the closing condition contained in Section 10.2 of the Merger Agreement that the Company shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company at or prior to the Closing Date in so far as they relate to the Company’s New Developments (as defined below) (and shall not extend to any other event, circumstance or instance), and (b) each of Parent, Merger Sub, Purchaser, the Company and the Shareholder Representative waives the requirement that the Holdback Amount reduces the Per Share Merger Consideration Amount payable to the Company Shareholders at Closing. In connection with the foregoing waivers, each of Parent, Merger Sub, Purchaser, the Company and the Shareholder Representative acknowledges and agrees that the Merger Consideration will not be adjusted in respect of Working Capital pursuant to Sections 4.1 or 4.3 of the Merger Agreement. The “Company’s New Developments” is defined as the following: (i) the Company is unable to deliver to the Parent Parties a good faith calculation of the Company’s Estimated Working Capital at least three (3) Business Days prior to the Closing Date; and (ii) the Company has requested that the Per Share Merger Consideration Amount payable to the Company Shareholders shall not be reduced by the Holdback Amount of $3,750,000 for purposes of calculating the Per Share Merger Consideration at Closing.

Introduction

The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed combined statement of financial position as of December 31, 2022 gives pro forma effect to the Business Combination and related transactions as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2022 give pro forma effect to the Business Combination and related transactions as if they had occurred as of January 1, 2022.

This information should be read together with the historical financial statements and related notes of ESGH and GUCC, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The unaudited pro forma combined balance sheet as of December 31, 2022 has been prepared using the following:

●	ESGH’s historical audited consolidated statement of financial position as of December 31, 2022, as included elsewhere in this prospectus; and
●	GUCC’s historical audited balance sheet as of December 31, 2022, as included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using the following:

●	ESGH’s historical audited consolidated statement of profit or loss for the year ended December 31, 2022, as included elsewhere in this prospectus; and
●	GUCC’s historical audited statement of operations for the year ended December 31, 2022, as included elsewhere in this prospectus.

Accounting for the Business Combination

GUCC will be treated as the acquired company for accounting purposes, whereas ESGH will be treated as the accounting acquirer. Because GUCC does not meet the accounting definition of a business, the Business Combination will be treated as the equivalent of ESGH issuing stock for the net assets of GUCC, accompanied by a recapitalization. The net assets of ESGH will be stated at historical cost, with no goodwill or other intangible assets recorded, and the historical results of operations prior to the Business Combination will be those of ESGH .. ESGH has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	After the Acquisition Closing, persons affiliated with ESGH control a majority of the Combined Company’s board of directors;
●	ESGH shareholders have the largest voting interest;
●	ESGH is the largest entity based on the entity’s operations and number of employees;
●	ESGH’s operations prior to the Business Combination will comprise the ongoing operations of the Combined Company; and
●	ESGH’s existing executive officers and senior management team comprise the executive officers and senior management team of the Combined Company.

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The Business Combination, which is not within the scope of IFRS 3 (Business Combination) since GUCC does not meet the definition of a business in accordance with IFRS 3 (Business Combination), is accounted for within the scope of IFRS 2 (Share-Based Payment). Any excess of fair value of the consideration shares issued over the fair value of GUCC’s identifiable net assets acquired represents a listing fee for the service of a stock exchange listing for its shares and is expensed as incurred.

Basis of Pro Forma Presentation

The historical financial statements of ESGH have been prepared in accordance with IFRS and in its presentation currency of U.S. Dollars. The historical financial statements of GUCC have been prepared in accordance with U.S. GAAP in its presentation currency of U.S. Dollars. The historical financial information of GUCC has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited condensed combined pro forma financial information, which included the only adjustment to reclassify the carrying value of GUCC’s Class A Common Stock subject to possible redemption, classified as mezzanine equity under U.S. GAAP, to non-current liabilities under IFRS. IFRS differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the prior pro forma adjustment criteria with a revised approach to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements. GUCC and ESGH have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of ESGL. In the opinion of management, all necessary adjustments to the unaudited pro forma condensed combined financial statements have been made. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments are based on information currently available and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, are based on preliminary estimates and may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Capitalization

The following summarizes the pro forma ESGL shares issued and outstanding immediately after the Business Combination, excluding shares issuable upon exercise of options and warrants.

	Actual Redemptions
	Shares	%
ESGL ordinary shares owned by GUCC public stockholders	92,183	0.7%
ESGL ordinary shares owned by GUCC Sponsor	2,533,581	20.0%
ESGL ordinary shares owned by GUCC underwriter	43,125	0.3%
ESGL ordinary shares owned by Vellar and ARRT in connection with Forward Purchase Agreement	3,250,000	25.6%
Issuance of ESGL ordinary shares to ESGH shareholders in connection with Business Combination	6,764,150	53.4%
	12,683,039	100.0%

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 6,764,150 Ordinary Shares issued to ESGH shareholders in connection with the Merger Agreement.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2022

(in US Dollars)

				Actual Redemptions
	ESGL (Historical)	GUCC (Historical)	IFRS Conversion and Presentation Adjustments	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C	Note D
ASSETS
Current assets
Cash and cash equivalents	$252,399	$98,254	$-	$(1,857,623)	(c)(d)(j)	$(1,506,970)
Trade and other receivables	815,128	-	-	15,569,153	(c)	16,384,281
Prepaid expenses - current	-	157,134	-	-		157,134
Inventories	221,151	-	-	-		221,151
Total current assets	1,288,678	255,388	-	13,711,530		15,255,596
Noncurrent assets
Prepaid expenses - noncurrent	-	19,007	-	-		19,007
Property, plant and equipment, net	22,493,283	-	-	-		22,493,283
Intangible assets, net	1,845,912	-	-	-		1,845,912
Investments held in Trust Account	-	88,824,794	-	(88,824,794)	(a)(b)(c)	-
Total noncurrent assets	24,339,195	88,843,801	-	(88,824,794)		24,358,202
Total assets	$25,627,873	$89,099,189	$-	$(75,113,264)		$39,613,798

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	$4,285,345	$-	$-	$-		$4,285,345
Lease liabilities	185,764	-	-	-		185,764
Borrowings	5,427,538	-	-	-		5,427,538
Accounts payable	-	23,474	-	-		23,474
Accrued expenses		448,172	-	-		448,172
Accrued expenses - related party	-	10,000	-	-		10,000
Franchise tax payable	-	200,000	-	-		200,000
Income tax payable		227,000	-	-		227,000
Promissory note - related party		250,000	-	-		250,000
Total current liabilities	9,898,647	1,158,646	-	-		11,057,293
Noncurrent liabilities
Lease liabilities	2,071,571	-	-	-		2,071,571
Borrowings	371,103	-	88,297,794	(88,297,794)	(a)(b)(f)	371,103
Deferred tax liabilities	163,000	-	-	-		163,000
Deferred underwriting fee payable	-	2,803,125	-	(2,803,125)	(d)	-
Total noncurrent liabilities	2,605,674	2,803,125	88,297,794	(91,100,919)		2,605,674
Total liabilities	12,504,321	3,961,771	88,297,794	(91,100,919)		13,662,967

Class A common stock subject to possible redemption; 8,625,000 shares at redemption value of $10.24 per share	-	88,297,794	(88,297,794)	-		-

Equity
Preferred stock	-	-	-	-		-
Share capital	10,000	-	-	(10,000)	(h)	-
Class A common stock	-	42	-	(42)	(e)(f)(g)(i)	-
Class B common stock	-	216	-	(216)	(g)	-
PubCo ordinary shares	-	-	-	127	(i)(j)	127
Other reserves	3,422,799	-	-	37,494,208	(e)(f)(h)(i)(j)	40,917,007
Exchange reserves	(460,481)	-	-	-		(460,481)
Revaluation surplus	15,157,824	-	-	-		15,157,824
Accumulated losses	(5,006,590)	(3,160,634)	-	(21,496,422)	(e)(h)	(29,663,646)
Total equity (deficit)	13,123,552	(3,160,376)	-	15,987,655		25,950,831
Total liabilities and equity	$25,627,873	$89,099,189	$-	$(75,113,264)		$39,613,798

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in US Dollars)

			Actual Redemptions
	ESGL (Historical)	GUCC (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C

Revenue	$4,992,034	$-	$-		$4,992,034
Other income	396,373	-	-		396,373
Investment income earned on investments held in Trust Account	-	1,281,044	(1,281,044)	(a)	-
Cost of inventory	(1,093,194)	-	-		(1,093,194)
Logistics costs	(689,762)	-	-		(689,762)
Depreciation of property, plant, and equipment	(1,661,403)	-	-		(1,661,403)
Amortization of intangible assets	(638,849)	-	-		(638,849)
Employee benefits expense	(933,124)	-	(113,409)	(d)	(1,046,533)
Finance expense	(246,359)	-	-		(246,359)
Other operating expenses	(2,509,528)	(1,369,689)	(24,657,056)	(b)	(28,536,273)
Franchise tax expense	-	(204,153)	-		(204,153)
Loss before income tax	(2,383,812)	(292,798)	(26,051,509)		(28,728,119)
Income tax expense	(8,000)	(227,000)	-		(235,000)
Net loss	$(2,391,812)	$(519,798)	$(26,051,509)		$(28,963,119)

Basic and diluted net loss per share, Class A common stock	-	$(0.05)	-		-
Basic and diluted weighted average shares outstanding, Class A common stock	-	7,855,917	-		-
Basic and diluted net loss per share, Class B common stock	-	$(0.05)	-		-
Basic and diluted weighted average shares outstanding, Class B common stock	-	2,119,263	-		-
Basic and diluted net loss per share, PubCo common stock	-	-	-		$(2.28)
Basic and diluted weighted average shares outstanding, PubCo common stock	-	-	12,683,039	(c)	12,683,039

See accompanying notes to the unaudited pro forma condensed combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Pro Forma Adjustments

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Unaudited Pro Forma Condensed Combined Statement of Financial Position – As of December 31, 2022

Note A	Derived from the historical audited consolidated statement of financial position of ESGH as of December 31, 2022.
Note B	Derived from the historical audited balance sheet of GUCC as of December 31, 2022.
Note C	IFRS Conversion and Presentation Adjustments - To reclassify the carrying value of GUCC’s Class A Common Stock subject to possible redemption, originally classified as mezzanine equity under U.S. GAAP, to non-current liabilities under IFRS.
Note D -	Transaction Accounting Adjustments

(a)	To record the actual redemption of 7,100,902 Ordinary Shares, such that a total of $75,097,485 was paid to the redeeming stockholders from the Trust Account. After the redemptions, a total of 1,524,098 Ordinary Shares were reclassified to permanent equity at the closing of the Business Combination.
(b)	To record $1,960,944 deposited into the Trust Account as a result of GUCC’s exercise on each of February 17, 2023, March 17, 2023, April 17, 2023, May 17, 2023, June 17, 2023 and July 17, 2023 of its option to extend the term by which GUCC had to consummate a business combination from February 17, 2023 to August 17, 2023.
(c)	To record the transfer of the Prepayment Amount of $15,569,153 to ARRT and Vellar from the Trust Account for their purchase of 1,431,915 shares of GUCC Class A common stock pursuant to the Forward Purchase Agreement and to record the transfer of the remaining $119,100 in the Trust Account to cash and cash equivalents.
(d)	To reflect the payment of GUCC’s deferred underwriting fee of $2,803,125 incurred in connection with the GUCC initial public offering, which is payable upon completion of the Business Combination. The assumed payment has been recorded as a reduction of cash and deferred underwriting fee payable.
(e)	To record the cost of the ESGH share listing fee. As described in “Accounting for the Business Combination” above, ESGH was determined to be the accounting acquirer and GUCC is not considered to be a business under IFRS 3. Therefore, the Business Combination will be accounted for as the equivalent of ESGH issuing shares at the closing of the Business Combination for the net assets of GUCC as of the closing date, accompanied by a recapitalization. This deemed issuance of 6,764,150 shares (7,500,000 shares less adjustments stipulated in the Merger Agreement) by ESGL, in effect, was an equity-settled share-based payment transaction in accordance with IFRS 2 (Share-based Payment) whereby ESGH received the net assets of GUCC together with the listing status of GUCC. The quantity of shares was determined using a formula pursuant to the Merger Agreement. The fair value of ESGH shares deemed to be issued in excess of the fair value of identifiable net assets of GUCC represents a service received by ESGH for the listing of shares in accordance with IFRS 2. The fair values in the table below are preliminary. As shown in the table below, the cost of the services, which is a non-cash expense, is preliminarily estimated to be $24.7 million.

		Actual Redemptions
	Per Share Value	Shares	Fair Value
	(As of August 2, 2023)
GUCC public stockholders	$8.4400	1,524,098	$12,863,387
GUCC Sponsor Class A shares	$8.4400	2,576,706	21,747,399
GUCC public warrants	$0.0630	8,625,000	543,375
GUCC private warrants	$0.0630	377,331	23,772
Total consideration		13,103,135	35,177,933
Less: net assets of GUCC			(10,520,877)
Excess of net assets			$24,657,056

Pro Forma Net Assets of GUCC as of December 31, 2022
Total assets			$91,060,133
Redemptions out of Trust Account			(75,097,485)
Current liabilities			(1,158,646)
Deferred underwriting fee payable			(2,803,125)
Direct and incremental transaction costs			(1,480,000)
Net assets of GUCC			$10,520,877

(f)	To reflect the reclassification of the balance of 1,524,098 shares of GUCC Class A common stock of $15,161,253 from borrowings to Class A common stock of $152 and other reserves of $15,161,101.
(g)	To reflect the conversion of GUCC Class B common stock into an equal number of shares of GUCC Class A common stock upon consummation of the Business Combination.
(h)	To record the recapitalization of ESGH as a result of the Business Combination via the elimination of ESGH share capital of $10,000 and GUCC accumulated deficit of $3,150,634.
(i)	To record the effect of the change in par value from $0.0001 per share for GUCC to $0.00001 per share for Ordinary Shares.
(j)	To reflect the anticipated proceeds of $826,402 in connection with the issuance and sale of 1,818,085 Ordinary Shares under the Forward Purchase Agreement.

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Unaudited Pro Forma Condensed Combined Statement of Operations - For The Year Ended December 31, 2022

Note A	Derived from the historical audited consolidated statement of profit or loss of ESGH for the year ended December 31, 2022.
Note B	Derived from the historical audited statement of operations of GUCC for the year ended December 31, 2022.

Note C - Transaction Accounting Adjustments

(a)	To reflect an adjustment to eliminate interest income related to the marketable securities held in the Trust Account.
(b)	To record the fair value of ESGH shares deemed to be issued in excess of the fair value of identifiable net assets of GUCC represents a service received by ESGH for the listing of shares in accordance with IFRS 2. This is estimated to be $24.7 million.
(c)	The pro forma basic and diluted net loss per share amounts presented are based upon the number of Ordinary Shares outstanding as if the Business Combination and related transactions had occurred on January 1, 2022. This includes (i) the conversion of 2,156,250 shares of GUCC Class B common stock into an equal number of GUCC Class A common stock, (ii) the 6,764,150 shares (7,500,000 shares less adjustments stipulated in the Merger Agreement) issued by ESGL to ESGH shareholders as consideration to effect the Business Combination, (iii) the 8,625,000 shares issued in connection with GUCC’s initial public offering, (iv) the 420,456 shares issued to the Sponsor and the underwriter in connection with GUCC’s initial public offering, (v) the 1,818,085 shares issued in connection with the Forward Purchase Agreement, less (vi) the actual redemption of 7,100,902 shares.
(d)	To record additional employee benefits expense in connection with certain employment agreements entered into as of August 2, 2023 with certain executive officers of ESGL as if the Business Combination and related transactions had occurred on January 1, 2022.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the Group’s financial condition and results of operations in conjunction with the section entitled “Selected Historical Financial Information of the Group”, the Group’s combined and consolidated financial statements, and the related notes included elsewhere in this registration statement, which were prepared in accordance with IFRS, as issued by the IASB, and presented in U.S. dollars (US$), which is the Group’s functional currency. This discussion contains forward-looking statements that involve risks and uncertainties. The Group’s actual results and the timing of events could differ materially from those anticipated in these forward- looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

ESGL is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, the Group conducts all its operations through its operating entity incorporated in Singapore, ESA.

The Group is a waste management, treatment and recycling company involved in the collection and recycling of hazardous and non-hazardous industrial waste from customers such as pharmaceutical, semiconductor, petrochemical and electroplating companies. The Group currently has two revenue streams, from: (i) services income which is primarily comprised of the fees charged to customers for the provision of waste collection and disposal services, which fees are similar to those charged by the Group’s competitors, and (ii) the sales and trading of its circular products made from recycled waste, which is believed to make the Group a unique and environmentally-friendly offering in the marketplace.

Factors Affecting the Group’s Performance and Related Trends

The Group believes that the key factors affecting its performance and financial performance include:

(i)	Continuous Engagement with the Group’s Customers: The Group benefits from its unique approach to waste handling — captive consumption, which has allowed it to capture customers from the target market segment of multinational corporations that aim to meet their environmental, social and governance goals. The Group’s revenue growth largely depends on its ability to retain current customers and attract new customers, including its ability to form relationships with and manage an increasing number of customers. In addition to the traditional means of attracting potential customers via emails, business brochures and LinkedIn, ESA is also a member of the Waste Management Recycling Association of Singapore and the United Nations Global Compact where it actively participates in industry forums to promote the Group’s brand and awareness of sustainable solutions, which has resulted in a substantial increase in customer engagement.

(ii)	Manufacturing Activities: The Group derives part of its revenue by charging a disposal fee for the use of its collection and disposal service. Since the Group’s core business is tied to the volume of waste generated by its customers, its revenue growth could be influenced by manufacturing activities which are affected by the global supply and demand, as well as macroeconomic conditions.

(iii)	Commodities Price: The Group derives part of its revenue from the sales and trading of its circular products, which typically include zinc, precious metals and base metals. As such, the prevailing market prices and the demand of these commodities will also determine the Group’s profitability and the sale of each commodity, respectively.

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(iv)	Inflation: While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures, and the rate of growth is slowing down. The economy in Singapore and globally has experienced general increases in certain operating costs and expenses, such as employee compensation and office operating expenses as a result of higher inflation. Average wages in Singapore are expected to continue to increase and the Group expects that its employee costs, including wages and employee benefits, will continue to increase. Unless the Group is able to control its employee costs or pass them on to its clients, its financial condition, and results of operations may be adversely affected.

As governments in Asia (and worldwide) take steps to address current inflationary pressures, there may be significant changes in the availability of bank credit, commercial reasonability of interest rates, limitations on loans, restrictions on currency conversions and foreign investment rules, thereby restricting the availability of credit and reducing economic growth. Inflation, actions that may be implemented to combat inflation and public speculation about any possible additional actions also may contribute materially to economic uncertainty in Asia (and worldwide) and accordingly weaken investor confidence, thus adversely impacting economic growth and causing decreased economic activity, which in turn could lead to a reduction in demand for the Group’s products and services, and consequently have a material adverse effect on its businesses, financial condition and results of operations. Conversely, more lenient government policies and interest rate decreases may trigger increases in inflation and, consequently, growth volatility and the need for sudden and significant interest rate increases, which could negatively affect the Group’s business. There also may be imposition of price controls. If prices for the Group’s waste disposal services and/or its circular products rise at a rate that is insufficient to compensate for the rise in the costs of supplies and operations, it may have an adverse effect on the Group’s profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.

(v)	Government Regulations in Singapore: The Group’s operating subsidiary, ESA, is incorporated, and its operations and assets are all located, in Singapore. Accordingly, the Group’s business could be influenced by economic policies and initiatives undertaken by the Singapore government, changes in the Singapore business or regulatory environment affecting its customers and changes in the Singapore government policy on waste management. Unfavorable changes could affect demand for services that the Group provides and could materially and adversely affect its results of operations. Although the Group has generally benefited from Singapore’s economic growth and the policies to encourage the improvement of waste management, it is also affected by the complexity, uncertainties and changes in the Singapore economic conditions and regulations governing the waste industry.

Results of Operations

Comparison of the Years Ended December 31, 2022 and 2021

	For the Year Ended December 31,
	2022	2021	Change	Percentage Change
	(US$)	(US$)	(US$)	(%)
Revenue	4,992,034	3,958,367	1,033,667	26.1
Other income	396,373	453,054	(56,681)	(12.5)
Cost of inventory	1,093,194	896,586	196,608	21.9
Logistics costs	689,762	419,543	270,219	64.4
Operating expenses	3,442,652	1,612,356	1,830,296	113.5
Finance expense	246,359	250,819	(4,460)	(1.8)
Depreciation and amortization	2,300,252	1,857,701	442,551	23.8
Loss before income tax	(2,383,812)	(625,584)	(1,758,228)	(281.1)
Income tax (expense)/credit	(8,000)	(43,000)	(35,000)	(81.4)
Net loss	(2,391,812)	(668,584)	(1,723,228)	(257.7)

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Revenue

The Group derives its revenue from (i) the sales and trading of its circular products and (ii) other services income which generally comprises the disposal fees it charges its customers for waste collection and disposal services. The Group’s revenue increased by approximately US$1.0 million or 26.1% from approximately US$4.0 million for the year ended December 31, 2021 to approximately US$5.0 million for the year ended December 31, 2022, primarily attributable to the increase in other services income and was partially offset by the slight decrease in the sales and trading of its circular products.

The Group’s revenue generated from the sale and trading of its circular products decreased slightly by approximately US$61,000 or 2.2%, from approximately US$2.8 million for the year ended December 31, 2021 to approximately US$2.7 million for the year ended December 31, 2022. The slight decrease in revenue was primarily attributable to (i) the decrease in sales of precious metals of approximately US$48,000 or 4.7% from approximately US$1.0 million for the year ended December 31, 2021 to approximately US$963,000 for the year ended December 31, 2022, the decrease in sales of base metals of approximately US$179,000 or 23.4% from approximately US$766,000 for the year ended December 31, 2021 to approximately US$587,000 for the year ended December 31, 2022, and the decrease in sales of metal scrap of approximately US$21,000 or 64.8% from approximately US$32,000 for the year ended December 31, 2021 to approximately US$11,000 for the years ended December, 2022, primarily due to the availability of materials, feasible freight charges and scheduling, and (ii) the fact that no sales of rhodium were made for the year ended December 31 2022 as compared with approximately US$361,000 for the year ended December 31, 2021. The slight decrease in revenue for the year ended December 31, 2022 was partially offset by the increase in sales of zinc by approximately US$547,000 or 85.7% from approximately US$638,000 for the year ended December 31, 2021 to approximately US$1.2 million for the year ended December 31, 2022 due to the increase in demand arising from the resumption of manufacturing activities.

The Group’s revenue generated from other services income increased by approximately US$1.1 million or 95.1% from approximately US$1.2 million for the year ended December 31, 2021 to approximately US$2.2 million for the year ended December 31, 2022, primarily due to the increase in demand for disposal services of solid industrial wastes, waste plastics, waste wood and chemical wastes arising as the recovery of the economy from the COVID-19 pandemic continues apace in 2022 as compared with the relatively gradual recovery in 2021. Approximately 26.0% of the increase in the other services income revenue or approximately US$276,000 was attributable to an increase in the service price for its waste disposal services with the remaining approximately 74.0% or approximately US$779,000 was attributable to the increased volume of waste disposal services provided to its customers.

Other Income

The Group’s other income is mainly comprised of (i) grants, (ii) foreign exchange gains, (iii) warehousing and logistics services, (iv) gain from disposal of motor vehicle, and (v) other income sources relating to interest income from bank deposits and proceeds from the disposal of property, plant and equipment. The following table sets out the breakdown of other income for the periods indicated:

	For the Year Ended December 31,
	2022	2021	Change	Percentage Change
	(US$)	(US$)	(US$)	(%)
Grants	192,588	212,858	(20,270)	(9.5)
Foreign exchange gains	-	215,756	(215,756)	(100.0)
Warehousing and logistics services	175,650	24,364	151,286	620.9
Gains from disposal of motor vehicle	26,586	-	26,586	-
Others	1,549	76	1,473	1938.2
Total	396,373	453,054	(56,681)	(12.5)

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The Group’s other income decreased by approximately US$57,000 or 12.5% from approximately US$453,000 for the year ended December 31, 2021 to approximately US$396,000 for the year ended December 31, 2022. Such decrease was primarily attributable to (i) the recognition of foreign exchange gains of approximately US$216,000 for the year ended December 31, 2021 as mentioned below as compared with none for the year ended December 31, 2022, and (ii) the decrease in grants of approximately US$20,000 or 9.5% from approximately US$213,000 for the year ended December 31, 2021 to approximately US$193,000 for the year ended December 31, 2022 as the Group had received less employment related subsidies under the temporary Job Growth Support Scheme and Job Support Scheme, which was partially offset by (i) the increase in the income the Group received from the provision of warehouse and logistics services by approximately US$151,000 or 620.9% from approximately US$24,000 for the year ended December 31, 2021 to approximately US$176,000 for the year ended December 31, 2022, and (ii) the proceeds the Group received from the disposal of motor vehicle of approximately US$26,000 for the year ended December 31, 2022.

Cost of Inventory

The Group’s cost of inventory represents costs and expenses attributable to the provision of its circular products. The Group’s cost of inventory increased by approximately US$197,000 or 21.9% from approximately US$897,000 for the year ended December 31, 2021 to approximately US$1.1 million for the year ended December 31, 2022, which is in line with the significant increase in sales of zinc as mentioned above.

Logistics Costs

The Group’s logistics costs represent costs attributable to the collection of waste and the delivery of its circular products. The Group’s logistics costs increased by approximately US$270,000 or 64.4% from approximately US$420,000 for the year ended December 31, 2021 to approximately US$690,000 for the year ended December 31, 2022, which is in line with the increased demand for disposal services of wastes and the overall increase of Group’s business operations arising from the significant recovery of economic activities from the COVID-19 pandemic in 2022 as compared with the relatively gradual recovery in 2021.

Operating Expenses

The Group’s operating expenses mainly comprise employee benefits expense and other operating expenses. The Group’s operating expenses increased by approximately US$1.8 million or 113.5%, from approximately US$1.6 million for the year ended December 31, 2021 to approximately US$3.4 million for the year ended December 31, 2022, primarily attributable to the overall increase in employee benefits expense and other operating expenses.

Employee Benefits Expense

Employee benefits expense is mainly comprised of (i) salaries, wages and bonuses, (ii) directors’ remuneration, (iii) employer’s contribution to defined contribution plans including Central Provident Fund, and (iv) other short-term benefits, including compulsory skills development levy imposed in Singapore, administrative expenses relating to the application and/or renewal of work permits for foreign staff, medical expenses, staff insurance, staff welfare and training expenses, less (v) the amount capitalized as internal development of intangible assets. The following table sets out the breakdown of employee benefits expense for the periods indicated:

	For the Year ended December 31,
	2022	2021	Change	Percentage Change
	(US$)	(US$)	(US$)	(%)
Salaries, wages and bonuses	1,571,124	1,373,630	197,494	14.4
Directors’ remuneration	211,853	224,469	(12,616)	(5.6)
Employer’s contribution to defined contribution plans including Central Provident Fund	107,263	121,913	(14,650)	(12.0)
Other short-term benefits	54,077	48,926	5,151	10.5
Less: amount capitalized as internal development of intangible assets	(1,011,193)	(956,259)	(54,934)	(5.7)
Total	933,124	812,679	120,445	14.8

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The Group’s employee benefits expense increased by approximately US$120,000 or 14.8% from approximately US$813,000 for the year ended December 31, 2021 to approximately US$933,000 for the year ended December 31, 2022. Such increase in employee benefits expense was primarily attributable to (i) the increase of salaries, wages and bonuses of approximately US$197,000 or 14.4% from approximately US$1.4 million for the year ended December 31, 2021 to approximately US$1.6 million for the year ended December 31, 2022 mainly due to higher operational staff headcount as the Group geared up for higher production to meet increased customer’s demands, and (ii) the increase of other short-term benefits of approximately US$5,000 or 10.5% from approximately US$49,000 for the year ended December 31, 2021 to approximately US$54,000 for the year ended December 31, 2022 mainly due to the increase in medical expenses which is in line with the increased hiring for operational staff who are mainly foreign workers requiring a mandatory medical examination before hiring them. The increase in employee benefits expense was partially offset by the decrease of employer’s contribution to defined contribution plans of approximately US$15,000 or 12.0% from approximately US$122,000 for the year ended December 31, 2021 to approximately US$107,000 for the year ended December 31, 2022 mainly due to the decreased headcount eligible for contributions to the Central Provident Fund as most operational staff are foreign workers. The increase of the amount being capitalized as internal development of intangible assets of approximately US$55,000 or 5.7% from approximately US$956,000 for the year ended December 31, 2021 to approximately US$1.0 million for the year ended December 31, 2022 was primarily attributable to the increase in time and manpower allocated to the software development and innovation projects to develop engineering technologies in relation to the Group’s waste processing, treatment and recycling plans.

Other Operating Expenses

Other operating expenses are mainly comprised of (i) foreign exchange loss, (ii) foreign worker levy, (iii) impairment loss on receivables, (iv) insurance, (v) professional fees, (vi) property tax, (vii) rental and storage, (viii) utilities, (ix) upkeep, repair and maintenance, (x) chemical and incineration fees, and (xi) others relating to bank charges, marketing and advertising expenses, entertainment expenses, business travel expense, computer and internet expenses, telephone and internet expenses and filing and lodgment fees. The following table sets out the breakdown of other operating expenses for the periods indicated:

	For the Year Ended December 31,
	2022	2021	Change	Percentage Change
	(US$)	(US$)	(US$)	(%)
Foreign exchange loss	22,287	-	22,287	-
Foreign worker levy	97,703	78,399	19,304	24.6
Impairment loss on receivables	44,271	-	44,271	-
Insurance	43,589	33,035	10,554	31.9
Professional fees	1,075,679	65,194	1,010,485	1,550.0
Property tax	105,771	109,464	(3,693)	(3.4)
Rental and storage	290,481	225,555	64,926	28.8
Utilities	157,974	64,537	93,437	144.8
Upkeep, repair and maintenance	317,267	120,478	196,789	163.3
Chemical and incineration fees	229,204	35,933	193,271	537.9
Others	125,302	67,082	58,220	86.8
Total	2,509,528	799,677	1,709,851	213.8

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The Group’s other operating expenses increased by approximately US$1.7 million or 213.8% from approximately US$800,000 for the year ended December 31, 2021 to approximately US$2.5 million for the year ended December 31, 2022. The increase in other operating expenses was mainly attributable to (i) the increase of professional fees of approximately US$1.0 million or 1,550.0% from approximately US$65,000 for the year ended December 31, 2021 to approximately US$1.1 million for the year ended December 31, 2022 due to the significantly higher professional fees incurred for the SPAC merger transaction, (ii) the increase of upkeep, repair and maintenance fees of approximately US$197,000 or 163.3% from approximately US$120,000 for the year ended December 31, 2021 to approximately US$317,000 for the year ended December 31, 2022 due to an overall increase of the Group’s business operations arising from the significant recovery of economic activities from the COVID-19 pandemic in 2022 as compared with the relatively gradual recovery in 2021, (iii) the increase of chemical and incineration fees of approximately US$193,000 or 537.9% from approximately US$36,000 for the year ended December 31, 2021 to approximately US$229,000 for the year ended December 31, 2022 which is in line with higher volume of wastes being collected and treated, (iv) the increase of utilities of approximately US$93,000 or 144.8% from approximately US$64,000 for the year ended December 31, 2021 to approximately US$158,000 for the year ended December 31, 2022 due to the higher electricity rates coupled with increased production activities in 2022 as compared with 2021, (v) the increase of rental and storage fees of approximately US$65,000 or 28.8% from approximately US$226,000 for the year ended December 31, 2021 to approximately US$290,000 for the year ended December 31, 2022 due to an increase in short term rental of equipment and short term storage, (vi) the increase of insurance costs of approximately US$11,000 or 31.9% from approximately US$33,000 for the year ended December 31, 2021 to approximately US$44,000 for the year ended December 31, 2022 due to the increased headcount eligible for the workers injury compensation insurance, (vii) the increase of foreign worker levy of approximately US$19,000 or 24.6% from approximately US$78,000 for the year ended December 31, 2021 to approximately US$98,000 for the year ended December 31, 2022 due to higher number of foreign workers hired for the operations, (viii) the increase of others of approximately US$58,000 or 86.8% from approximately US$67,000 for the year ended December 31, 2021 to approximately US$125,000 for the year ended December 31, 2022 due to higher marketing and advertising expenses and entertainment expenses for the Group’s celebration of Chinese New Year in early 2022, (ix) the recognition of approximately US$22,000 of foreign exchange loss for the year ended December 31, 2022 due to the revaluation of bank loans to year end rates, and (x) the recognition of approximately US$44,000 of impairment loss on receivables for the year ended December 31, 2022 due to uncertainty over its recoverability.

Finance Expense

The Group’s finance expense remained stable at approximately US$246,000 for the year ended December 31, 2022 as compared with approximately US$251,000 for the year ended December 31, 2021.

Depreciation and Amortization

The Group’s depreciation and amortization expenses increased by approximately US$443,000 or 23.8% from approximately US$1.9 million for the year ended December 31, 2021 to approximately US$2.3 million for the year ended December 31, 2022. Such increase in depreciation and amortization expenses was primarily attributable to (i) higher depreciation of the Group’s leasehold properties which were revalued at a higher valuation as of December 31, 2021 coupled with acquisitions of plant and machinery in 2022, resulted in higher monthly depreciation expense during the year ended December 31, 2022, and (ii) the increase in the amortization of the Group’s intangible assets of approximately US$308,000 or 92.8% from approximately US$331,000 for the year ended December 31, 2021 to approximately US$639,000 for the year ended December 31, 2022, which is in line with the Group’s continuous investment in the development of software.

Net Loss

As a result of the foregoing, the Group recorded a net loss of approximately US$2.4 million for the year ended December 31, 2022, which increased by approximately US$1.7 million or 257.7% as compared with a net loss of approximately US$669,000 for the year ended December 31, 2021.

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Non-GAAP Measures

EBITDA

The Group defines EBITDA as net income (loss) before interest, taxes and depreciation and amortization.

For the years ended December 31, 2022 and 2021, EBITDA consisted of the following:

	For the Years Ended December 31,
	2022	2021	Change	Percentage Change
	(US$)	(US$)	(US$)	(%)
Loss before income tax	(2,383,812)	(625,584)	(1,758,228)	(281.1)
Finance expense	246,359	250,819	(4,460)	(1.8)
Depreciation of property, plant and equipment	1,661,403	1,526,433	134,970	8.8
Amortization of intangible assets	638,849	331,268	307,581	92.8
EBITDA	162,799	1,482,936	(1,320,137)	(89.0)
Non-recurring expenses*	813,701	-	813,701	-
EBITDA (adjusted for non-recurring expenses)	976,500	1,482,936	(506,436)	(34.2)

*Non-recurring expenses mainly relate to expenses incurred for the SPAC merger transaction and they are not expected to repeat for at least the next two years.

EBITDA is a financial measure that is not calculated in accordance with IFRS, as issued by the IASB. The Group’s management uses EBITDA (i) as a measure of operating performance, (ii) for planning and forecasting in future periods, and (iii) in communications with the Group’s board of directors concerning the Group’s financial performance. The Group’s presentation of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with IFRS, as issued by the IASB. Instead, the Group’s management believes EBITDA should be used to supplement the Group’s financial measures derived in accordance with IFRS, as issued by the IASB, to provide a more complete understanding of the trends affecting the business.

Liquidity and Capital Resources

ESGL was incorporated in the Cayman Islands as a holding company and it did not have active business operations as of December 31, 2022 and as of the date of this prospectus. The Group’s consolidated assets and liabilities, consolidated revenue and net income are the operation results of its subsidiary in Singapore. Current Singapore regulations permit such Singapore subsidiary to pay dividends to its respective shareholders only out of its accumulated profits, if any, determined in accordance with Singapore accounting standards and regulations. There are no exchange or capital controls under Singapore laws and both residents and non-residents are free to convert Singapore dollars to foreign currencies and/or remit such currencies out of the country. Under current Singapore tax rules, there is no withholding tax imposed on dividends, regardless of whether they are paid to Singapore or foreign shareholders. However, foreign shareholders may be taxed on the receipt of such dividends back in their own home country, which will depend on the tax laws in the respective countries where they are resident. As of December 31, 2022, none of the net assets of the Group’s subsidiary in Singapore were restricted net assets and there were no funds transferred from its Singapore subsidiary to the Group in the form of loans, advances, or cash dividends during the years ended December 31, 2022 and 2021. As of December 31, 2022 and as of the date of this prospectus, there were no cash transfers between the Group’s Cayman Islands holding company and its subsidiary in Singapore, in terms of loans or advances or cash dividends.

In assessing the Group’s liquidity, the Group monitors and analyzes its cash on-hand and its operating expenditure commitments. The Group’s liquidity needs are to meet its working capital requirements and operating expense obligations. Historically, the Group has financed its operations primarily through the (i) issuance of common stock, (ii) cash generated by operations and (iii) borrowings from banks. Other than bank borrowings and leases, the Group has no other debt instruments.

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As of December 31, 2022, the Group’s working capital was approximately negative US$8.6 million, its cash and cash equivalents amounted to approximately US$252,000, its current assets were approximately US$1.3 million and its current liabilities were approximately US$9.9 million. The negative working capital was primarily attributable to the classification of certain bank loan balances of approximately US$5.4 million as current liabilities as the relevant bank loan agreements allow the banks to demand immediate repayments even though they were not due for repayment within a year.

The following table illustrates the maturity profile of the Group’s borrowings:

	As of December 31,
	2022 (US$)	2021 (US$)
Within 1 year or on demand	5,427,538	6,711,185
Between 1 year and 2 years	371,103	181,655
Between 2 and 5 years	-	454,185
Total	5,798,641	7,347,025

Interest rates for the Group’s borrowings range from 2% to 5.68% per annum on a reducing balance basis. The Group’s treasury policy is to maintain controls on all exposures, to adhere to stringent counterparty credit standards, and to actively monitor marketplace exposures.

The capital expenditure contracted for as of December 31, 2022 and 2021 but not recognized in the financial statements is approximately US$1.3 million and US$1.0 million, respectively.

Based on the Group’s current operating plan, the Group believes that its existing cash and cash equivalents and anticipated cash generated from operating activities will be sufficient to meet its anticipated working capital and capital expenditures for at least the next 12 months. The Group’s future working capital requirements will depend on many factors, including the rate of its revenue growth, its introduction of new products and processes, and its expansion of sales and marketing and product development activities. To the extent that the Group’s cash and cash equivalents and cash flow from operating activities are insufficient to fund its future activities, the Group may need to raise additional funds through bank credit arrangements, public or private equity or debt financings. The Group also may need to raise additional funds in the event it decides in the future to acquire businesses, technologies and products that will complement its existing operations. In the event additional funding is required, the Group may not be able to obtain bank credit arrangements or equity or debt financing on terms acceptable to it or at all.

Cash Flows for the Years Ended December 31, 2022 and 2021

The following summarizes the key components of the Group’s cash flows for the years ended December 31, 2022 and 2021:

	For the Year Ended December 31,
	2022 (US$)	2021 (US$)
Net cash generated from operating activities	1,969,910	2,492,708
Net cash used in investing activities	(1,484,274)	(1,635,161)
Net cash used in financing activities	(370,251)	(953,299)
Net increase/(decrease) in cash and bank balances	115,385	(95,752)

Operating Activities

For the year ended December 31, 2022, the Group generated net cash from operating activities of approximately US$2.0 million despite a loss before income tax of approximately US$2.4 million. This was primarily attributable to (i) positive cash inflows after the adjustments for the depreciation of property, plant and equipment and the amortization of intangible assets of approximately US$2.3 million, and (ii) the overall improvements in working capital.

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For the year ended December 31, 2021, the Group generated net cash from operating activities of approximately US$2.5 million despite a loss before income tax of approximately US$626,000. This was primarily attributable to (i) positive cash inflows after the adjustments for the depreciation of property, plant and equipment and the amortization of intangible assets of approximately US$1.9 million, (ii) foreign exchange gains of approximately US$352,000 mainly due to the revaluation of the Group’s monetary assets and liabilities as the Group’s accounts are kept in U.S. dollars, while certain monetary assets and liabilities are denominated in Singapore dollars, and (iii) the overall improvements in working capital.

Investing Activities

Net cash used in investing activities was approximately US$1.5 million for the year ended December 31, 2022 and was primarily attributable to (i) the purchase of approximately US$503,000 of property, plant and equipment, and (ii) the addition of approximately US$1.0 million of intangible assets.

Net cash used in investing activities was approximately US$1.6 million for the year ended December 31, 2021 and was primarily attributable to (i) the purchase of approximately US$679,000 of property, plant and equipment, and (ii) the addition of approximately US$956,000 of intangible assets.

Financing Activities

Net cash used in financing activities was approximately US$370,000 for the year ended December 31, 2022 and was primarily attributable to (i) the repayment of approximately US$1.5 million of bank borrowings, (ii) the repayment of approximately US$186,000 of lease liabilities, and (iii) the payment of approximately US$246,000 of interest, which was partially offset by the share issuance of approximately US$1.6 million.

Net cash used in financing activities was approximately US$953,000 for the year ended December 31, 2021 and was primarily attributable to (i) the repayment of approximately US$808,000 of bank borrowings, (ii) the repayment of approximately US$208,000 of lease liabilities, and (iii) the payment of approximately US$251,000 of interest, which was partially offset by the share issuance of approximately US$314,000.

Trade Receivables

The Group’s trade receivables increased by approximately US$148,000 from approximately US$242,000 as of December 31, 2021 to approximately US$390,000 as of December 31, 2022, which is in line with the increase in sales as mentioned above.

The Group seeks to maintain strict control over its outstanding receivables, and overdue balances are reviewed regularly by its senior management. The following table sets out an ageing analysis of the Group’s trade receivables that are past due but not impaired, as of the dates indicated:

	As of December 31,
	2022 (US$)	2021 (US$)
Less than 30 days	22,473	15,144
30 to 90 days	1,895	6,423
More than 90 days	2,117	5,587
Total	26,485	27,154

As of December 31, 2022, the Group’s trade receivables that are past due but not impaired amounted to approximately US$26,000. These trade receivables were all subsequently settled as of May 16, 2023.

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The following table sets out the Group’s average trade receivables turnover days for the periods indicated:

Average Trade Receivables Turnover Days
As of December 31, 2022	23
As of December 31, 2021	14

Average trade receivables turnover days indicates the average time required for the Group to collect cash payments from its provision of goods or services. The Group’s average trade receivables turnover days were 23 and 14 as of December 31, 2022 and 2021, respectively. The increase in the Group’s average trade receivables turnover days as of December 31, 2022 was mainly attributable to the increased sales from the provision of waste disposal services to multi-national companies which generally require an average credit term of 60 days.

The Group has applied the simplified approach by using the provision matrix to measure the lifetime expected credit loss (“ECL”) for trade receivables.

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when the Group has significant exposure to individual customers. At the end of the financial year, 48.0% of the total trade receivables were from three of the Group’s largest customers. In 2021, 32.9% of total trade receivables was from one of the Group’s largest customers.

Individual credit evaluations are performed on all customers. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Unless agreed the otherwise, trade receivables are generally due within 30 days from the date of billing. Normally, the Group does not obtain collateral from customers.

The Group measures loss allowances for trade receivables at an amount equal to lifetime ECLs, which is calculated with reference to the credit spread for each of the groupings (which taking into consideration of historical credit loss experience, average actual date of receipt, customers’ background, listing status and size as groupings of various debtors), which reflect the credit risk of the debtors, over the expected life of the debtors and are adjusted for forward-looking information that is available without undue cost or effort. As the Group’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Group’s different customer bases.

Expected loss rates are based on actual loss experience. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables. The movements in loss allowance for trade receivables during the periods indicated:

	For the Year Ended December 31,
	2022 (US$)	2021 (US$)
At January 1	150,000	150,000
Impairment losses recognized	46,768	-
Amount written off as uncollectible	150,000	-
At December 31	46,768	150,000

Trade Payables

Trade payables represent primarily the Group’s obligations to pay for goods or services that have been engaged in the ordinary course of business from suppliers, including purchases of raw materials and utilities, as well as payment to its logistics providers. The Group is generally granted credit periods ranging from 30 to 60 days.

The Group’s trade payables increased by approximately US$125,000 from approximately US$401,000 as of December 31, 2021 to approximately US$526,000 as of December 31, 2022, which is in line with the increased operational activities as mentioned above.

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Lease Liabilities

The Group recognized and measured lease liabilities in accordance with IFRS 16 “Leases”. The Group leases properties in Singapore mainly for use as factory space for the processing and storage of waste. The table below sets forth the breakdown of the Group’s lease liabilities as of the dates indicated:

	As of December 31,
	2022 (US$)	2021 (US$)
Current	185,764	193,280
Non-current	2,071,571	957,484
Total	2,257,335	1,150,764

The Group’s lease liabilities (comprising current and non-current liabilities) increased approximately US$1.1 million from approximately US$1.2 million as of December 31, 2021 to approximately US$2.3 million as of December 31, 2022, primarily due to a 20-year lease extension of one of the Group’s properties in 2022.

Capital Commitments

During the years ended December 31, 2022 and 2021, the Group incurred capital expenditures mainly for the procurement of property, plant and equipment. The following table sets out the Group’s capital expenditure contracted for as of December 31, 2022 and 2021 but not recognized in the financial statements:

	As of December 31,
	2022 (US$)	2021 (US$)
Property, plant and equipment	1,339,532	1,034,355

Off-Balance Sheet Arrangements

The Group has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets and liabilities, each as of the date of the financial statements, and revenues and expenses during the periods presented. On an ongoing basis, management evaluates their estimates, assumptions and judgments, and the effects of any such revisions are reflected in the financial statements in the period in which they are determined to be necessary. Management bases their estimates on historical experience and on various other factors, including expectations of future events, that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual outcomes could differ materially from those estimates in a manner that could have a material effect on the Group’s consolidated financial statements. While the Group’s significant accounting policies are more fully described in the notes to its consolidated financial statements appearing elsewhere in this registration statement, the Group believes that the following accounting policies and estimates are critical to the process of making significant judgments and estimates in the preparation of the Group’s financial statements and understanding and evaluating its reported financial results.

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Revenue recognition

Revenue is measured based on the consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Revenue is recognized when the Group satisfies a performance obligation by transferring a promised good or service to the customer, which is when the customer obtains control of the good or service. A performance obligation may be satisfied at a point in time or over time. The amount of revenue recognized is the amount allocated to the satisfied performance obligation.

Revenue from contracts with customers

(a) Rendering of services

Revenue from rendering of services is recognized when the entity satisfies the performance obligation at a point in time, generally when the significant acts have been completed and when transfer of control occurs, or for services that are not significant, transactions revenue is recognized as the services are provided. The Group’s primary service consists of collecting and disposing of industrial wastes for its customers.

(b) Sale of goods

Revenue from sale of goods is recognized at a point in time when the performance obligation is satisfied by transferring a promised good to the customer. Control of the goods is transferred to the customer, generally on delivery of the goods (in this respect, incoterms are considered).

Other revenue

(c) Interest income

Interest income is recognized using the effective interest method. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset, or where appropriate, a shorter period.

Critical judgements in applying the entity’s accounting policies

(a)	Determination of functional currency

In determining the functional currency of the Group, judgment is used by the management to determine the currency of the primary economic environment in which the Group operates. Consideration factors include the currency that mainly influences sales prices of goods and services and the currency of the country whose competitive forces and regulations mainly determines the sales prices of its goods and services.

(b)	Determination of lease term of contracts with extension options

The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Group has several lease contracts that include extension options. The Group applies judgement in evaluating whether it is reasonably certain whether or not to exercise the option to extend the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise the extension. After the commencement date, the Group reassesses the lease term to consider whether there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to extend (e.g., construction of significant leasehold improvements or significant customization to the leased asset).

The Group includes the extension option in the lease term for leases of leasehold buildings because of the leasehold improvements made and the significant costs that would arise to replace the assets. The extension options for leases of motor vehicles are not included as part of the lease term because the Group typically leases motor vehicles for not more than five years and, hence, will not exercise the extension options.

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Critical accounting estimates and assumptions

(a)	Useful lives of plant and equipment

The useful life of an item of property, plant and equipment is estimated at the time the asset is acquired and is based on historical experience with similar assets and takes into account anticipated technological or other changes. If changes occur more rapidly than anticipated or the asset experiences an unexpected level of wear and tear, the useful life will be adjusted accordingly. The carrying amount of the Group’s plant and equipment as of December 31, 2022 was US$22,493,283 (as of December 31, 2021: US$14,288,591).

(b)	Inventory valuation method

Inventory write-down is made based on the current market conditions, historical experience and selling goods of a similar nature. It could change significantly as a result of changes in market conditions. A review is made periodically for excess inventories, obsolescence and declines in net realizable value and an allowance is recorded against the inventory balances for any such declines. The realizable value represents the best estimate of the recoverable amount and is based on the most reliable evidence available and inherently involves estimates regarding the future expected realizable value. The carrying amount of the Group’s inventories as of December 31, 2022 was US$225,151 (as of December 31, 2021: US$599,757).

(c)	Provision for expected credit losses of trade receivables

The Group uses a provision matrix to calculate ECLs for trade receivables. The provision rates are based on days past due for groupings of various customer segments that have similar loss patterns.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust historical credit loss experience with forward-looking information. At every reporting date, historical default rates are updated and changes in the forward-looking estimates are analyzed.

The assessment of the correlation between historical observed default rates, forecasted economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecasted economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of customers’ actual default in the future.

The carrying amount of the Group’s trade receivables as of December 31, 2022 was US$389,648 (as of December 31, 2021: US$241,755).

(d)	Impairment of non-financial assets

The impairment testing of non-financial assets requires assumptions about the future cash flows projections as well as about the discount rate to be applied. The assumptions used to arrive at the cash flow projections are dependent on the future market shares, the market trend and the profitability of the Group’s products.

Impairment testing of non-financial assets requires estimates about the extent and probability of the occurrence of future events. As far as possible, estimates are derived from past experience taking into account current market conditions and the stage of technological advancement.

(e)	Capitalization of intangible assets

The costs of internally generated intangible assets are capitalized in accordance with the accounting policy in Note 2.6 to the financial statements. Initial capitalization of costs is based on management’s judgement that technological and economic feasibility is confirmed, usually when a development project has reached a defined milestone according to an established project management model. In determining the amounts to be capitalized, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits. The carrying amount of the intangible assets as of December 31, 2022 was US$1,845,912 (as of December 31, 2021: US$1,473,568).

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The Group’s internally generated intangible assets consist of software development projects. These include an inventory management system, a proprietary software for tracking real time used catalytic converters to facilitate buying and selling decisions, a database to facilitate reporting, analysis and certification in its laboratory, a thermal treatment and desiccation system, an acid treatment and renewal system and a system to convert waste plastics to oil. These intangible assets were developed to either improve efficiency, increase productivity and generate circular products. The costs incurred for each project consist principally of the salaries of the employees working directly on the projects and include time to develop business requirements, programming and coding, software architecture design and version deployment and testing.

Recently Issued Accounting Pronouncements

For information about recent accounting pronouncements that will apply to us in the near future, see Notes 2 and 24 to the Group’s consolidated financial statements, which appear elsewhere in this registration statement.

Emerging Growth Company Status

ESGL is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, the Group is eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to SEC reporting companies that are not emerging growth companies. For so long as ESGL remains an emerging growth company, it will not be required to, among other things:

●	present more than two years of audited consolidated financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	have an auditor report on its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

●	disclose certain executive compensation related items.

ESGL will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the closing of the Business Combination, (ii) the last day of the fiscal year during which ESGL has total annual gross revenue of at least US$1.07 billion, (iii) the date on which ESGL is deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of its Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of its most recently completed second fiscal quarter, and (iv) the date on which ESGL has issued more than US$1.0 billion in non-convertible debt during the prior three-year period.

ESGL has taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Among those advantages, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. ESGL has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, ESGL, as an emerging growth company, can defer adopting the new or revised standard until the later of the two application dates. As a result, the information that ESGL provides in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find ESGL’s securities less attractive as a result, there may be a less active trading market for its securities and the prices of its securities may be more volatile.

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Quantitative and Qualitative Disclosures about Market Risk

Risk management overview

The Group has exposure to market risk (including currency risk and interest rate risk), credit risk, liquidity risk, capital risk and commodity price risk. The Group’s exposure to each of these risks, and its objectives, policies and processes for measuring and managing risk are more fully described in the notes to its consolidated financial statements appearing elsewhere in this registration statement.

Market Risk

(i)	Currency Risk

While the Group’s reporting currency is the U.S. dollar, almost all of its sales and purchases are denominated in Singapore dollars. As a result, the Group is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and Singapore dollar. If the Singapore dollar depreciates against the U.S. dollar, the value of the Group’s Singapore dollar revenues, earnings and assets as expressed in the Group’s U.S. dollar consolidated financial statements will decline. The Group does not have a policy to hedge its exposure to foreign exchange risk.

(ii)	Interest Rate Risk

The Group is exposed to interest rate risk on its non-current borrowings at variable rates.

The Group’s borrowings at variable rates are denominated mainly in Singapore dollars. At December 31, 2022, if the Singapore dollar interest rates had increased/decreased by 0.5% (at December 31, 2021: 0.5%) with all other variables including tax rate being held constant, the loss after tax for the financial year would have been lower/higher by US$18,554 (2021: US$10,157) as a result of higher/lower interest expense on these borrowings.

Credit risk

The Group has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The Group performs ongoing credit evaluation of its counterparties’ financial conditions and generally do not require collateral.

Financial assets are potentially subject to concentrations of credit risk and failures by counterparties to discharge their obligations in full or in a timely manner. These arise principally from cash and cash equivalents, receivables and other financial assets. The maximum exposure to credit risk is the total of the fair value of the financial assets at the end of the reporting year. Credit risk on cash balances with banks and any other financial instruments is limited because the counter-parties are entities with acceptable credit ratings.

Liquidity risk

The Group is exposed to liquidity risk, which is risk that it will be unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Group will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Capital risk

The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and a net current asset position to support its business and maximize its shareholders’ value. The capital structure of the Group comprises issued share capital and retained earnings.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares.

The Group is in compliance with all externally imposed capital requirements for the financial years ended December 31, 2022 and 2021.

Commodity Price Risk

As the Group derives part of its revenue from the sales and trading of its circular products, which typically include zinc, precious metals and base metals, the Group is exposed to commodity price risk, which is risk on its financial performance and profitability upon fluctuations in the prevailing market prices of these commodities that are out of its control since they are primarily driven by external market forces.

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BUSINESS

The Group’s Business

Overview

ESGL is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, ESGL conducts all of its operations through its operating entity incorporated in Singapore, Environmental Solutions (Asia) Pte. Ltd. (“ESA”).

ESA is a waste management, treatment and recycling company involved in the collection and recycling of hazardous and non-hazardous industrial waste from customers such as pharmaceutical, semiconductor, petrochemical and electroplating companies. ESA currently has two revenue streams, from: (i) services income which is primarily comprised of the fees it charges its customers for waste collection and disposal services, which fees are similar to those charged by ESA’s competitors, and (ii) the sales and trading of ESA’s circular products that are made and processed from the recycled waste collected from its customers with respect to its waste collection and disposal services, which ESA believes makes ESA a unique and environmentally friendly offering in the marketplace.

A fundamental tenet of ESA is that waste is a resource to be reused, repurposed and recirculated. ESA believes that this mindset of creating commodities from waste sets itself apart from the linear traditional waste industry participants, which largely only generate income from the collection, destruction and disposal of post-collection waste. This philosophy is ingrained and reflected in ESA’s business operations where it utilizes renewable energy and by-products produced from ESA’s waste treatment process to reduce its own operating costs. In line with this mindset, ESA’s primary business focus is the conversion and processing of industrial waste (that would otherwise be unused in the waste recycling process) into circular products such as pyrolysis oil, diesel, metals such as nickel, zinc, copper, silver, gold, minerals such as lime (calcium hydroxide) and fluorspar (calcium fluoride), and chemicals such as hydrochloric acid, sulfuric acid, and calcium chloride. ESA then sells these converted circular products to local and international end users, traders or overseas refiners who require the circular products for their own commercial use or for further processing including manufacturing and galvanizing purposes.

For the two years ended December 31, 2021 and 2022, the Group’s revenue generated from services income was approximately US$1.2 million and US$2.2 million respectively. For the two years ended December 31, 2021 and 2022, the Group’s revenue generated from the sales and trading of its circular products was approximately US$2.8 million and US$2.7 million, respectively.

Competitive Strengths

Unique Approach to Waste Management

ESA believes its mindset of creating commodities from waste sets it apart from linear traditional waste industry participants, which place emphasis on the destruction and disposal of waste. Like traditional waste management industry participants, ESA collects industrial waste from customers for a fee. Unlike its competitors, ESGL seeks to convert the waste it collects into circular products, which it can sell to its customers as raw materials to be circulated back into supply chains or to suppliers of raw materials.

In addition, ESA has developed sustainable waste management techniques that allow it to generate and capture renewable energy such as heat energy, water, and chemicals which is used by ESA to reduce its own net energy and resource consumption. Indeed, as focus on sustainability continues to increase globally, ESA believes its sustainable waste management techniques will help its customers meet environmental sustainability targets, such as Singapore’s “Zero Waste to Landfill” program for large manufacturing, petrochemical, pharmaceutical and semiconductor companies, which program seeks to significantly reduce waste from such companies being sent to landfills rather than being recycled into other products and energy resources.

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Furthermore, ESA’s circular products are considered sustainably sourced as they are made from recycled waste ESA collects from its customers. In the case of waste plastics conversion to ESA’s circular pyrolysis oil solution, called NewOil, this process is certified by the International Sustainability and Carbon Certification system (“ISCC”), thereby confirming ESA’s information and reporting as credible and reliable. ESA believes that the ISCC certification confirms that by offering this unique brand proposition which allows ESA’s customers to meet their environmental targets, ESA may sometimes be able to charge a premium for some of its services, when compared to traditional industrial waste management plants or other raw commodities manufacturers.

Sustainable & Renewable Energy Technologies

ESA owns and operates an industrial waste management plant in Singapore that uses waste wood gasification and solar energy for the thermal treatment processing of industrial waste. In order to harness the solar energy for the thermal treatment of industrial waste, ESA currently has 640kWp photovoltaic panels (also known as solar panels) installed in its plant building. ESA also owns and operates a commercial plant in Singapore to supply ISCC PLUS-certified circular pyrolysis oil made from waste plastics in Singapore.

These systems and engineering designs result in a low carbon footprint, whereby ESA generates only a minimal amount of by-product waste. In 2021, ESA only sent 1.1% of the waste it collected to the landfill. This is in deep contrast to most of ESA’s competitors who typically focus on processing waste through destructive methods and any by-product waste generated would be disposed of in the landfill.

Experienced Management Team

The Group’s core executive and management team, which consists of Mr. Quek Leng Chuang, Mr. Law Beng Hui, Mr. Ho Shian Ching and Mr. Lee Meng Seng, has amassed approximately a combined 100 years of relevant experience in waste management and the chemical supply chain and general management, including but not limited to corporate and financial management and services. The Company is led by its two executive directors, Mr. Quek Leng Chuang and Mr. Law Beng Hui. Mr. Quek, ESGL’s Chief Executive Officer and Chairman of ESGL’s board of directors, has over 30 years of experience in the waste management industry. In addition, Mr. Quek was awarded a Singapore Armed Force Scholarship to pursue Engineering in 1986, and subsequently served full time in the Singapore Army as an officer with Elite Infantry Division. He continued service honorably in the reserve until 2016, and attained the rank of Lieutenant Colonel. Mr. Law, the Company’s Chief Growth and Sustainability Officer, has over 20 years of experience in business strategy, brand portfolio and marketing management, including roles at Diageo plc and WPP plc.

Growth Strategy

Continue to invest in and develop new operating capabilities, technology, and carbon credits

In order to increase the types of industrial waste that ESA can process and reuse, it plans to add new operating lines to increase its sludge thermal processing capacity, acquire additional reactors, filter presses and auxiliaries to increase its spent acid processing capacity, enhance its capacity to process and convert waste plastics per year into oil, and to build a high temperature hazardous waste treatment system.

In particular, ESGL believes this treatment system will help ESA further develop its ability to capture and sell both carbon and plastic credits. The Singapore government has set a fixed price on both carbon and plastic credits and the Company intends to collaborate with a carbon consulting company for quantifying, measuring, verifying and monetizing any such credits that are generated from its planned treatment system.

ESGL also plans to invest in technologies that it believes will help ESA extract more value from waste. In addition, ESGL has begun to interface with think tanks and start-ups that may develop cutting-edge technologies that would benefit the Group’s business growth. As part of ESGL’s growth strategy, it has already begun to collaborate with a technology start-up which is a spin-off company of Nanyang Technological University in Singapore (Nanomatics Pte Ltd), to commercialize the conversion of syngas (from waste plastic pyrolysis) into carbon nanotubes and hydrogen.

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On May 18, 2023, ESA entered into the joint development agreement (the “JDA”) with Nanomatics Pte Ltd. (“NMT”) for a term of two years. ESA has developed a proprietary FR-3 Pyrolysis Technology, which converts waste plastic to circular pyrolysis oil while NMT has developed the THERMO-CVD Process Technology, which converts plastic waste to carbon nanotubes and hydrogen. The main objective of the JDA is to further develop NMT’s THERMO-CVD Process Technology at ESA’s pilot plant facility to produce carbon nanotubes and hydrogen from waste plastic and the synthetic gas generated from ESA’s FR-3 Pyrolysis Technology (the “Joint Development Program”).

Upon production of the carbon nanotubes in the pilot phase meeting the minimum standards of quality and costs of the parties, the parties may discuss the possibility of NMT granting a license to ESA to use their THERMO-CVD Process Technology in Southeast Asia and if so, the parties may negotiate the terms and conditions of such license agreement in good faith.

During a period of six months following completion of the pilot phase for the initial performance of the Joint Development Program, if one party seeks to commercialize the THERMO-CVD Process Technology by leveraging the improvements or intellectual property created under the JDA, then the parties may notify the other and negotiate in good faith on an exclusive basis, for a period of up to 60 days following such notification, with a view for both parties to participate in the said commercialization (which negotiations could include the possible formation of a joint venture arrangement).

Mergers and Acquisitions

In addition to the long-term, organic growth strategies discussed above, ESGL intends to opportunistically acquire companies to expand its core technologies and introduce the Group to potential new client bases. For example, ESGL may acquire a waste transportation company to bolster the Group’s waste collection clients, and/or additional recycling or waste treatment facilities in order to achieve economies of scale, and ideally as a result, lower overall operating costs.

Overseas Market Expansion

Currently, the bulk of the Group’s revenue is generated in the Singapore market. However, ESGL believes the Group’s sustainable and unique business model can be expanded to several international markets. For example, Batam, Indonesia is a free trade city that borders Singapore, with a population of 1.4 million people and several clusters of industrial parks with multi-national corporation manufacturers. However, the Group believes that there are no hazardous waste facilities in Batam, and that all hazardous waste collections are shipped to West Java, Indonesia for treatment. By simply removing the transportation cost for such waste, ESGL believes that its potential expansion in Batam will be an excellent demonstration of the efficacy and sustainability of its business model for waste management in markets outside its original operating jurisdiction.

Corporate History of ESGL

ESGL is a holding company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on November 18, 2022. ESGL has no substantive operations other than holding all of the issued shares of ESGH. ESGH holds all of the issued shares of Environmental Solutions Asia Holdings Limited (“ES BVI”), a holding company incorporated under the laws of the British Virgin Islands on June 29, 2022.

On August 5, 2022, as part of a reorganization, ES BVI acquired the entire equity interest in Environmental Solutions (Asia) Pte. Ltd. (“ESA”), which was incorporated under the laws of Singapore on May 8, 1999, from its shareholders, namely Quek Leng Chuang, Law Beng Hui, Chem Integrated Management Pte. Ltd., LV Capital Holdings Limited, Ling Sheng Hwang, Ling Sheng Chung, Lim Suat Bee, Julie and other shareholders, and as consideration, ESGH allotted and issued its ordinary shares to the aforementioned shareholders in the same proportion as their respective shareholdings in ESA. Upon completion of such reorganization, ESA became a wholly-owned subsidiary of ES BVI.

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The following chart shows the Company’s corporate structure as of the date of this prospectus, including its principal subsidiaries.

Industry

While goods manufactured in Singapore are often exported out of the country into the global supply chain, a disproportionately large amount of industrial waste from such goods manufacturing remains in Singapore. According to data reported by the Singapore’s government, required under the Basel Convention, the amount of hazardous waste in Singapore for 2020 was 359,170 metric tons, and has been growing at an average compound annual growth rate of 7% over the last 20 years.

Given this growth and the non-discretionary nature of the services provided in the Group’s business, we believe that the waste management industry is relatively resistant to cyclical economic trends. The industry is characterized by a range of attractive features, including: (i) high visibility of earnings due to predictable waste generation of commercial customers, (ii) the absence of cost-effective substitutes for collection, beneficial re-use and landfill disposal, (iii) high barriers to entry created by the lengthy permitting process and significant capital costs of handling industrial waste, and (iv) the ongoing trend of municipalities and local governments seeking to turn over management of public services, including waste services, to private firms.

Product & Service Quality and Safety

ESA’s waste management operations are ISO 14001:2015 certified. All of ESA’s operating procedures are documented and the associated risks of each business activity is reviewed at least annually, and updated where necessary. To ensure ESA’s waste collection procedures are followed correctly, ESA provides operator training to our operator staff and this training is conducted by our safety and production managers.

In addition to ESA’s waste collection procedures, its waste treatment and conversion processes are also ISO 9001: 2015 certified and we follow strict operational procedures in the treatment and conversion of waste. Moreover, ESA ensures its circular products meet its quality control standards with the support of its in-house laboratory. More recently, ESA’s business operations involved in the conversion of waste plastics into oil have complied with the requirements of the certification systems of ISCC Plus (International Sustainability and Carbon Certification). These certifications and qualifications are renewed annually, with the provision of regular training to ESA’s management team and employees being an integral requisite. ESA’s workplace safety and health procedures are certified as Bizsafe Level 3, as issued by the Workplace Safety and Health Council in Singapore.

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Suppliers and Logistics Providers

In addition to the waste generated by ESA’s customers, ESA purchases industrial waste from suppliers, such as companies from the biomedical, pharmaceutical, electronics, semiconductors, electroplating, and petrochemicals industries. ESA also has suppliers that provide it with certain equipment such as bins, containers for waste, machine parts, as well as other auxiliary equipment used in ESA’s waste generation plant and laboratory that is essential to ESA’s business operations.

For the year ended December 31, 2021, one supplier accounted for approximately 15.6% of the Group’s total inventory and logistic costs. For the year ended December 31, 2022, two suppliers accounted for approximately 18.1% and 14.1% of the Group’s total inventory and logistics costs.

The following summarizes the material terms of ESA’s typical sales contracts:

Term:	The agreed term is generally 1 to 2 years.

Description and type of product:	The contract stipulates the type and specifications of the waste to be purchased by ESA.

Rebate Scheme:	The purchase price for the waste is determined based on the concentration and amount of precious metals in the waste and sold to ESA via a rebate scheme.

Weight:	The contract stipulates how ESA will perform the weighing procedures and the containers used to pack the waste.

Acceptance:	The waste shall be transported to the plants of ESA.

Sample and Analysis:	The contract stipulates how the sampling and analysis of the waste will be performed by ESA.

Payment terms:	Payment is generally made in US dollars upon receipt of the invoice within 30 days from the relevant supplier.

Termination:	The contract shall be renewed automatically unless termination notice has been issued to either party at least 1 to 3 months before the expiry date.

The contract shall be terminated by the supplier if:

● ESA fails to observe or perform any provision or terms of the agreement.

● ESA gives or offers any substantial gift whether by way of money, goods or otherwise to an employee of the supplier, or if any employee/family of an employee of the supplier has an unrevealed substantial interest in the business of ESA of which ESA has knowledge of.

Confidentiality:	It also stipulates both parties shall not disclose the existence of the contract, its terms and conditions, without prior consent from the other party and any information received by the parties under this contract shall not be used other than for the waste treatment/storage/conditioning services and shall not be disclosed to any third parties.

This clause shall survive 3 years from the termination or expiration of the contract.

ESA engages third party logistics providers to provide ESA with freight and transportation services for the collection of waste and the transportation of ESA’s circular products to customers.

For the year ended December 31, 2021, one logistics provider accounted for approximately 10.02% of the Group’s total cost of inventory and logistics. For the year ended December 31, 2022, one logistics provider accounted for approximately 14.14% of the Group’s total cost of inventory and logistics.

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The following summarizes the material terms of the typical contracts with the Company’s logistics providers:

Term:	The agreed term is generally 1 to 2 years.

Service Fee for transportation:	The contract stipulates the amount of service fees (i) per trip during specified hours and (ii) per hour after specified hours.

Service Fee for loading:	The service fees for the loading of goods per trip.

Payment terms:	Generally within 30 days and prices quoted excluding good and services tax.

Sales and Marketing

ESA’s sales team is composed of four employees, and they are involved in providing sales support administration and customer services.

Sales and marketing generally is a business-to-business endeavor, and ESA adopts email marketing as the primary method of reaching out to potential customers. ESA acquires new email-registered members through a diverse set of paid and unpaid marketing channels. ESA’s paid advertising efforts include search engine marketing, affiliate channels, and specific offline marketing channels. ESA’s non-paid advertising efforts include search engine optimization, non-paid social media, customer referrals and email. Upon acquiring a customer or a potential customer’s email address, ESA focuses on how to increase their engagement with ESA’s products and services. This effort to increase engagement and repeat purchasing is primarily accomplished by providing consistent customer service and email marketing efforts. ESA also has a cloud-based customer relationship management system to promote its sales and marketing efforts. ESA also adopts search engine optimization strategies to place it on the first page of most relevant searches so that potential customers and suppliers can easily locate ESA.

Other than the above traditional means to attract potential customers, ESA is also a member of the Waste Management Recycling Association of Singapore, the United Nations Global Compact, and Association of Process Industry where it actively participates in industry forums to promote the ESA’s brand and awareness to sustainable solutions towards waste management. Additionally, and as part of ESA’s corporate social responsibility efforts, ESA has partnered up with the non-profit, Alliance to End Plastic Waste, to develop an educational program which aims to recycle at least 350 metric tons of plastics through educational institutions in Singapore.

Customers

We provide our waste collection and disposal services to the following customers, which include but are not limited to:

(i)	petrochemical companies such as Shell Easter Petroleum Pte Ltd (“Shell”), ExxonMobil Asia Pacific Pte Ltd, Huntsman Corporation and Singapore Refining Company Pte Ltd;
(ii)	semi-conductors such as Micron Semiconductor Asia Operations Pte Ltd, STMicroelectronics Pte Ltd and GlobalFoundries;
(iii)	pharmaceutical corporations such as AbbVie Operations Singapore Pte Ltd, Alcon Singapore Manufacturing Pte Ltd and Pfizer Asia Manufacturing Pte Ltd;
(iv)	technology equipment manufacturers such as Linxens Singapore Pte Ltd, Singapore Epson Industrial Pte Ltd and Lincstech Circuit Singapore Pte Ltd; and
(v)	chemical product companies such as Stella Chemifa Singapore Pte Ltd and BASF South East Asia Pte Ltd.

In line with our circularity mission, we treat and process the collected waste into circular products, which include but are not limited to, pyrolysis oil, fluorspar, treated acid, base metals and nickel carbonate, and sell them to local and international end users, traders or overseas refiners, including Shell, Pt Kedaung Oriental Porce, Progress Galvanizing Pte Ltd, GRM Co. Ltd and NickelHutte Aue GMBH.

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When selecting ESA’s customers, ESA considers factors such as their size, creditworthiness and financial strength. ESA generally delivers the circular products to its customers after they have made approximately more than 80% of the payment to ESA to minimize any risk of bad debt and non-payment.

For the year ended December 31, 2021, five of the Group’s customers accounted for approximately 11.4%, 24.7%, 16.0%, 11.1% and 10.0% of the Group’s total revenue. Trade receivables from these customers was approximately US$31,000 as of December 31, 2021.

For the year ended December 31, 2022, four of the Group’s customers accounted for approximately 15.8%, 14.7%, 12.7% and 11.3% of the Group’s total revenue. Trade receivables from these customers was approximately US$159,697 as of December 31, 2022.

The following summarizes the material terms of the Company’s typical service contracts:

Term:	The agreed term is generally for 1 to 2 years.

Description and type of waste:	The contract stipulates the type and specifications of the waste to be collected by ESA.

Service Fee:	The service fees for the collection and disposal of waste are determined based on a fixed price per unit of the waste.

Payment terms:	Full payment of the service fees is to be made within 7 to 14 working days after receipt of the invoice from ESA.

Termination:	The contract shall be renewed automatically unless termination notice has been issued to either party at least 1 to 3 months before the expiry date.

The contract shall be terminated by the customer if:

● ESA fails to observe or perform any provision or terms of the agreement.

● ESA gives or offers any substantial gift whether by way of money, goods or otherwise to an employee of the customer, or if any employee/family of an employee of the customer has an unrevealed substantial interest in the business of ESA of which ESA has knowledge of.

Confidentiality:	The contract stipulates that ESA shall not assign, transfer or subcontract the contract nor assign rights, obligations or duties under the contract to any other party without the prior written consent of the customer.

It also stipulates both parties shall not disclose the existence of the contract, its terms and conditions, without prior consent from the other party and any information received by the parties under this contract shall not be used other than for the waste treatment/storage/conditioning services and shall not be disclosed to any third parties.

This clause shall survive 3 years from the termination or expiration of the contract.

The following summarizes the material terms of a typical purchase order:

Description and type of product:	The purchase order stipulates the type and specifications of the circular products to be supplied and delivered to the customer.
Price of product:	The price of the circular product is determined based on a fixed price per unit.
Weight:	The contract stipulates how ESA will perform the weighing procedures for the circular products.
Payment terms:	Full payment of the price of the product is to be made within 30 days after receipt of the invoice from ESA.

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Research and Development

ESA is committed to researching and developing its industrial waste treatment technologies in order to meet the demands of its customers in the industrial waste treatment market.

Internally, ESA collects feedback from its completed projects and modifies its equipment and technologies based on the feedback and from its previous experiences. ESA believes scientific and technological innovations will aid it to achieve its long-term strategic objective of becoming one of the premier industrial waste treatment companies in Singapore. For this reason, ESA devotes significant financial and personnel resources to research and development. ESA’s current research and development efforts are primarily focused on waste treatment methodologies. ESA’s internal research and development team is comprised of highly skilled engineers and scientists with extensive experience in industrial waste treatment technologies, chemistry, and design. To supplement ESA’s internal expertise, it is also looking to collaborate with third-party institutions.

As of December 31, 2021 and 2022, the Company’s capitalized research and development expenses were approximately US$2.0 million and US$3.0 million, respectively. The Company intends to continue to invest in research and development to support and enhance its existing waste management methodologies and promote further innovation in the realm of waste management and treatment to enhance ESA’s position in the market.

Seasonality

The volume of industrial waste in certain regions where ESA operates also tends to increase during the summer months. ESA’s second and third quarter revenues and results of operations typically reflect these seasonal trends. Service disruptions caused by severe storms, extended periods of inclement weather or climate events can significantly affect ESA’s operating results. On the other hand, certain destructive weather and climate conditions, such as wildfires and hurricanes, can increase the Company’s revenues as a result of the waste volumes generated by these events. While weather-related and other event driven special projects can boost revenues through additional work for a limited time, due to significant start-up costs and other factors, such revenue can generate earnings at comparatively lower margins.

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Intellectual Property

The Group has submitted an application with the Intellectual Property Office of Singapore to register “” and “” as the Company and ESA’s logo in Singapore. As of December 31, 2021, ESA has registered the trademark “” for NewOil, one of ESA’s key products, with the Intellectual Property Office of Singapore. The Group also intends to register the trademark “” and “” as the Company and ESA’s logo in Indonesia.

The Group believes that its intellectual property is important to the success and positioning of the Company. Through ESA’s trademarks and domain name, the Group believes it has enhanced its brand recognition as well as highlighted NewOil as one of its key products, hence distinguishing ESA from its competitors and reinforcing the positive corporate image ESA has among its customers and suppliers.

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The Group cannot assure you that any pending trademark, patent or copyright will be approved by the relevant government authorities. In addition, any rights granted under any of ESA’s existing or future patents, copyrights or trademarks may not provide meaningful protection or any commercial advantage to the Company. With respect to our other proprietary rights, it may be possible for third parties to copy or otherwise obtain and use proprietary technology without authorization or to develop similar technology independently. The Group may in the future initiate claims or litigation against third parties to determine the validity and scope of proprietary rights of others. In addition, the Group may in the future initiate litigation to enforce its intellectual property rights or to protect its trade secrets.

Competition

The Group faces significant competition from the numerous waste management companies who collect and dispose of the waste ESA needs for its waste management and treatment processes. Such competitors include ECO Special Waste Management Pte Ltd, Chem-Solv Technologies Pte Ltd, Modern Asia Environmental Holdings Pte Ltd, and Veolia ES Singapore Industrial Pte. Ltd.

A substantial majority of the Group’s competitors are significantly larger than the ESA and have more capital to invest in their businesses. Competitors could also seek to gain market share by reducing the prices they charge customers, introducing products and solutions that are similar to ESA’s or introducing new technology tools.

Facilities

The Group’s headquarters are located at 101 Tuas South Avenue 2, Singapore 637226, with approximately 95,000 square feet of facility space, pursuant to a 17-year state lease that terminates on November 30, 2030. The Group pays S$9,225.09 per month under such lease, which may be subject to a potential increase of the rent based on the prevailing market rate every year. This facility is used for the processing of solid and liquid industrial waste and the physical-chemical treatment of acids and alkali wastes. The facility also processes waste wood to be converted into renewable heat energy, and the auxiliaries and offices are powered by 640 KWp Solar PV on the main building roof.

The Group also leases a factory space at 62 Tuas Street 5, Singapore 637802, with approximately 25,000 square feet of facility space, pursuant to a 30-year state lease that terminates on March 31, 2038. This facility is used for the processing of chemical wastes and the pyrolysis of waste plastics into NewOil.

The Group leases another factory space at 110 Tuas South Avenue 3, Singapore 637369, with approximately 34,000 square feet of facility space, pursuant to a two-year tenancy agreement that terminates on January 31, 2023. This facility is used for the storage of waste and circular products. This facility is integral to our supply chain operations and is used mainly for the storage of wastes prior to treatment and the Group’s circular products prior to dispatch or export for sales. The site has the capacity to simultaneously load up to 6 shipping containers at once, providing adequate support for the Group’s export sales activities.

The Company believes that its facilities are adequate to meet its needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of the Group’s operations.

Employees

As of August 31, 2023, the Group had 71 full-time employees, all of whom are located in Singapore. The Group has no part-time employees. The Group’s success depends on its ability to attract, motivate, train and retain qualified personnel. The Group believes it offers its employees competitive compensation packages and an environment that encourages self-development. Hence, the Group has generally been able to attract and retain qualified personnel and maintain a stable core management team.

None of the Group’s employees are represented by a labor union or covered by a collective bargaining agreement. The Group has not experienced any employment-related work stoppages in the past, and the Group considers its relations with its employees to be good.

Legal Proceedings

The Group is not party to any ongoing legal proceedings that in the opinion of the Group’s management would have a material adverse effect on ESA’s business. However, from time to time, the Group may be involved in legal proceedings or may be subject to claims arising in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, the Group believes that the final outcome of such matters will not have a material adverse effect on its business, operating results, financial condition or cash flows.

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MANAGEMENT

Our directors and executive officers are as follows:

Name	Age	Position(s)
Quek Leng Chuang	56	Chief Executive Officer and Chairman
Ho Shian Ching	53	Chief Financial Officer
Law Beng Hui	47	Chief Growth and Sustainability Officer and Director
Lee Meng Seng	54	Chief Operating Officer
Anita Pushparani Dorett(1)	55	Independent Director
Lim Boon Yew Gary(1)	48	Independent Director
Yap Chin Yee Richard(1)	56	Independent Director
Ernest Fong(1)	51	Independent Director

(1)	Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Quek Leng Chuang has served as ESGL’s Chief Executive Officer and Chairman of the Board since August 2023 and as ESA’s Chief Executive Officer since December 2020. Mr. Quek founded ESA in May 1999 and has since served as its director and chairman since that time. From June 1996 to January 1997, Mr. Quek served as an operations manager of Green Singapore Pte Ltd, a waste paper recycling and industrial commercial solid waste recycling company. From February 1997 to December 1998, Mr. Quek served as an operations engineer at Eco Industrial Environmental Engineering Pte Ltd, an environmental engineering firm with particular focus on solid waste recovery facilities. Mr. Quek was awarded a Singapore Armed Force Scholarship to pursue Engineering in 1986, and subsequently served full time in the Singapore Army as an officer with Elite Infantry Division. He continued service honorably in the reserve till 2016, and attained the rank of Lieutenant Colonel. Mr. Quek received a Bachelor of Engineering (Chemical Engineering) from the National University of Singapore in 1990, and a Master of Business Administration from Leicester University in 1996. We believe Mr. Quek’s wealth of industry experience qualifies him to serve on our Board.

Ho Shian Ching has served as ESGL’s Chief Financial Officer since August 2023. From January 2015 to May 2022, Mr. Ho served as the financial controller of ETH Enterprises Pte Ltd, a leading manufacturer of quality timber products. From May 2007 to May 2017, Mr. Ho served as the Chief Financial Officer of Fujian Zhenyun Plastics Industry Co., Ltd (SGX:5KT), a company principally engaged in research and development and manufacturing of plastic pipes and fittings. From January 2005 to February 2007, Mr. Ho served as the group financial controller of China Great Land Holdings Ltd (SGX:D50), an investment holding company. From March 2004 to January 2005, Mr. Ho served as company secretary, director and financial controller of Planet Fitness Co., Pte Ltd, a fitness gym company. From January 2001 to January 2004, Mr. Ho served as the commercial manager of Hanson Building Materials (S) Pte Ltd, a building materials company. From September 1999 to December 2000, Mr. Ho served as the internal auditor for NatSteel Electronics Ltd, a leading electronic manufacturer which offered box-building and related services. From December 1995 to July 1999, Mr. Ho was an external auditor with KPMG LLP, an audit firm, where he primarily performed statutory audits. Mr. Ho is a member of CPA Australia and is a Chartered Accountant of Singapore CA. Mr. Ho received a Bachelor of Commerce from Murdoch University in 1995.

Law Beng Hui has served as ESGL’s director and Chief Growth and Sustainability Officer since August 2023 and as ESA’s Chief Growth and Sustainability Officer and director since December 2020 and January 2021, respectively. Mr. Law co-founded NewOil Solutions Pte Ltd in July 2020, a chemical recycling company. Mr. Law is an Internationally Certified Practicing Management Consultant registered with Singapore Business Advisors and Consultants Council (SBACC). He currently sits on the board of consultants for Diageo plc’s carbon neutral whisky distillery investment in China and has taken on various leadership positions at Diageo plc since June 2011. From January 2005 to August 2008, Mr. Law served as regional client services director at Young and Rubicam Brands Ltd, one of the advertising groups owned by WPP plc (LON:WPP), an advertising and media conglomerate. Mr. Law received a Bachelor of Business Administration from the National University of Singapore in 1999 and an Executive Master of Business Administration from INSEAD Business School in 2021. We believe Mr. Law’s extensive experience qualifies him to serve on the Board, including his over 20 years of experience in business strategy, brand portfolio and marketing management at leading consumer packaged goods companies and advertising agencies, working across global and regional markets.

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Lee Meng Seng has served as ESGL’s Chief Operating Officer since August 2023 and served as ESA’s Chief Operating Officer since August 2022. From June 2019 to June 2022, Mr. Lee served various roles with SembWaste Pte Ltd., a subsidiary of Sembcorp (SGX:U96) that primarily engages in solid waste management. Mr. Lee first joined SembWaste Pte Ltd as the Head of Operations Hub, and was later promoted to Head of Operations in 2021 and the Head of Maintenance of its maintenance department and the Head of Risk and Compliance in 2022. From June 2018 to March 2019, Mr. Lee was the Head of Operations of Global Ritz Protection Pte Ltd., a private security systems and management company in Singapore. Prior to that, Mr. Lee was re-enlisted and has served at the Singapore Armed Forces for almost 20 years since 1998 with his last appointment as the Head of Division/Brigade Training Branch and Deputy Head Civil Military Relations Training Centre. From April 1996 to June 1998, Mr. Lee was the Director of Operations at Edra Creations and Renovation, an interior design service provider in Singapore. Mr. Lee graduated in 1988 with an Advanced Certificate from Singapore-Cambridge General Certificate of Education.

Anita Pushparani Dorett has served as ESGL’s independent director since August 2023. Since September 2018, Ms. Dorett has worked with the Investor Alliance for Human Rights, an initiative of the Interfaith Center on Corporate Responsibility. Ms. Dorett took on the leadership role of director of the Investor Alliance since January 2021, providing support to investors on international laws and standards in relation to human rights risks and developing programs, tools and guidance for investors, to inform and advance their responsibility to respect human rights. From January 2015 to June 2017, Ms. Dorett served as Associate General Counsel at International Business Machines Corporation (NYSE:IBM). From October 2009 to December 2014, Ms. Dorett served as legal counsel for Dell Global BV, a computer hardware company, in Singapore and was the global legal lead for Dell Services Business, providing legal advice on regional and global strategy, as well as business planning. From August 1997 to August 2009, Ms. Dorett was employed by British Telecommunications Singapore Pte Ltd, a telecommunications company, as head legal counsel for Southeast Asia and as counsel for mergers and acquisitions in Asia Pacific and Japan. In July 1991, Ms. Dorett qualified as an advocate and solicitor from the Supreme Court of Singapore, and engaged in private legal practice with Wong Partnership. Ms. Dorett received a Bachelor of Laws from the National University of Singapore in 1990 and a Master of Laws from the Columbia University in 2018. We believe Ms. Dorett’s extensive legal experience and tenure serving as legal counsel to multinational corporations qualifies her to serve on the Board.

Lim Boon Yew Gary has served as ESGL’s independent director since August 2023. He is presently an Executive Director in Rockpool Capital Limited. Rockpool Capital is a multi-family office licensed by the Securities and Futures Commission in Hong Kong. He manages the various relationships and advises the families on their wealth management matters. Mr. Lim served as an independent advisory director of A.Plus International Corporation Limited from February 2022 to January 2023. In January 2019, Mr. Lim served as an independent non-executive director and chairman of the remuneration committee of ZACD Group Limited (HKG:8313), an integrated real estate asset manager, although he has since stepped down from this role in June 2023 as part of the scheduled rotation of directors of the firm. Since June 2017, Mr. Lim served as a committee member of the Singapore Chamber of Commerce in Hong Kong. During the period from January 2012 to January 2022, Mr. Lim co-founded A.Plus International Corporation Limited, a financial documentation services company, a subsidiary of A.Plus Group Holdings Limited (HKG: 1841). In addition, Mr. Lim served as the assistant general manager of Toppan Vite Limited, a company providing financial printing services, in Hong Kong from August 2002 to December 2012. Mr. Lim received a Bachelor’s of Engineering in Mechanical Engineering (Honors) from Nanyang Technology University in 1999 and a Master’s of Business Administration from University of Chicago, Booth School of Business in 2008. We believe Mr. Lim’s extensive experience as a founder, executive and a director of publicly-traded companies qualifies him to serve on the Board.

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Yap Chin Yee Richard has served as ESGL’s independent director since August 2023. Since June 2020, Dr. Yap has served various board roles with HCA Hospice Care, a charity organization that provides palliative care to patients. Since October 2020, Dr. Yap has served as a council member and a member of the finance and investment committee of Dyslexia Association of Singapore, a charity association that provides learning support for learning differences students. From July 2019 to February 2020, Dr. Yap served in Deloitte Consulting LLP as the subject matter expert on a project for a conglomerate in southeast Asia. From May 2015 to May 2019, Dr. Yap served as chief executive officer of Q Fund Management Ltd., an alternative asset manager licensed under the Securities and Futures Commission of Hong Kong (“SFC”) specializing in fundamental equity investment in Chinese companies, where he oversaw risk, operations, regulatory, and technology matters, and investor relations. From September 2009 to April 2015, Dr. Yap served as managing director of Gemini Capital Ltd., a family office. From March 2009 to September 2009, Dr. Yap served as a consultant of the Bank of China (Hong Kong) Limited (HKG:1988) where he advised the senior management and its board of directors on establishing an offshore asset management business for the group. From April 2008 to January 2009, he served in Nomura International (Hong Kong) Limited as head of structured credit markets in Asia. From August 1994 to March 2008, Dr. Yap served as the managing director of Lehman Brothers and was responsible for sales management in Singapore until December 1999 and in Hong Kong until March 2008. Dr. Yap has obtained licenses for dealing in securities (type 1), advising on securities (type 4), corporate finance (type 6) and asset management (type 9) from the SFC. Dr. Yap further obtained Series 7 qualification from the US National Association of Securities Dealers in 1994. Dr. Yap received a Bachelor of Science in Computer and Information Science from the University of Oregon in 1986, a Master of Business Administration from New York University in 1994 and a Doctor of Business Administration from the City University of Hong Kong in 2018. We believe Dr. Yap’s extensive experience in the banking, investment and charitable giving fields qualifies him to serve on the Board.

Ernest Fong has served as ESGL’s independent director since August 2023. Since October 2021, Mr. Fong has been the Asia Pacific CEO of Optimas Capital, an Asian-based Hedge Fund with offices in Hong Kong, Singapore and Taiwan. Mr. Fong joined Credit Suisse in March 1998 and after spending more than 21 years in its Singapore, Taiwan and Hong Kong offices, he retired from Credit Suisse in December 2019. His last position in Credit Suisse was as the Head of Markets Research in Asia Pacific and he was responsible for a team of almost 300 across 14 offices and 12 markets. Prior to Credit Suisse, Mr. Fong was an equity research analyst at Credit Lyonnais Securities Asia from June 1995 to February 1998. Since June 2020, Mr. Fong is also a non-executive director of Vincom Retail, listed in Vietnam, which is part of the Vincom group, the largest privately-owned company in Vietnam. Mr. Fong graduated from National University of Singapore with a Bachelor of Arts degree, majoring in Economics and Statistics. We believe Mr. Fong’s extensive experience in the banking and investment fields qualifies him to serve on the Board.

Board of Directors

The Board consists of six directors, including four independent directors, namely Anita Pushparani Dorett, Lim Boon Yew Gary, Yap Chin Yee Richard and Ernest Fong. A director is not required to hold any shares in ESGL to qualify as a director. Nasdaq Stock Market Listing Rules generally require that a majority of an issuer’s board of directors must consist of independent directors. However, as a foreign private issuer, we are exempt from this requirement.

Board Committees

The Board has established an audit committee, a compensation committee and a nomination and governance committee, which have the responsibilities and authority necessary to comply with applicable Nasdaq and SEC rules. The audit committee is comprised of Anita Pushparani Dorett, Lim Boon Yew Gary, Yap Chin Yee Richard and Ernest Fong. The compensation committee is comprised of Anita Pushparani Dorett, Lim Boon Yew Gary, Yap Chin Yee Richard and Ernest Fong. The nomination and governance committee is comprised of Anita Pushparani Dorett, Lim Boon Yew Gary, Yap Chin Yee Richard and Ernest Fong. We have adopted a charter for each of these committees that complies with Nasdaq rules. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Anita Pushparani Dorett, Lim Boon Yew Gary, Yap Chin Yee Richard and Ernest Fong serve as members of the audit committee of the Company (the “Audit Committee”). Yap Chin Yee Richard serves as the chair of the Audit Committee. Each of the members of the Audit Committee satisfies all independence requirements under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Yap Chin Yee Richard possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC and Nasdaq.

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The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is generally responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee

Anita Pushparani Dorett, Lim Boon Yew Gary, Yap Chin Yee Richard and Ernest Fong serve as members of the compensation committee of the Company (the “Compensation Committee”). Lim Boon Yew Gary serves as the chair of the Compensation Committee. Each of the members of the Compensation Committee satisfies the independence requirements under the applicable rules and regulations of the SEC and Nasdaq.

The Compensation Committee is generally responsible for overseeing and making recommendations to the Board regarding the salaries and other compensation of our Executive Officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee is generally responsible for, among other things:

●	reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer, evaluating the chief executive officer’s performance at least annually, and determining and approving the chief executive officer’s compensation level based on this evaluation;

●	reviewing and approving the compensation of all other Executive Officers;

●	reviewing, approving and recommending incentive compensation plans and equity-based plans to the Board and shareholders of the Company for approval, and administering the Company’s incentive compensation plans and equity-based plans;

●	reviewing, approving and recommending employment agreements and severance arrangements or plans to the Board for approval;

●	reviewing all Director compensation and benefits for service on the Board and Board committees at least once a year, and recommending any changes to the Board as necessary; and

●	overseeing, in conjunction with the Nominating and Corporate Governance Committee, engagement with shareholders and proxy advisory firms on executive compensation matters.

Nominating and Governance Committee

Anita Pushparani Dorett, Lim Boon Yew Gary, Yap Chin Yee Richard and Ernest Fong serve as members of the nominating and governance committee of ESGL (the “Nominating and Governance Committee”). Anita Pushparani Dorett serves as the chair of the Nominating and Governance Committee. Each of the members of the Nominating and Governance Committee satisfies all independence requirements under the applicable rules and regulations of the SEC and Nasdaq.

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The Nominating and Governance Committee is generally responsible for identifying and proposing new potential director nominees to the Board for consideration and for reviewing our corporate governance policies. The Nominating and Governance Committee is generally responsible for, among other things:

●	determining the qualifications, qualities, skills, and other expertise required to be a Director, and developing and recommending to the Board the criteria to be considered in selecting director nominees for the Board’s approval;

●	identifying and screening individuals qualified to become members of the Board, and considering any director candidates recommended by the Company’s shareholders pursuant to the procedures described in the Company’s registration statement;

●	selecting and approving the director nominees to be submitted to a shareholder vote at the shareholders’ annual meeting, subject to approval by the Board;

●	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, reviewing these principles at least once a year and recommending any changes to the Board;

●	overseeing the Company’s corporate governance practices and procedures, including identifying best practices, and reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company’s corporate governance framework;

●	reviewing the Board’s committee structure and composition and to make recommendations to the Board annually regarding the appointment of directors to serve as members of each committee and committee chairmen;

●	if a vacancy on the Board and/or any Board committee occurs, identifying and making recommendations to the Board regarding the selection and approval of candidates to fill such vacancy either by election by shareholders or appointment by the Board;

●	developing and overseeing a Company orientation program for new Directors and a continuing education program for current Directors, periodically reviewing these programs and updating them as necessary;

●	reviewing, approving and overseeing any transaction between the Company and any related person on an ongoing basis in accordance with the Company’s related party transaction approval policy;

●	reviewing and discussing with management disclosure of the Company’s corporate governance practices;

●	developing and recommending to the Board for approval an officer succession plan, to review such succession plan periodically with the chief executive officer, developing and evaluating potential candidates for executive positions, and recommending to the Board any changes to and any candidates for succession under the succession plan.

Duties and Functions of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to the Company, the directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. The Company has the right to seek damages if a duty owed by any of the directors is breached.

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Terms of Directors and Officers

ESGL’s officers are appointed by and serve at the discretion of the Board. Each director holds office for the term fixed by the resolution of shareholders or the resolution of directors appointing him until such time as his successor takes office or until the earlier of his or her death, resignation or removal from office by resolution of directors with or without cause or by resolution of shareholders for cause. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Interested Transactions

A director may, subject to any separate requirements for Audit Committee approval under applicable laws or applicable Nasdaq Stock Market Listing Rules, vote on a matter relating to the transaction in which he or she is interested, provided that the interest of any directors in such transaction is disclosed by him or her to all other directors.

Compensation of Directors and Executive Officers

Decisions with respect to the compensation of ESGL’s executive officers, including its named executive officers, will be made by the compensation committee of the Board. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that compensation for ESGL’s executive officers will have the following components: base salary, cash bonus opportunities, share incentive award, broad-based employee benefits, supplemental executive perquisites and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits will be designed to attract and retain senior management talent. ESGL will also use cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of its named executive officers with the long-term interests of its equity owners and to enhance executive retention.

Base Salary

We expect that ESGL’s named executive officers’ base salaries in effect will continue subject to increases made in connection with ESGL’s annual review of its named executive officers’ base salaries, and be reviewed annually by the Compensation Committee.

Annual Bonuses

ESGL will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.

Other Compensation

ESGL continues to maintain various broad-based employee benefit plans similar to those in effect prior to the Business Combination. ESGL will continue to provide its named executive officers with specified perquisites and personal benefits currently provided by ESGH prior to the Business Combination.

Director Compensation

Non-employee directors of ESGL will receive varying levels of compensation for their services as directors and members of committees of the Board. ESGL anticipates that director compensation will be determined in accordance with industry practice and standards.

Foreign Private Issuer Status

As a foreign private issuer, ESGL is exempt from the rules under the Exchange Act, prescribing the furnishing and content of registration statement, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, ESGL is not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and is not required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. ESGL is also permitted to follow corporate governance practices in accordance with the Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result ESGL’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

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DESCRIPTION OF ORDINARY SHARES

ESGL is a Cayman Islands company and its affairs are governed by our Amended and Restated Memorandum and Articles of Association, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

ESGL currently has a single class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another.

Ordinary Shares

The following includes a summary of the terms of the Ordinary Shares based on our Amended and Restated Memorandum and Articles of Association and Cayman Islands law. According to our Amended and Restated Memorandum and Articles of Association, the authorized share capital is $50,000 divided into 500,000,000 Ordinary Shares of par value of $0.0001 each.

General. ESGL’s authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, with a par value of US$0.0001 each. All of ESGL’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. ESGL may not issue share to bearer. ESGL’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares.

Dividends. Subject to the Companies Act and our Amended and Restated Articles of Association and except as otherwise provided by the rights attached to any ESGL’s shares, ESGL’s directors may resolve to pay dividends and other distributions on ESGL’s shares in issue and authorise payment of the dividends or other distributions out of the funds of ESGL lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which ESGL’s directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realised or unrealised profits of ESGL, out of the share premium account or as otherwise permitted by law.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each Ordinary Share is entitled to one vote. Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

A Member holding more than one Share need not cast the votes in respect of their Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing the proxy, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which they are appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which they are appointed.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions in our Amended and Restated Articles of Association as set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by ESGL’s Board of Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

If the Ordinary Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Amended and Restated Articles of Association on terms that one cannot be transferred without the other, the ESGL’s directors shall refuse to register the transfer of any such Ordinary Share without evidence satisfactory to them of the like transfer of such right, option or warrant.

Redemption, Repurchase and Surrender of Ordinary Shares. Subject to the provisions of the Companies Act, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

Subject to the provisions of the Companies Act, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

The Directors may accept the surrender for no consideration of any fully paid Share.

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Variations of Rights of Shares. Subject to Amended and Restated Articles of Association, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

Inspection of Books and Records. Holders of Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of ESGL’s list of shareholders or its corporate records. However, ESGL will provide its shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Issuance of Additional Shares. Subject to the provisions, if any, in our Amended and Restated Memorandum of Association (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Companies Act and the Amended and Restated Articles of Association) vary such rights.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that every ESGL’s director and officer (which for the avoidance of doubt, shall not include auditors of ESGL), together with every ESGL’s former director and former officer (each an “Indemnified Person”) shall be indemnified out of the assets of ESGL against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under ESGL’s Amended and Restated Articles of Association unless or until a court of competent jurisdiction shall have made a finding to that effect.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Articles of Association provide that a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of ESGL’s members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of ESGL duly convened and held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association provide that our members’ requisition is a requisition of ESGL’s members holding at the date of deposit of the requisition not less than one-third in par value of the issued ESGL’s shares which as at that date carry the right to vote at general meetings of ESGL.

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Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, directors may be removed by an ordinary resolution of our members.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Articles of Association, if ESGL shall be wound up the liquidator may, subject to the rights attaching to any ESGL’s shares and with the approval of a special resolution of ESGL and any other approval required by the Companies Act, divide amongst ESGL’s members in kind the whole or any part of the assets of ESGL (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Enforceability of Civil Liability under Cayman Islands Law

Appleby, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the U.S. federal securities laws or the securities laws of any state or other territory of the United States of America; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Data Protection in the Cayman Islands - Privacy Notice

This privacy notice explains the manner in which the Company collects, processes, and maintains personal data about investors of our Company pursuant to the Data Protection Act (2021 Revision) of the Cayman Islands, as amended from time to time, and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of our Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

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This privacy notice puts our shareholders on notice that, by virtue of making an investment in our Company, our Company and certain of our Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

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Our Company will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals, and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is +1 (212) 509-4000.

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DESCRIPTION OF WARRANTS

Set forth below is also a description of the Warrants that are issued and outstanding.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the warrant agreement attached as Exhibit 4.3 to this registration statement.

Each Warrant assumed at Closing entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per full share. ESGL will not issue fractional shares. The Warrants became exercisable on August 2, 2023, and will expire on August 2, 2028.

ESGL may redeem the outstanding Public Warrants, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of the Ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before ESGL sends the notice of redemption, and

●	if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying the Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and ESGL issues a notice of redemption, each warrant holder can exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 trigger price as well as the $11.50 Warrant exercise price per full share after the redemption notice is issued and not limit ESGL’s ability to complete the redemption.

If ESGL calls the Public Warrants for redemption as described above, the management will have the option to require all warrant holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each Warrant holder would pay the exercise price by surrendering the whole Public Warrant for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the Warrant holders. Whether ESGL will exercise its option to require all Warrant holders to exercise their Public Warrants on a “cashless basis” will depend on a variety of factors including the price of the Ordinary Shares at the time the Public Warrants are called for redemption, ESGL’s cash needs at such time and concerns regarding dilutive share issuances.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares by:

● each person who is the beneficial owner of more than 5% of the outstanding shares of any series of our voting ordinary shares;

● each of our current executive officers and directors; and

● all executive officers and directors of the Company, as a group.

The beneficial ownership of Ordinary Shares is based on 12,683,039 Ordinary Shares issued and outstanding as of September 18, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of Shares
Five Percent or Greater Holders:
Genesis Unicorn Capital, LLC (2)	2,330,581	18.38%
ACM ARRT K LLC (3)	1,050,000	8.28%
Vellar Opportunities Fund Master, Ltd. (4)	2,200,000	17.35%

Directors and Executive Officers:
Quek Leng Chuang	3,779,123	29.80%
Ho Shian Ching	44,648	*
Law Beng Hui	521,104	4.11%
Lee Meng Seng	103,966	*
Anita Pushparani Dorett	—	—
Lim Boon Yew Gary	—	—
Yap Chin Yee Richard	26,789	*
Ernest Fong	30,000	*
All Directors and Executive Officers as a group (8 individuals)	4,505,630	35.53%

* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of our officers and directors is 101 Tuas South Avenue 2, Singapore 637226.

(2)	Samuel Lui, is the sole member and manager of Genesis Unicorn Capital, LLC. By virtue of this relationship, Samuel Lui, may be deemed to share beneficial ownership of the securities held of record by Genesis Unicorn Capital, LLC. The address of Genesis Unicorn Capital, LLC is 281 Witherspoon Street, Suite 120, Princeton, New Jersey 08540.

(3)	The securities are held directly by ACM ARRT K LLC, of which Atalaya Capital Management LP (“ACM”) is the Manager and has investment and dispositive power over the shares. Ivan Zinn is the Chief Investment Officer of ACM and has voting and dispositive power over the shares. The business address of ACM ARRT K LLC and ACM is One Rockefeller Plaza, 32nd Floor New York, NY 10020.

(4)	Cohen & Company Financial Management, LLC (“CCFM”) is the investment manager for Vellar, and Mr. Daniel Cohen is the Chief Investment Officer of CCFM. CCFM is a controlled subsidiary of Dekania Investors, LLC, which in turn is a controlled subsidiary of Cohen & Company LLC, which in turn is a controlled subsidiary of Cohen & Company Inc. Mr. Cohen disclaims any beneficial ownership of the shares held by these entities. The business address of Vellar Opportunities Fund Master, Ltd is c/o Mourant Governance Services (Cayman) Limited 94, Solaris Avenue, Camana Bay, PO Box 1348 Grand Cayman KY1-1108, Cayman Islands. The business address for each of Cohen & Company Financial Management, LLC; Dekania Investors, LLC; Cohen & Company LLC; Cohen & Company Inc.; and Mr. Daniel Cohen is 3 Columbus Circle, 24th Floor, New York NY 10019.

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SELLING SHAREHOLDERS

On August 2, 2023, we consummated the Business Combination.

The Selling Shareholders may offer and sell, from time to time, any or all of the Ordinary Shares and Private Warrants being offered for resale by this prospectus.

In addition, this prospectus relates to the issuance of (i) up to 8,625,000 Ordinary Shares that are issuable upon the exercise of Public Warrants, which were previously registered, and (ii) up to 377,331 Ordinary Shares issuable upon the exercise of the Private Warrants.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Ordinary Shares and Warrants of each Selling Shareholder, the number of Ordinary Shares and number of Warrants that may be sold by each Selling Shareholders under this prospectus and that each Selling Shareholders will beneficially own after this offering. We have based percentage ownership on 12,683,039 Ordinary Shares outstanding as of the date of this prospectus.

Because each Selling Shareholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Shareholder and further assumed that the Selling Shareholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

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	Ordinary Shares				Warrants to Purchase Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Adeoye Olukotun (1)	30,000	30,000	—	—	—	—	—	—
Samuel Lui(2)	1,427,191	1,427,191	—	—	—	—	—	—
Terry Mun Hoe Koh(3)	75,000	75,000	—	—	—	—	—	—
Mario Sant Singh(4)	15,000	15,000	—	—	—	—	—	—
Yuen Nga Lok(5)	105,745	105,745	—	—	—	—	—	—
Robert Wesley Ho-Wan CHAN(6)	35,248	35,248	—	—	—	—	—	—
Kenji Kun Lun LEE(7)	35,248	35,248	—	—	—	—	—	—
ARC Group Limited(8)	30,000	30,000	—	—	—	—	—	—
Andrew Yew Chi CHONG (9)	754,662	754,662	—	—	377,331	377,331	—	—
Juan Fernandez Pascual (10)	20,000	20,000	—	—	—	—	—	—
Grainne Coen(11)	30,000	30,000	—	—	—	—	—	—
Ernest Fong (12)	234,439	234,439	—	—	—	—	—	—
Chung Fan Cheng (13)	25,000	25,000	—	—	—	—	—	—
Teck-Yong Heng (14)	50,379	50,379	—	—	—	—	—	—
Niel Starksen (15)	20,000	20,000	—	—	—	—	—	—
Robert Tienhan Chang(16)	8,000	8,000	—	—	—	—	—	—
Quek Leng Chuang (17)	3,779,123	3,779,123	—	—	—	—	—	—
Hank Wuh MD(18)	15,000	15,000
Beng Hui Law (19)	521,104	521,104	—	—	—	—	—	—
Lee Guat Beng (20)	26,789	26,789	—	—	—	—	—	—
Meng Seng Lee(21)	103,966	103,966	—	—	—	—	—	—
Tsuey Ling Theresa YAP (22)	44,648	44,648	—	—	—	—	—	—
ACM ARRT K LLC (23)	1,050,000	1,050,000	—	—	—	—	—	—
Vellar Opportunities Fund Master, Ltd. (24)	2,200,000	2,200,000	—	—	—	—	—	—
David W Boral (25)	19,945	19,945	—	—	—	—	—	—
Joseph T Rallo (26)	19,945	19,945	—	—	—	—	—	—
Kingswood Capital Partners LLC(27)	3,235	3,235	—	—	—	—	—	—

(1)	The address of the Selling Shareholder is 125 Hopewell Wertsville Road, Hopewell, New Jersey 08525.

(2)	The address of the Selling Shareholder is 7B, Tower 5, Bel-Air Residence, 28 Bel-Air Ave, Pokfulam, Hong Kong.

(3)	The address of the Selling Shareholder is 4A, 7-9 Deep Water Bay Drive, Hong Kong.

(4)	The address of the Selling Shareholder is 60 Gentle Drive, Singapore 309263, Singapore.

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(5)	The address of the Selling Shareholder is 1A, Park Villa, 3 Dianthus Road, Kowloon, Hong Kong.

(6)	The address of the Selling Shareholder is House B, No.8 Fei Ha Road, Sai Kung, Hong Kong.

(7)	The address of the Selling Shareholder is 34L, 3/F, Braga Circuit, Kadoorie Hill, Hong Kong.

(8)	The address of the Selling Shareholder is Rooms 1318-19, 13/F, Hollywood Plaza, 610 Nathan Road, Mongkok, Kowloon, Hong Kong. Abraham Dominguez Cinta, Sergio Camarero Blanco, and Carlos Guillermo Lopez Martinez hold voting and dispositive over the shares held by ARC Group Limited.

(9)	The address of the Selling Shareholder is Blk 5, Lorong How Sun #04-26, Singapore 536562, Singapore. Includes 377,331 Ordinary Shares issuable upon the exercise of Warrants.

(10)	The address of the Selling Shareholder is Urbanización La Sierra 28, Soto de La Marina, 39110, Santa Cruz de Bezana, Cantabria, Spain.

(11)	The address of the Selling Shareholder is 22 Dumar Dr, Sag Harbor, NY 11963.

(12)	The address of the Selling Shareholder is 76 Grange Road, Unit 07-03, Singapore 249580.

(13)	The address of the Selling Shareholder is 16G, Tower 1, Twin Peaks, 9 Chi Shin Street, TKO, Hong Kong.

(14)	The address of the Selling Shareholder is Blk 331 Serangoon Ave 3, #08-345 Singapore 550331, Republic of Singapore.

(15)	The address of the Selling Shareholder is 12119 Edgecliff Place, Los Altos Hills, CA 94022.

(16)	The address of the Selling Shareholder is 465 San Luis Ave, Los Altos, CA 94024.

(17)	The address of the Selling Shareholder is 17 Springleaf Lane, Singapore 788062.

(18)	The address of the Selling Shareholder is 2777 Paradise Road, #807, Las Vegas NV 89109.

(19)	The address of the Selling Shareholder is 9G Hillcrest Road Singapore 286709.

(20)	The address of the Selling Shareholder is 15N Lim Tua Tow Road, Singapore 547751.

(21)	The address of the Selling Shareholder is 38 Eng Kong Terrace, Singapore 599011.

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(22)	The address of the Selling Shareholder is 911, Toa Payoh Lorong 1, #12-04, Oleander Towers, Singapore 319771.

(23)	The securities are held directly by ACM ARRT K LLC, of which Atalaya Capital Management LP (“ACM”) is the Manager and has investment and dispositive power over the shares. Ivan Zinn is the Chief Investment Officer of ACM and has voting and dispositive power over the shares. The business address of ACM ARRT K LLC and ACM is One Rockefeller Plaza, 32nd Floor New York, NY 10020.

(24)	Cohen & Company Financial Management, LLC (“CCFM”) is the investment manager for Vellar, and Mr. Daniel Cohen is the Chief Investment Officer of CCFM. CCFM is a controlled subsidiary of Dekania Investors, LLC, which in turn is a controlled subsidiary of Cohen & Company LLC, which in turn is a controlled subsidiary of Cohen & Company Inc. Mr. Cohen disclaims any beneficial ownership of the shares held by these entities. The business address of Vellar Opportunities Fund Master, Ltd is c/o Mourant Governance Services (Cayman) Limited 94, Solaris Avenue, Camana Bay, PO Box 1348 Grand Cayman KY1-1108, Cayman Islands. The business address for each of Cohen & Company Financial Management, LLC; Dekania Investors, LLC; Cohen & Company LLC; Cohen & Company Inc.; and Mr. Daniel Cohen is 3 Columbus Circle, 24th Floor, New York NY 10019.

(25)	The address of the Selling Shareholder is 180 Rose Hill Rd, Water Mill, NY 11976.

(26)	The address of the Selling Shareholder is 181 Montauk Highway, East Hampton, NY 11937.

(27)	The address of the Selling Shareholder is 175 Country Club Dr., Building 400, Suite D, Stockbridge, GA 30281. Kingswood Capital Partners LLC is a reporting company under the Exchange Act.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions of GUCC

On March 15, 2021, GUCC issued an aggregate of 2,875,000 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.012 per share. On November 19, 2021, GUCC cancelled 718,750 founder shares due to a downsize of the proposed IPO, effective retroactively, resulting in an aggregate of 2,156,250 founder shares of Class B common stock issued and outstanding. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding shares upon completion of the IPO (excluding the Private Placement Units and underlying securities and assuming the underwriters do not exercise the over-allotment option and purchase any units in the IPO).

On March 15, 2021, the Sponsor transferred 20,000 founder shares to each of GUCC’s Chief Executive Officer and Chief Operating Officer, and 2,500 founder shares to each of GUCC’s Chief Scientific Officer and Scientific Advisor. On October 27, 2021, the Sponsor transferred 17,500 founder shares to GUCC’s Chief Scientific Officer, 10,000 founder shares to GUCC’s Chief Executive Officer, 30,000 founder shares to each of GUCC’s two independent directors, 25,000 founder shares to each of GUCC’s other two independent directors, 5,500 founder shares to GUCC’s Scientific Advisor, and 15,000 founder shares to GUCC’s Strategic and Scientific Advisor. In addition, the Sponsor has separately agreed to transfer to our Chief Operating Officer an aggregate of 30,000 of its founder shares at the time of the Business Combination.

The Sponsor purchased simultaneously at the time of the completion of the IPO an aggregate of 377,331 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $3,773,310.

Commencing from February 14, 2022, GUCC agreed to pay Genesis Unicorn Capital, LLC, the Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon Closing, GUCC ceased paying these monthly fees.

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, has been paid by GUCC to the Sponsor, GUCC’s officers or directors or any affiliate of the Sponsor, prior to, or in connection with any services rendered in order to effectuate, the consummation of a Business Combination (regardless of the type of transaction that it is). However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on GUCC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. GUCC’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, GUCC’s officers, directors or GUCC’s or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on GUCC’s behalf.

On February 23, 2021, GUCC issued an unsecured promissory note to the Sponsor pursuant to which GUCC may borrow up to an aggregate principal amount of $300,000 to be used for payment of costs related to the IPO. On February 4, 2022, the promissory note was amended and pursuant to that certain Amended and Restated Promissory Note dated as of February 4, 2022, the loan was due to be paid in full at the earlier of March 31, 2022 or the closing of the IPO. As of December 31, 2021, GUCC had borrowed $174,147 under the promissory note with the Sponsor. Following the closing of the IPO on February 17, 2022, GUCC repaid the Sponsor a total of $183,753 on February 25, 2022, and this promissory note was deemed terminated and no longer in effect. Accordingly, GUCC can no longer borrow from this loan.

On October 12, 2022, GUCC issued an unsecured promissory note in the principal amount of up to $500,000 to the Sponsor (the “Original Note”). The Original Note is non-interest bearing and payable upon the earlier of August 17, 2023 or the date on which GUCC consummates its initial business combination. On March 1, 2023, GUCC issued an amended and restated promissory note (the “2023 Note”) in the principal amount of up to $2,000,000 to the Sponsor. The 2023 Note supersedes the Original Note. The 2023 Note is non-interest bearing and payable upon the earlier of February 17, 2024 or the date on which GUCC consummates its initial business combination. There is an outstanding balance of $2,450,000 on the 2023 Note as of July 3, 2023.

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GUCC entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification. GUCC also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures GUCC against its obligations to indemnify its officers and directors.

The founder shares, Private Units, and securities contained therein, are each subject to transfer restrictions pursuant to lock-up provisions in the Letter Agreement entered into by the Sponsor, officers and directors. These lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares (or shares of common stock issuable upon conversion thereof), until the earlier to occur of: (A) one year after the completion of GUCC’s initial business combination and (B) subsequent to GUCC’s initial business combination, if the reported last sale price of the GUCC Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after GUCC’s initial business combination, and (ii) in the case of the Private Units, including the component securities therein, until 30 days after the completion of GUCC’s initial business combination, except in each case (a) to GUCC’s officers or directors, any affiliates or family members of any of GUCC’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of any of GUCC’s officers, directors, the Initial Stockholders or members of the Sponsor; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of GUCC’s liquidation prior to the completion of an initial business combination; (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of GUCC’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of GUCC’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to GUCC’s completion of an initial business combination; provided, however, that in the case of clauses (a) through (e) or (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the Letter Agreement and by the same agreements entered into by the Sponsor with respect to such securities.

Certain Related Party Transactions of ESGL

ESGL had entered into a facility letter with a bank for a term loan in the amount of S$3 million (the “Term Loan VII”, details of which are set out below) and a revolving credit loan in the amount of S$3 million (the “Revolving Credit Loan II”, details of which are set out below) on March 30, 2023. As security for the monies owing under the loans with the bank, a fresh first legal mortgage was created on the property located at 101 Tuas South Avenue 2, Singapore 637226. The Term Loan VII was obtained for refinancing ESA’s existing loan with another bank as well as capital investment and general corporate purposes. The Term Loan VII is repayable in 35 monthly instalments of S$43,000 each plus monthly interest and a final instalment of the outstanding balance amount and interest. The Revolving Credit Loan II was obtained for capital investment and general corporate purposes. The Revolving Credit Loan II is repayable on demand. The interest rate charged for both the Term Loan VII and the Revolving Credit Loan II is 2% per annum above the bank’s prevailing cost of funds, with its current cost of funds at 5.25% per annum. The monies owing under the loans were also secured by, among others, a director of the Group, namely Mr. Quek Leng Chuang in his personal capacity.

Upon the closing of the Business Combination, ESGL entered into employment agreements with each of its executive officers, each of which has been filed as an exhibit to this registration statement. ESGL also entered into director agreements with each of its directors and indemnification agreements with each of its directors and executive officers.

Forward Purchase Agreement

On July 27, 2023, GUCC, ESGL, and ESGH entered into an agreement (“Forward Purchase Agreement”) with Vellar Opportunities Fund Master, Ltd. (“Vellar”) for an OTC Equity Prepaid Forward Transaction. On the same date as the execution of the Forward Purchase Agreement, Vellar assigned and novated 50% of its rights and obligations under the Forward Purchase Agreement to ACM ARRT K LLC (“ARRT”, together with Vellar, the “Sellers”). Following the assignment and novation, the rights and obligations of each Seller under its Forward Purchase Agreement were and are separate and distinct from the those of the other Seller, with each Seller acting independently of the other, without reference to or knowledge of the other Seller’s actions or inactions.

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The primary purpose of entering into the Forward Purchase Agreement was to provide cash to ESGL following the closing of the Business Combination (the “Closing”). For purposes of the Forward Purchase Agreement, GUCC is referred to as the “Counterparty” prior to the Closing, while ESGL is referred to as the “Counterparty” after the Closing. Capitalized terms used, but not otherwise defined, in this subsection entitled “Forward Purchase Agreement” shall have the meanings ascribed to such terms in the Forward Purchase Agreement filed as Exhibit 10.3 to this registration statement.

Pursuant to the terms of the Forward Purchase Agreement, each Seller intended, but was not obligated, to purchase up to 2,200,000 shares (the “Maximum Number of Shares”) of GUCC Class A common stock, or 4,400,000 in total. The Sellers made their purchases after the expiration of the redemption deadline for holders to redeem shares in connection with the Business Combination, in brokered transactions in the open market, typically from holders that had elected to redeem their shares. In aggregate, Vellar purchased 931,915 shares, and ARRT 500,000 shares of GUCC Class A common stock (the “Recycled Shares”). In connection with these purchases, the Sellers revoked any redemption elections.

The Forward Purchase Agreement provides that each Seller be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the number of Recycled Shares set forth in a Pricing Date Notice delivered by that Seller and (ii) the redemption price paid by GUCC at Closing to holders of its common stock who exercised their redemption rights in connection with the Business Combination (the “Initial Price”). Following the Closing, GUCC paid the Prepayment Amounts of $10,141,403.28 to Vellar and $5,427,750.00 to ARRT directly from the Counterparty’s trust account maintained by Continental Stock Transfer and Trust Company

The Forward Purchase Agreement grants each Seller the right to purchase from us additional shares (the “Additional Shares”) up to an amount equal to the difference between the number of Recycled Shares for such Seller and 2,200,000 shares (which is the maximum number of shares for each Seller). On August 14, 2023, Vellar delivered a Pricing Date Notice to ESGL for 1,268,085 Additional Shares, which were issued by ESGL effective as of that date. On August 4, 2023, ARRT delivered a Pricing Date Notice to ESGL for 550,000 Additional Shares, which were issued by ESGL effective as of that date. The sum of the Recycled Shares and the Additional Shares under the Forward Purchase Agreement is referred to as the “Number of Shares.”

From time to time and on any date following the Closing (any such date, an “OET Date”), each Seller may, in its absolute discretion, terminate the Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”) that specifies the number of shares for which the Forward Purchase Agreement will be terminated (such quantity, the “Terminated Shares”). The effect of an OET Notice will be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller delivering the OET Notice, equal to the product of (x) the number of Terminated Shares and (y) the reset price as of the OET Date. The reset price will initially be the Initial Price, but is subject to reduction in the event that the Counterparty issues Ordinary Shares or securities convertible into or exchangeable or executable for Ordinary Shares at a price that is less than the reset price, subject to certain exceptions.

The valuation date (the “Valuation Date”) for each Forward Purchase Agreement will be the earliest to occur of (a) the date that is 24 months after the Closing, (b) the date specified by the Seller in a written notice to be delivered to the Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, or (y) a Registration Failure and (c) the date specified by the Seller in a written notice to be delivered to Counterparty at the Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective).

In connection with the occurrence of the Valuation Date, each Seller will pay to the Counterparty an amount in cash based on the value of the Ordinary Shares over a Valuation Period (the “Settlement Amount”). The Valuation Period begins on the business day after the Valuation Date and ends on the date on which the number of shares traded over the Valuation Period equals ten times the Number of Shares. The Seller will pay the Settlement Amount on the Cash Settlement Payment Date, which is the 30th business day immediately following the last day of the Valuation Period.

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The determination of the Settlement Amount depends upon the trigger for the Valuation Date. In the event the Valuation Date is determined by Seller delivering to Counterparty written notice at its sole discretion, the Settlement Amount will equal (1) the Number of Shares as of the Valuation Date multiplied by (2) the closing price of the Shares on the immediately preceding trading day. In all other cases, the Settlement Amount will equal (1) the Number of Shares as of the Valuation Date that are registered for resale under an effective Registration Statement or may be transferred without any restrictions (including the current public information requirement or the volume and manner of sale limitations under Rule 144 under the Securities Act) multiplied by the average of the daily VWAP Price over the Valuation Period less (2) the Settlement Amount Adjustment. The Settlement Amount Adjustment is equal to the product of (1) (a) the Maximum Number of Shares less (b) any Terminated Shares as of the Valuation Date, multiplied by (2) $2.00.

On one occasion, during the period beginning 30 days after the Closing Date and ending on the Valuation Date, Counterparty may request in writing that each Seller provide it with additional funding of up to $1,000,000 (for an aggregate of $2,000,000), subject to the terms of the Forward Purchase Agreement (the “Additional Funds”). If a Seller provides Additional Funds to Counterparty, that Seller may deliver to Counterparty a Number of Shares Adjustment Notice, the effect of which is to reduce the Number of Shares by the number of shares specified in that notice with aggregate proceeds equal to the Additional Funds the Seller provided.

Each Seller agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination and agreed not to vote the shares it purchases pursuant to the Forward Purchase Agreement in favor of the Business Combination. Each Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

Policy Concerning Related Party Transactions

The Board adopted written policies and procedures for the review of any transaction, arrangement or relationship in which ESGL or any Group member is a participant, the amount involved exceeds $120,000 and one of its executive officers, directors, director nominees or 5% shareholders, or their immediate family members, each of whom is referred to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, referred to as a “related person transaction”, the related person must report the proposed related person transaction to ESGL’s Chief Financial Officer. The policy will call for the proposed related person transaction to be reviewed by ESGL’s audit committee and, if deemed appropriate, approved by ESGL’s audit committee.

Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, ESGL’s audit committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by ESGL’s audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to ESGL than terms that could have been reached with an unrelated third party; and

●	the purpose of, and the potential benefits to ESGL of, the transaction.

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ESGL’s audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in ESGL’s best interests. ESGL’s audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our Amended and Restated Memorandum and Articles of Association.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares and Public Warrants. For purposes of this discussion, a “Holder” is a beneficial owner of our Ordinary Shares or Public Warrants. This discussion applies only to our Ordinary Shares and Public Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations (“Treasury Regulations”), administrative rules, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax considerations described herein. The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS, or a court will agree with such statements, positions, and conclusions.

This summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws, or any tax treaties. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules under the U.S. federal income tax laws, such as:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell our Ordinary Shares or Public Warrants under the constructive sale provisions of the Code;

●	persons that acquired our Ordinary Shares or Public Warrants through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	persons that hold our Ordinary Shares or Public Warrants as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the United States;

●	except as specifically provided below, persons that actually or constructively own 5% or more (by vote or value) of any class of shares of the Company;

●	holders of Private Placement Warrants;

●	the Company’s officers or directors; and

●	holders who are not U.S. Holders.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Ordinary Shares or Public Warrants, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Ordinary Shares or Public Warrants are urged to consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

ALL HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder Defined

For purposes of this discussion, a “U.S. Holder” is a Holder that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

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Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we are treated as a PFIC for any taxable year during which U.S. Holders hold our securities. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the income test described above, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering. We are not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Taxation of Distributions

Subject to the PFIC rules discussed above, a U.S. holder generally will be required to include in gross income any distribution paid on our Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not maintain calculations of earnings and profits under U.S. federal income tax principles, it is possible that the full amount of distributions paid by us will need to be reported as dividends for U.S. federal income tax purposes.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of such Ordinary Shares.

Dividends paid by the Company will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends the Company pays to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate only if (i) our Ordinary Shares are readily tradable on an established securities market in the United States, and (ii) a certain holding period and other requirements are met. If such requirements are not satisfied, a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Possible Constructive Distributions

The terms of the Public Warrants provide for an adjustment to the number of our Ordinary Shares for which Public Warrants may be exercised or to the exercise price of the Public Warrants in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of the Public Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the warrantholders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of our Ordinary Shares that would be obtained upon exercise or through a decrease in the exercise price of the Public Warrants) as a result of a distribution of cash or other property to the U.S. Holders of shares of our Ordinary Shares. Any such constructive distribution would be treated in the same manner as if U.S. Holders of Public Warrants received a cash distribution from the Company generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to U.S. Holders of our Ordinary Shares described herein. Please see the section entitled “Taxation of Distributions” above. For certain information reporting purposes, the Company is required to determine the date and amount of any such constructive distributions. Proposed Treasury Regulations, which the Company may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of any such constructive distributions are determined.

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Gain or Loss on Sale or Other Taxable Exchange or Disposition of our Ordinary Shares and Public Warrants

Subject to the PFIC rules discussed above, upon a sale or other taxable disposition of our Ordinary Shares or Public Warrants (which, in general, would include a redemption of our Ordinary Shares or Public Warrants that is treated as a sale of such securities), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in our Ordinary Shares or Public Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for our Ordinary Shares or Public Warrants, as applicable, so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a Public Warrant

Subject to the PFIC rules discussed above, a U.S. Holder generally will not recognize gain or loss on the acquisition of our Ordinary Shares upon the exercise of a Public Warrant for cash. The U.S. Holder’s tax basis in our Ordinary Shares received upon exercise of a Public Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Public Warrant and the exercise price of such Public Warrant. It is unclear whether a U.S. Holder’s holding period for our Ordinary Shares received upon exercise of the Public Warrant will commence on the date of exercise of the Public Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Public Warrant. If a Public Warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Public Warrant. The deductibility of capital losses is subject to certain limitations.

The tax characterization of a cashless exercise of a Public Warrant is not clear under current U.S. federal tax law. A cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (i) not a realization event and thus tax-deferred, (ii) a realization event that qualifies as a tax-deferred “recapitalization,” or (iii) a taxable realization event. The tax consequences of all three characterizations are generally described below. U.S. Holders should consult with their own tax advisors regarding the tax consequences of a cashless exercise.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, a U.S. Holder would not recognize any gain or loss on the exchange of Public Warrants for our Ordinary Shares. A U.S. Holder’s basis in our Ordinary Shares received would generally equal the U.S. Holder’s aggregate basis in the exchanged Public Warrants.

If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period in our Ordinary Shares would be treated as commencing on the date of exchange of the Public Warrants or on the immediately following date, but the holding period would not include the period during which the U.S. Holder held the Public Warrants. On the other hand, if the cashless exercise were characterized as a realization event that qualifies as a recapitalization, the holding period of our Ordinary Shares would include the holding period of the warrants exercised therefor.

If the cashless exercise were treated as a realization event that does not qualify as a recapitalization, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. Under this characterization, a portion of the Public Warrants to be exercised on a cashless basis would be deemed to have been surrendered in payment of the exercise price of the remaining portion of such warrants, which would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of Public Warrants having an aggregate value equal to the exercise price of the remaining Public Warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the value of the portion of the warrants deemed sold and its adjusted tax basis in such warrants (generally in the manner described in the section entitled “Gain or Loss on Sale or Other Taxable Exchange or Disposition of our Ordinary Shares and Public Warrants” above), and the U.S. Holder’s tax basis in our Ordinary Shares received would generally equal the sum of the U.S. Holder’s tax basis in the remaining Public Warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for our Ordinary Shares would commence on the date of exercise of the Public Warrants or on the date following the date of exercise of the Public Warrants, but the holding period would not include the period during which the U.S. Holder held the Public Warrants.

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Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax characterizations and resultant tax consequences would be adopted by the IRS or upheld by a court of law. Accordingly, U.S. Holders should consult with their own tax advisors regarding the tax consequences of a cashless exercise.

Redemption or Repurchase of Public Warrants for Cash

If the Company redeems the Public Warrants for cash as permitted under the terms of the warrant agreement or if the Company repurchases Public Warrants in an open market transaction, such redemption or repurchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described in the section entitled “Gain or Loss on Sale or Other Taxable Exchange or Disposition of our Ordinary Shares and Public Warrants” above.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares or Public Warrants may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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PLAN OF DISTRIBUTION

The Selling Shareholders, which includes donees, pledgees, transferees or other successors-in-interest selling Warrants, Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Warrants, Ordinary Shares or interests in Ordinary Shares on any stock exchange, market or trading facility on which the Warrants or Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of Warrants, Ordinary Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Warrants or Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Warrants or Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Warrants or Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Warrants, Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Warrants or Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Warrants or our Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Warrants or Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker- dealer or other financial institution of Warrants or Ordinary Shares offered by this prospectus, which Warrants or Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Warrants or Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholders that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the Warrants or our Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Warrants or Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Warrants or Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Warrants or Ordinary Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or Ordinary Shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

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LEGAL MATTERS

The legality of the Ordinary Shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for ESGL by Appleby. The legality of the Warrants offered by this prospectus and certain legal matters relating to U.S. law will be passed upon for ESGL by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of ESGL as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 included in this prospectus have been so included in reliance on the report of MSPC Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Genesis Unicorn Capital Corp. as of December 31, 2022 and 2021, for the year ended December 31, 2022, and for the period from February 23, 2021 (inception) through December 31, 2021, have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual and current reports, and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://esgl.asia. Through our website, we make available, free of charge, annual and current reports, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INDEX TO FINANCIAL STATEMENTS

GENESIS UNICORN CAPITAL CORP.

F-1

GENESIS UNICORN CAPITAL CORP.

BALANCE SHEETS

	March 31, 2023 (Unaudited)	December 31, 2022
Assets:
Current assets:
Cash	$55,032	$98,254
Prepaid expenses - current	189,227	157,134
Total current assets	244,259	255,388
Prepaid expenses - noncurrent	—	19,007
Investments held in Trust Account	56,893,013	88,824,794
Total Assets	$57,137,272	$89,099,189

Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$268,872	$23,474
Accrued expenses	687,769	448,172
Accrued expenses - related party	—	10,000
Franchise tax payable	50,000	200,000
Income tax payable	104,832	227,000
Promissory note - related party	1,300,000	250,000
Total current liabilities	2,411,473	1,158,646
Deferred underwriting commissions payable	2,803,125	2,803,125
Total Liabilities	5,214,598	3,961,771

Commitments and Contingencies (Note 6)	-	-
Class A common stock subject to possible redemption; 5,447,059 and 8,625,000 shares at redemption value of $10.30 and $10.24 per share at March 31, 2023 and December 31, 2022, respectively	56,111,182	88,297,794

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,250,000 shares authorized; none issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value; 125,000,000 shares authorized; 420,456 shares issued and outstanding, excluding 5,447,059 and 8,625,000 shares subject to redemption at March 31, 2023 and December 31, 2022, respectively	42	42
Class B common stock, par value $0.0001; 12,500,000 shares authorized; 2,156,250 issued and outstanding at March 31, 2023 and December 31, 2022	216	216
Additional paid-in capital	—	—
Accumulated deficit	(4,188,766)	(3,160,634)
Total Stockholders’ Deficit:	(4,188,508)	(3,160,376)
Total Liabilities and Stockholders’ Deficit:	$57,137,272	$89,099,189

The accompanying notes are an integral part of the unaudited financial statements.

F-2

GENESIS UNICORN CAPITAL CORP.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Operating costs	$901,484	$145,739
Franchise tax expense	50,050	54,153
Loss from operations	(951,534)	(199,892)
Investment income earned on investments held in Trust Account	549,249	39,034
Net loss before income taxes	(402,285)	(160,858)
Income tax expense	(104,832)	—
Net loss	$(507,117)	$(160,858)

Basic and diluted weighted average shares outstanding, Class A common stock	7,456,486	4,025,000
Basic and diluted net loss per share, Class A common stock	$(0.05)	$(0.03)
Basic and diluted weighted average shares outstanding, Class B common stock	2,156,250	2,006,250
Basic and diluted net loss per share, Class B common stock	$(0.05)	$(0.03)

The accompanying notes are an integral part of the unaudited financial statements.

F-3

GENESIS UNICORN CAPITAL CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2023

	Class A common stock		Class B common stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 1, 2023	420,456	$42	2,156,250	$216	$—	$(3,160,634)	$(3,160,376)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(521,015)	(521,015)
Net loss	—	—	—	—	—	(507,117)	(507,117)
Balance - March 31, 2023	420,456	$42	2,156,250	$216	$—	$(4,188,766)	$(4,188,508)

THREE MONTHS ENDED MARCH 31, 2022

	Class A common stock		Class B common stock		Additional Paid-in	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - January 1, 2022	—	$—	2,156,250	$216	$24,784	$(16,778)	$8,222
Sale of Units in Initial Public Offering, net of offering costs	8,625,000	863	—	—	84,677,946	—	84,678,809
Class A Common Stock subject to possible redemption	(8,625,000)	(863)	—	—	(87,542,887)	—	(87,543,750)
Sale of Private Placement Units	377,331	38	—	—	3,773,272	—	3,773,310
Representative shares	43,125	4	—	—	(4)	—	—
Deferred underwriting commission	—	—	—	—	(2,803,125)	—	(2,803,125)
Re-classification	—	—	—	—	1,870,014	(1,870,014)	—
Net loss	—	—	—	—	—	(160,858)	(160,858)
Balance - March 31, 2022	420,456	$42	2,156,250	$216	—	$(2,047,650)	$(2,047,392)

The accompanying notes are an integral part of the unaudited financial statements.

F-4

GENESIS UNICORN CAPITAL CORP.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Cash Flows from Operating Activities:
Net loss	$(507,117)	$(160,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held in Trust Account	(549,249)	(39,034)
Changes in operating assets and liabilities:
Prepaid expenses	(13,086)	(335,025)
Accounts payable	245,398	11,233
Accrued expenses	239,597	—
Accrued expenses - related party	(10,000)	15,000
Franchise tax payable	(150,000)	50,000
Income tax payable	(122,168)	—
Net cash used in operating activities	(866,625)	(458,684)

Cash Flows from Investing Activities:
Cash deposited into Trust Account	(653,647)	(87,543,750)
Cash withdrawn from Trust Account to pay franchise taxes	427,050	—
Cash withdrawn from the Trust Account to pay stockholders	32,707,627	—
Net cash provided by (used in) investing activities	32,481,030	(87,543,750)

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	1,050,000	9,606
Repayment of promissory note - related party	—	(183,753)
Payment of cash to redeeming stockholders	(32,707,627)	—
Proceeds from initial public offering, net of underwriting discount and offering costs paid	—	84,851,528
Proceeds from sale of private placement units	—	3,773,310
Net cash (used in) provided by financing activities	(31,657,627)	88,450,691

Net Change in Cash	(43,222)	448,257
Cash - Beginning of period	98,254	9,650
Cash - End of period	$55,032	$457,907

Supplemental disclosures of non-cash investing and financing activities:
Deferred underwriting commissions payable	$—	$2,803,125
Initial Classification of Class A common stock subject to redemption	$—	$87,543,750
Remeasurement of Class A common stock to redemption amount	$521,015	$—

The accompanying notes are an integral part of the unaudited financial statements.

F-5

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Genesis Unicorn Capital Corp. (the “Company”) is a blank check company incorporated in the state of Delaware on February 23, 2021. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the biotechnology and pharmaceutical industries.

As of March 31, 2023, the Company had not commenced any operations. All activity for the period from February 23, 2021 (inception) through March 31, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31st as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is Genesis Unicorn Capital, LLC (the “Sponsor”), a Delaware limited liability company. The registration statement for the Company’s Initial Public Offering was declared effective on February 14, 2022. On February 17, 2022, the Company consummated its Initial Public Offering of 8,625,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 1,125,000 Units that were issued pursuant to the underwriters exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $86,250,000. During the period from February 23, 2021 (inception) through December 31, 2021, the Company incurred offering costs of $4,374,315, of which $1,078,125 was for underwriting commissions, $2,803,125 was for deferred underwriting commissions (see Note 6) and $493,065 was for other offering costs.

Simultaneously with the consummation of the closing of the Initial Public Offering, the Company consummated the private placement of an aggregate of 377,331 units (the “Private Placement Units”) to the Sponsor, at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $3,773,310 (the “Private Placement”) (see Note 4).

Following the closing of the Initial Public Offering and Private Placement on February 17, 2022, an amount of $87,543,750 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which public stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

F-6

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B common stock, the common stock included in the Private Placement Units (the “Private Placement Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) and Private Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B common stock and Private Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until 12 months (or up to 18 months if the Company extends the period of time to consummate a Business Combination) from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-7

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Merger Agreement

On November 29, 2022, we entered into an agreement and plan of merger (the “Merger Agreement”) with EGSL Holdings Limited, a Cayman Islands exempted company, and wholly-owned subsidiary of the Company (the “Purchaser”), ESGH Merger Sub Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of Purchaser (“Merger Sub”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (“ESGL”), and Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the shareholders of ESGL (the “Shareholder Representative”). Upon the closing of the transactions contemplated by the Merger Agreement, (a) the Company will be merged with and into the Purchaser (the “Redomestication Merger”), with the Purchaser surviving the Redomestication Merger; and (b) Merger Sub will be merged with and into ESGL (the “Acquisition Merger”), with ESGL surviving the Acquisition Merger as a direct wholly-owned subsidiary of the Purchaser (collectively, the Redomestication Merger and the Acquisition Merger are the “Merger” of the Business Combination”). Following the Business Combination, the Purchaser will be a publicly traded company listed on a stock exchange in the United States.

Consideration

Pursuant to the terms of the Merger Agreement, the aggregate consideration to be paid at the closing of the Business Combination to existing shareholders of ESGL is $75,000,000 less certain transaction costs, the net cash debt of ESGL as of the closing and an estimate of the working capital adjustment described below (the “Merger Consideration”), which will be paid in newly issued ordinary shares of the Purchaser, as the publicly traded surviving company, at a deemed price of $10.00 per share. The Merger Consideration otherwise payable at the closing of the Business Combination to shareholders of ESGL shall be reduced by 375,000 ordinary shares of the Purchaser (the “Holdback Amount”). Within 90 days following the closing of the Business Combination, the Shareholder Representative and the representative of the Purchaser shall receive a closing statement from the Purchaser setting forth the amount of working capital of the Purchaser, subject to the parties’ confirmation. Following the final determination of the working capital amount at closing compared to the target working capital amount of $3,500,000, the Merger Consideration shall be adjusted accordingly based on the working capital adjustment provisions contained in the Merger Agreement, with each ESGL shareholder receiving its pro rata share of the Holdback Amount, if any.

The Closing

The parties have agreed that the closing of the Business Combination shall occur no later than June 30, 2023, unless extended upon the written agreement of the parties.

Board of Directors of Surviving Corporation

Pursuant to the terms of the Merger Agreement, immediately after the closing, the Purchaser’s board of directors shall consist of six (6) directors, of whom one individual will be designated by the Company and of whom five (5) individuals will be designated by ESGL. The Company designee and three (3) of the five (5) ESGL designees shall be deemed independent in accordance with Nasdaq requirements.

F-8

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

Additional Agreements executed at the signing of the Merger Agreement

Contemporaneously with the signing of the Merger Agreement, certain holders of ESGL ordinary shares executed lock-up agreements.

Lock-up Agreements

Pursuant to the Lock-Up Agreements such holders have agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any of the Company shares of common stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive the Company’s common stock if any, acquired during the Lock-Up Period (the “Lock-up Shares”)); (ii) enter into a transaction that would have the same effect; (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares: or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii), in each case until the date that is six (6) months after the closing date of the Business of Combination (the “Lock-Up Period”).

Shareholder Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain holders of ESGL ordinary shares entered into a support agreement, pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Initial Business Combination.

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain holders of the Company’s common stock entered into a support agreement, pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Business Combination.

Additional Agreements to be executed at Closing

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Purchaser will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain existing stockholders of the Company with respect to certain shares and private units (and the private shares, private warrants and shares underlying the private warrants included therein) they own at the closing of the Business Combination. The Registration Rights Agreement provides certain demand registration rights and piggyback registration rights to the securityholders, subject to underwriter cutbacks. The Purchaser will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

Extension Amendment Proposal

On February 14, 2023, at a special meeting of stockholders of the Company the stockholders voted upon and approved amendments (the “Extension Amendment Proposal”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to permit the Board of Directors of the Company to extend the date by which the Company has to consummate a business combination twelve (12) times for an additional one (1) month each time from February 17, 2023 to February 17, 2024 (the termination date as ay be so extended, the “Extended Date”). The Company’s stockholders also approved an amendment (the “Trust Amendment Proposal”) to the Company’s investment management agreement, dated as of February 14, 2022 (the “Trust Agreement”) by and between the Company and Continental Stock Transfer & Trust Company, to extend the Combination Period under the Trust Agreement for a period of 12 months from February 17, 2023 to February 17, 2024 and to the extent the Charter is amended to extend the Combination Period under the Trust Agreement shall be extended for a period of 12 months from February 17, 2023 to February 17, 2024 and to the extent the Charter is amended to extend the Combination Period by depositing into the trust account $0.06 per share for each issued and outstanding Public Share that has not been redeemed for each one-month extension (each an “Extension Payment”).

F-9

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

Prior to the special meeting of stockholders to amend the Charter and the Trust Agreement, the Company had the right to extend the Combination Period from February 17, 2023 to August 17, 2023 (i.e., 18 months from the consummation of the Company’s Initial Public Offering. The only way to extend the Combination Period from February 17, 2023 to August 17, 2023 for two (2) successive three-month periods without the need for a separate stockholder vote under the current Charter and Trust Agreement is for the Company’s sponsor or its affiliates or designees, upon five days’ advance notice, to deposit into the Trust Account $1,725,000 each time (i.e., $0.20 per issued and outstanding Public Share), on or prior to February 17, 2023 and May 17, 2023, respectively.

As a result of the approval of the Extension Amendment Proposal and the Trust Amendment Proposal, the Company will have the right to extend the Combination Period twelve (12) times for an additional one (1) month each time, from February 17, 2023 to February 17, 2024, provided that the Extension Payment of $0.06 per Public Share that has not been redeemed is deposited into the Trust Account each time at each extension election. The amount of funds deposited into the Trust account in connection with extensions of time to complete the Business Combination will be different than what would have been deposited into that account in the absence of the approval of the foregoing Proposals. During the three months ended March 31, 2023, the Company made two extension payments totaling $653,648.

In connection with the stockholders’ vote at the Special Meeting on February 14, 2023, 3,177,941 shares were tendered for redemption. As a result of the redemption, the Company has 8,023,765 shares outstanding of common stock consisting of 5,867,515 shares of Class A common stock (including 5,447,059 shares of Class A common stock that are subject to redemption) and 2,156,250 shares of Class B common stock.

Going Concern and Management’s Plan

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or the deadline to complete a Business Combination pursuant to the Company’s Amended and Restated Certificate of Incorporation (unless otherwise amended by stockholders).

While the Company expects to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. If the Company is unable to complete a Business Combination within the Combination Period, the Company will cease all operations except for the purpose of winding up. Similar to the prior reporting period, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-10

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A as filed with the SEC on April 24, 2023. The interim results for the periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has elected to implement the aforementioned exemptions.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-11

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2023 and December 31, 2022. The Company had operating cash (i.e. cash held outside the Trust Account) of $55,032 and $98,254 as of March 31, 2023 and December 31, 2022, respectively.

Investments Held in Trust Account

As of March 31, 2023 and December 31, 2022, the assets held in the Trust Account were comprised of U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with maturities of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are reported in the statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company had $56,893,013 and $88,824,794 in investments held in the Trust Account as of March 31, 2023 and December 31, 2022, respectively. The decrease in the Trust Account from December 31, 2022 to March 31, 2023 was due to redeeming stockholders that were paid $32,707,627, as discussed in Note 1. This amount was partially offset by extension payments made to the Trust Account in the amount of $653,648, which were funded by a Second Promissory Note, as discussed in Note 5.

Class A Common Stock Subject to Possible Redemption

As discussed in Note 3, all of the 8,625,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Amended and Restated Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480, conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. As discussed in Note 1, Description of Organization, and in connection with the stockholders’ vote at the Special Meeting on February 14, 2023, 3,177,941 shares were tendered for redemption, resulting in $32,707,627 paid from the Trust Account to redeeming stockholders. As a result of the redemption, as of March 31, 2023 the Company has 5,447,059 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ (deficit) equity section of the Company’s balance sheet that are subject to redemption.

Under ASC 480, the Company has elected to recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. The redemption value of the redeemable common stock as of March 31, 2023 increased as the income earned on the Trust Account exceeds the Company’s expected tax obligations plus up to $100,000 to pay dissolution expenses (see Note 1). As such, the Company recorded an increase in the carrying amount of the redeemable common stock of $521,015 during the three months ended March 31, 2023.

F-12

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

As of March 31, 2023, the Class A Common Stock reflected on the balance sheets are reconciled in the following table:

SCHEDULE OF CONSOLIDATED BALANCE SHEETS

Class A common stock subject to possible redemption at December 31, 2021	$—
Gross proceeds from Initial Public Offering	87,543,750
Plus:
Remeasurement of carrying value to redemption value	754,044
Class A common stock subject to possible redemption at December 31, 2022	88,297,794
Plus:
Redemption of Class A common stock subject to redemption	(32,707,627)
Remeasurement of carrying value to redemption value	521,015
Class A common stock subject to possible redemption at March 31, 2023	$56,111,182

Offering Costs associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock were charged to stockholders’ equity (deficit) upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, Income Taxes (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 31, 2023 and December 31, 2022 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

See Note 9 for additional information on income taxes for the periods presented.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Remeasurement associated with the redeemable shares of Class A common stock is excluded from net loss per share as the redemption value approximates fair value. Therefore, the earnings per share calculation allocates income and losses shared pro rata between Class A and Class B common stock. As a result, the calculated net loss per share is the same for Class A and Class B common stock. The Company has not considered the effect of the Public Warrants (as defined in Note 7) and Private Placement Warrants (as defined in Note 7) to purchase an aggregate of 9,002,331 shares in the calculation of diluted net loss per share, since the exercise of the warrants are contingent upon the occurrence of future events.

F-13

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

SCHEDULE OF EARNINGS PER SHARE BASIC AND DILUTED

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(393,365)	$(113,752)	(107,350)	(53,508)
Denominator:
Basic and diluted weighted average shares outstanding	7,456,486	2,156,250	4,025,000	2,006,250
Basic and diluted net loss per share	$(0.05)	$(0.05)	$(0.03)	$(0.03)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the accompanying balance sheets for current assets and current liabilities approximate fair value due to their short-term nature.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 8 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

F-14

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on February 14, 2022. On February 17, 2022, the Company consummated the Initial Public Offering of 8,625,000 Units, including 1,125,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $86,250,000. Each Unit consists of one share of Class A common stock, and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 377,331 Private Placement Units at a price of $10.00 per Private Placement Unit in the Private Placement to the Sponsor, generating gross proceeds of $3,773,310, which was transferred to the Trust Account by the Sponsor. The Private Placement Units are identical to the Units sold in the Initial Public Offering, except for the warrants included in the Private Placement Units (the “Private Placement Warrants”). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 15, 2021, the Sponsor purchased 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.012 per share. On March 15, 2021, the Sponsor transferred 20,000 Founder Shares each to the Company’s Chief Executive Officer and Chief Operating Officer, as well as 2,500 Founder Shares to each of the Company’s Chief Scientific Officer and scientific advisor. On October 27, 2021, the Sponsor transferred 10,000 Founder Shares to the Company’s Chief Executive Officer, 17,500 Founder Shares to the Company’s Chief Scientific Officer, 30,000 Founder Shares to each of the Company’s two independent directors, 25,000 Founder Shares to each of the Company’s two independent directors, 15,000 Founder Shares to the Company’s strategic and scientific advisor and 5,500 Founder Shares to the Company’s scientific advisor. In addition, the Sponsor has separately agreed to transfer to the Company’s Chief Operating Officer an aggregate of 30,000 of its Founder Shares at the time of a Business Combination. On November 19, 2021, the Company canceled 718,750 Founder Shares due to a downsize of the offering. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares (see Note 7). As of March 31, 2023 and December 31, 2022, the Sponsor owned 2,156,250 shares of Class B common stock. The Founder Shares were subject to a risk of forfeiture of up to 281,250 shares if the underwriters did not exercise their over-allotment option in full. However, as the underwriters’ over-allotment option was exercised in full at the closing of the Initial Public Offering in February 2022, 281,250 of such shares held by the Sponsor will not be subject to forfeiture.

The initial stockholder has agreed not to transfer, assign or sell any of the Class B common stock (except to certain permitted transferees) until, with respect to 50% of the Class B common stock, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Class B common stock, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

F-15

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

Promissory Note - Related Party

On February 23, 2021, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, to be used for payment of costs related to the Initial Public Offering. The Promissory Note is non-interest bearing and payable on the earlier of (i) March 31, 2022 or (ii) the consummation of the Initial Public Offering, pursuant to that Amendment to Promissory Note dated February 4, 2022. As of December 31, 2021, the Company had borrowed $174,147 under the Promissory Note with the Sponsor, with an additional $9,606 being borrowed during the three months ended March 31, 2022. Following the Initial Public Offering of the Company on February 17, 2022, a total of $183,753 under the Promissory Note was repaid on February 25, 2022.

On October 12, 2022, the Company issued a second unsecured promissory note (the “Second Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000, to be used for payment of costs related to the initial Business Combination. The Second Promissory Note is non-interest bearing and payable on the earlier of (i) August 17, 2023 or (ii) the date the Company consummates an initial Business Combination. As of December 31, 2022, the Company had borrowed $250,000 under the Second Promissory Note with the Sponsor.

On March 1, 2023, the Company restated and amended the Second Promissory Note, pursuant to which the Sponsor shall loan to the Company up to $2,000,000 to pay, among other things, any extension fees and transaction costs associated with any extensions of time needed for the Company to consummate its business combination. For the purposes of clarity, the Company and the Sponsor hereby agreed that the certain instrument dated as of October 12, 2022 pursuant to which the Sponsor purported to loan up to $500,000 to the Company was hereby canceled and deemed void ab initio. The Note bears no interest and is repayable in full upon the earlier of (a) February 17, 2024 or (b) the date of the consummation of the Company’s initial business combination.

During the three month period ended March 31, 2023, the Company drew down an additional aggregate amount of $1,050,000 from the Second Promissory Note. The proceeds were used to fund the Company’s extension payments of $653,648, and the rest was used for operating capital. As of March 31, 2023 and December 31, 2022, the Company had borrowed $1,300,000 and $250,000, respectively, under the Second Promissory Note with the Sponsor.

Administrative Support Agreement

The Company entered into an agreement with the Sponsor, commencing on the effective date of the Initial Public Offering, pursuant to which the Sponsor has agreed to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $10,000 per month for these services. Upon the completion of an initial Business Combination, the Company will cease paying these monthly fees. For the three months ended March 31, 2023 and 2022, the Company incurred $30,000 and $15,000 of administrative support expenses, respectively. As of March 31, 2023 and December 31, 2022, $0 and $10,000 related to this agreement were recorded in accrued expenses - related party in the accompanying balance sheets, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Placement Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

F-16

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

If the Company anticipates that it may not be able to consummate the Initial Business Combination within 12 months, the Company may, by resolution of the board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two (2) times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the Initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five (5) business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,725,000 with the underwriters’ over-allotment option exercised in full ($0.20 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $3,450,000 with the underwriters’ over-allotment option exercised in full ($0.40 per unit) (the “Extension Loans”). Any such payments would be made in the form of non-interest bearing loans. If the Company completes its Initial Business Combination, the Company will, at the option of the Sponsor, repay the Extension Loans out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Placement Units. If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. The Public Stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 12 months to 18 months described above or redeem their shares in connection with such extensions.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights Agreement

The holders of the Founder Shares, as well as the holders of the Private Placement Units (and underlying securities) and any securities issued in payment of Working Capital Loans made to the Company, will be entitled to registration rights pursuant to an agreement signed on the effective date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, the underwriters and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to the Initial Public Offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to the Initial Public Offering.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,125,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $11,250,000.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,078,125 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $2,803,125 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

F-17

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

NOTE 7. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock — The Company is authorized to issue 1,250,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2023 and December 31, 2022 there were no shares of preferred stock issued or outstanding.

Class A common stock — The Company is authorized to issue 125,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of March 31, 2023, there were 420,456 shares of Class A common stock issued and outstanding, excluding 5,447,059 shares of Class A common stock subject to possible redemption. As of December 31, 2022, there were 420,456 shares of Class A common stock issued and outstanding, excluding 8,625,000 shares of Class A common stock subject to possible redemption.

Class B common stock — The Company is authorized to issue 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of March 31, 2023 and December 31, 2022, there were 2,156,250 shares of Class B common stock issued and outstanding.

On March 15, 2021, the Sponsor purchased 2,875,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.012 per share. On November 19, 2021, the Company canceled 718,750 shares of Class B common stock. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares.

Warrants — As of March 31, 2023 and December 31, 2022, there were 8,625,000 Public Warrants and 377,331 Private Placement Warrants outstanding, respectively. The Public Warrants may only be exercised for a whole number of Class A Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18 per share, for any 20 trading days within a 30-day trading period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Placement Warrants will be identical to the Public Warrants, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

F-18

GENESIS UNICORN CAPITAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis.” The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC Topic 815, Derivatives and Hedging (“ASC 815”). Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of March 31, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

 SCHEDULE OF FAIR VALUE MEASUREMENT

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2023
Assets
Investments held in Trust Account:
U.S. Treasury Securities	$56,893,013	$56,893,013	$—	$—

December 31, 2022
Assets
Investments held in Trust Account:
U.S. Treasury Securities	$88,824,794	$88,824,794	$—	$—

NOTE 9. INCOME TAXES

The Company’s effective tax rate for the for the three months ended March 31, 2023 and 2022, was (26)% and 0%, respectively. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to non-deductible operating costs. The Company has historically calculated the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate for the full fiscal year to income or loss for the reporting period.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, besides what is mentioned below, the Company did not identify any subsequent events that required adjustment or disclosure in the financial statements.

During April 2023, the Company drew down an additional amount under the Second Promissory Note in the aggregate amount of $500,000.

On May 17, 2023, the Company exercised its option to extend the date by which it has to complete a Business Combination from May 17, 2023 to June 17, 2023 and, as a result, deposited an additional $326,824 into the Trust Account.

On June 17, 2023, the Company exercised its option to extend the date by which it has to complete a Business Combination from June 17, 2023 to July 17, 2023 and, as a result, deposited an additional $326,824 into the Trust Account.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Genesis Unicorn Capital Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Genesis Unicorn Capital Corp. (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2021.
Houston, Texas
March 10, 2023, except for Note 10 which is dated April 21, 2023

F-20

PART 1 - FINANCIAL INFORMATION

Item 1. FINANCIAL STATEMENTS

GENESIS UNICORN CAPITAL CORP.

BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash	$98,254	$9,650
Prepaid expenses – current	157,134	—
Deferred offering costs	—	172,719
Total current assets	255,388	182,369
Prepaid expenses – noncurrent	19,007	—
Investments held in Trust Account	88,824,794	—
Total Assets	$89,099,189	$182,369

Liabilities and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$23,474	$—
Accrued expenses	448,172	—
Accrued expenses - related party	10,000	—
Franchise tax payable	200,000	—
Income tax payable	227,000	—
Promissory note - related party	250,000	174,147
Total current liabilities	1,158,646	174,147
Deferred underwriting commissions payable	2,803,125	—
Total Liabilities	3,961,771	174,147

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption; 8,625,000 and no shares at redemption value of $10.24 per share at December 31, 2022	88,297,794	—

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,250,000 shares authorized; none issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value; 125,000,000 shares authorized; 420,456 and no shares issued and outstanding, excluding 8,625,000 and no shares subject to redemption at December 31, 2022 and December 31, 2021, respectively	42	—
Class B common stock, par value $0.0001; 12,500,000 shares authorized; 2,156,250 issued and outstanding at December 31, 2022 and December 31, 2021	216	216
Additional paid-in capital	—	24,784
Accumulated deficit	(3,160,634)	(16,778)
Total Stockholders’ Equity (Deficit):	(3,160,376)	8,222
Total Liabilities and Stockholders’ Equity (Deficit):	$89,099,189	$182,369

F-21

GENESIS UNICORN CAPITAL CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2022	For the Period from February 23, 2021 (Inception) Through December 31, 2021
Operating costs	$1,369,689	$16,778
Franchise tax expense	204,153	—
Loss from operations	(1,573,842)	(16,778)
Investment income earned on investments held in Trust Account	1,281,044	—
Net loss before income taxes	(292,798)	(16,778)
Income tax expense	(227,000)	—
Net loss	$(519,798)	$(16,778)

Basic and diluted weighted average shares outstanding, Class A common stock	7,855,917	—
Basic and diluted net loss per share, Class A common stock	$(0.05)	$—
Basic and diluted weighted average shares outstanding, Class B common stock	2,119,263	1,875,000
Basic and diluted net loss per share, Class B common stock	$(0.05)	$(0.01)

F-22

GENESIS UNICORN CAPITAL CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2022

	Class A common stock		Class B common stock		Additional Paid-in	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - January 1, 2022	—	$—	2,156,250	$216	$24,784	$(16,778)	$8,222
Sale of Units in Initial Public Offering, net of offering costs	8,625,000	863	—	—	84,677,946	—	84,678,809
Class A Common Stock subject to possible redemption	(8,625,000)	(863)	—	—	(87,542,887)	—	(87,543,750)
Sale of Private Placement Units	377,331	38	—	—	3,773,272	—	3,773,310
Representative shares	43,125	4	—	—	(4)	—	—
Deferred underwriting commission	—	—	—	—	(2,803,125)	—	(2,803,125)
Re-classification	—	—	—	—	1,870,014	(1,870,014)	—
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(754,044)	(754,044)
Net loss	—	—	—	—	—	(519,798)	(519,798)
Balance - December 31, 2022	420,456	$42	2,156,250	$216	—	$(3,160,634)	$(3,160,376)

FOR THE PERIOD FROM FEBRUARY 23, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A common stock		Class B common stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - February 23, 2021 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	2,156,250	216	24,784	—	25,000
Net loss	—	—	—	—	—	(16,778)	(16,778)
Balance - December 31, 2021	—	$—	2,156,250	$216	$24,784	$(16,778)	$8,222

(1)	On November 19, 2021, the Company cancelled 718,750 shares of Class B common stock, resulting in an aggregate of 2,156,250 Founder Shares of Class B common stock issued and outstanding, of which 281,250 shares were subject to forfeiture. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares.

F-23

GENESIS UNICORN CAPITAL CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2022	For the Period from February 23, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(519,798)	$(16,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held in Trust Account	(1,281,044)	—
Changes in operating assets and liabilities:
Prepaid expenses	(176,141)	—
Accounts payable	23,474	—
Accrued expenses	448,172	—
Accrued expenses - related party	10,000	—
Franchise tax payable	200,000	—
Income tax payable	227,000	—
Net cash used in operating activities	(1,068,337)	(16,778)

Cash Flows from Investing Activities:
Cash deposited into Trust Account	(87,543,750)	—
Net cash used in investing activities	(87,543,750)	—

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	259,606	1,428
Repayment of promissory note - related party	(183,753)	—
Proceeds from initial public offering, net of underwriting discount and offering costs paid	84,851,528	—
Proceeds from sale of private placement units	3,773,310	—
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Net cash provided by financing activities	88,700,691	26,428

Net Change in Cash	88,604	9,650
Cash - Beginning of period	9,650	—
Cash - End of period	$98,254	$9,650

Supplemental disclosures of non-cash investing and financing activities:
Deferred underwriting commissions payable	$2,803,125	$—
Initial Classification of Class A common stock subject to redemption	$87,543,750	$—
Remeasurement of Class A common stock to redemption amount	$754,044	$—
Deferred offering costs paid by promissory note - related party	$—	$172,719

F-24

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Genesis Unicorn Capital Corp. (the “Company”) is a blank check company incorporated in the state of Delaware on February 23, 2021. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the biotechnology and pharmaceutical industries.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from February 23, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31st as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is Genesis Unicorn Capital, LLC (the “Sponsor”), a Delaware limited liability company. The registration statement for the Company’s Initial Public Offering was declared effective on February 14, 2022. On February 17, 2022, the Company consummated its Initial Public Offering of 8,625,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 1,125,000 Units that were issued pursuant to the underwriters exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $86,250,000. The Company incurred offering costs of $4,374,315, of which $1,078,125 was for underwriting commissions, $2,803,125 was for deferred underwriting commissions (see Note 6) and $493,065 was for other offering costs.

Simultaneously with the consummation of the closing of the Initial Public Offering, the Company consummated the private placement of an aggregate of 377,331 units (the “Private Placement Units”) to the Sponsor, at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $3,773,310 (the “Private Placement”) (see Note 4).

Following the closing of the Initial Public Offering and Private Placement on February 17, 2022, an amount of $87,543,750 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account, as described below.

F-25

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which public stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

F-26

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

The Sponsor has agreed (a) to vote its Class B common stock, the common stock included in the Private Placement Units (the “Private Placement Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) and Private Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B common stock and Private Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until 12 months (or up to 18 months if the Company extends the period of time to consummate a Business Combination) from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-27

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Merger Agreement

On November 29, 2022, we entered into an agreement and plan of merger (the “Merger Agreement”) with EGSL Holdings Limited, a Cayman Islands exempted company, and wholly-owned subsidiary of the Company (the “Purchaser”), ESGH Merger Sub Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of Purchaser (“Merger Sub”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (“ESGL”), and Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the shareholders of ESGL (the “Shareholder Representative”). Upon the closing of the transactions contemplated by the Merger Agreement, (a) the Company will be merged with and into the Purchaser (the “Redomestication Merger”), with the Purchaser surviving the Redomestication Merger; and (b) Merger Sub will be merged with and into ESGL (the “Acquisition Merger”), with ESGL surviving the Acquisition Merger as a direct wholly-owned subsidiary of the Purchaser (collectively, the Redomestication Merger and the Acquisition Merger are the “Merger” of the Business Combination”). Following the Business Combination, the Purchaser will be a publicly traded company listed on a stock exchange in the United States.

Consideration

Pursuant to the terms of the Merger Agreement, the aggregate consideration to be paid at the closing of the Business Combination to existing shareholders of ESGL is $75,000,000 less certain transaction costs, the net cash debt of ESGL as of the closing and an estimate of the working capital adjustment described below (the “Merger Consideration”), which will be paid in newly issued ordinary shares of the Purchaser, as the publicly traded surviving company, at a deemed price of $10.00 per share. The Merger Consideration otherwise payable at the closing of the Business Combination to shareholders of ESGL shall be reduced by 375,000 ordinary shares of the Purchaser (the “Holdback Amount”). Within 90 days following the closing of the Business Combination, the Shareholder Representative and the representative of the Purchaser shall receive a closing statement from the Purchaser setting forth the amount of working capital of the Purchaser, subject to the parties’ confirmation. Following the final determination of the working capital amount at closing compared to the target working capital amount of $3,500,000, the Merger Consideration shall be adjusted accordingly based on the working capital adjustment provisions contained in the Merger Agreement, with each ESGL shareholder receiving its pro rata share of the Holdback Amount, if any.

The Closing

The parties have agreed that the closing of the Business Combination shall occur no later than June 30, 2023, unless extended upon the written agreement of the parties.

Board of Directors of Surviving Corporation

Pursuant to the terms of the Merger Agreement, immediately after the closing, the Purchaser’s board of directors shall consist of six (6) directors, of whom one individual will be designated by the Company and of whom five (5) individuals will be designated by ESGL. The Company designee and three (3) of the five (5) ESGL designees shall be deemed independent in accordance with Nasdaq requirements.

F-28

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Additional Agreements executed at the signing of the Merger Agreement

Contemporaneously with the signing of the Merger Agreement, certain holders of ESGL ordinary shares executed lock-up agreements.

Lock-up Agreements

Pursuant to the Lock-Up Agreements such holders have agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any of the Company shares of common stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive the Company’s common stock if any, acquired during the Lock-Up Period (the “Lock-up Shares”)); (ii) enter into a transaction that would have the same effect; (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares: or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii), in each case until the date that is six (6) months after the closing date of the Business of Combination (the “Lock-Up Period”).

Shareholder Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain holders of ESGL ordinary shares entered into a support agreement, pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Initial Business Combination.

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain holders of the Company’s common stock entered into a support agreement, pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Business Combination.

Additional Agreements to be executed at Closing

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Purchaser will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain existing stockholders of the Company with respect to certain shares and private units (and the private shares, private warrants and shares underlying the private warrants included therein) they own at the closing of the Business Combination. The Registration Rights Agreement provides certain demand registration rights and piggyback registration rights to the securityholders, subject to underwriter cutbacks. The Purchaser will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

F-29

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Going Concern and Management’s Plan

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or the deadline to complete a Business Combination pursuant to the Company’s Amended and Restated Certificate of Incorporation (unless otherwise amended by stockholders).

While the Company expects to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. If the Company is unable to complete a Business Combination within the Combination Period, the Company will cease all operations except for the purpose of winding up. Similar to the prior reporting period, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has elected to implement the aforementioned exemptions.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-30

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and December 31, 2021. The Company had operating cash (i.e. cash held outside the Trust Account) of $98,254 and $9,650 as of December 31, 2022 and December 31, 2021, respectively.

Investments Held in Trust Account

As of December 31, 2022 and December 31, 2021, the assets held in the Trust Account were comprised of U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with maturities of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are reported in the statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company had $88,824,794 and $0 in investments held in the Trust Account as of December 31, 2022 and December 31, 2021, respectively.

F-31

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Class A Common Stock Subject to Possible Redemption

As discussed in Note 3, all of the 8,625,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Amended and Restated Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480, conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Accordingly, as of December 31, 2022, 8,625,000 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ (deficit) equity section of the Company’s balance sheet.

Under ASC 480, the Company has elected to recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value ($10.24 per share as of December 31, 2022) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. The redemption value of the redeemable common stock as of December 31, 2022 increased as the income earned on the Trust Account exceeds the Company’s expected tax obligations plus up to $100,000 to pay dissolution expenses (see Note 1). As such, the Company recorded an increase in the carrying amount of the redeemable common stock of $754,044 during the year ended December 31, 2022.

As of December 31, 2022, the Class A Common Stock reflected on the consolidated balance sheets are reconciled in the following table:

Class A common stock subject to possible redemption at December 31, 2021	—
Gross proceeds from Initial Public Offering	87,543,750
Plus:
Remeasurement of carrying value to redemption value	754,044
Class A common stock subject to possible redemption at December 31, 2022	$88,297,794

F-32

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Offering Costs associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock were charged to stockholders’ equity (deficit) upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, Income Taxes (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2022 and December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

See Note 9 for additional information on income taxes for the periods presented.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Remeasurement associated with the redeemable shares of Class A common stock is excluded from net loss per share as the redemption value approximates fair value. Therefore, the earnings per share calculation allocates income and losses shared pro rata between Class A and Class B common stock. As a result, the calculated net loss per share is the same for Class A and Class B common stock. The Company has not considered the effect of the Public Warrants (as defined in Note 7) and Private Placement Warrants (as defined in Note 7) to purchase an aggregate of 9,002,331 shares in the calculation of diluted net loss per share, since the exercise of the warrants are contingent upon the occurrence of future events.

F-33

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Year Ended December 31, 2022		For the Period from February 23, 2021 (Inception) Through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(409,365)	$(110,433)	—	(16,778)
Denominator:
Basic and diluted weighted average shares outstanding	7,855,917	2,119,263	—	1,875,000
Basic and diluted net loss per share	$(0.05)	$(0.05)	$—	$(0.01)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the accompanying balance sheets for current assets and current liabilities approximate fair value due to their short-term nature.

F-34

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 8 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on February 14, 2022. On February 17, 2022, the Company consummated the Initial Public Offering of 8,625,000 Units, including 1,125,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $86,250,000. Each Unit consists of one share of Class A common stock, and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 377,331 Private Placement Units at a price of $10.00 per Private Placement Unit in the Private Placement to the Sponsor, generating gross proceeds of $3,773,310, which was transferred to the Trust Account by the Sponsor. The Private Placement Units are identical to the Units sold in the Initial Public Offering, except for the warrants included in the Private Placement Units (the “Private Placement Warrants”). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

F-35

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 15, 2021, the Sponsor purchased 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.012 per share. On March 15, 2021, the Sponsor transferred 20,000 Founder Shares each to the Company’s Chief Executive Officer and Chief Operating Officer, as well as 2,500 Founder Shares to each of the Company’s Chief Scientific Officer and scientific advisor. On October 27, 2021, the Sponsor transferred 10,000 Founder Shares to the Company’s Chief Executive Officer, 17,500 Founder Shares to the Company’s Chief Scientific Officer, 30,000 Founder Shares to each of the Company’s two independent directors, 25,000 Founder Shares to each of the Company’s two independent directors, 15,000 Founder Shares to the Company’s strategic and scientific advisor and 5,500 Founder Shares to the Company’s scientific advisor. In addition, the Sponsor has separately agreed to transfer to the Company’s Chief Operating Officer an aggregate of 30,000 of its Founder Shares at the time of a Business Combination. On November 19, 2021, the Company canceled 718,750 Founder Shares due to a downsize of the offering. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares (see Note 7). As of December 31, 2022 and December 31, 2021, the Sponsor owned 2,156,250 shares of Class B common stock. The Founder Shares were subject to a risk of forfeiture of up to 281,250 shares if the underwriters did not exercise their over-allotment option in full. However, as the underwriters’ over-allotment option was exercised in full at the closing of the Initial Public Offering in February 2022, 281,250 of such shares held by the Sponsor will not be subject to forfeiture.

The initial stockholder has agreed not to transfer, assign or sell any of the Class B common stock (except to certain permitted transferees) until, with respect to 50% of the Class B common stock, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Class B common stock, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

F-36

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Promissory Note - Related Party

On February 23, 2021, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, to be used for payment of costs related to the Initial Public Offering. The Promissory Note is non-interest bearing and payable on the earlier of (i) March 31, 2022 or (ii) the consummation of the Initial Public Offering, pursuant to that Amendment to Promissory Note dated February 4, 2022. As of December 31, 2021, the Company had borrowed $174,147 under the Promissory Note with the Sponsor. Following the Initial Public Offering of the Company on February 17, 2022, a total of $183,753 under the promissory note was repaid on February 25, 2022. On October 12, 2022, the Company issued a second unsecured promissory note (the “Second Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000, to be used for payment of costs related to the initial Business Combination. The Second Promissory Note is non-interest bearing and payable on the earlier of (i) August 17, 2023 or (ii) the date the Company consummates an initial Business Combination. As of December 31, 2022, the Company had borrowed $250,000 under the Second Promissory Note with the Sponsor. On March 1, 2023, the Company restated and amended the Second Promissory Note, pursuant to which the Sponsor shall loan to the Company up to $2,000,000 to pay, among other things, any extension fees and transaction costs associated with any extensions of time needed for the Company to consummate its business combination. For the purposes of clarity, the Company and the Sponsor hereby agreed that the certain instrument dated as of October 12, 2022 pursuant to which the Sponsor purported to loan up to $500,000 to the Company was hereby canceled and deemed void ab initio. The Note bears no interest and is repayable in full upon the earlier of (a) February 17, 2024 or (b) the date of the consummation of the Company’s initial business combination.

Administrative Support Agreement

The Company entered into an agreement with the Sponsor, commencing on the effective date of the Initial Public Offering, pursuant to which the Sponsor has agreed to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $10,000 per month for these services. Upon the completion of an initial Business Combination, the Company will cease paying these monthly fees. For the year ended December 31, 2022, the Company incurred $105,000, of administrative support expenses. For the period from February 23, 2021 (inception) through December 31, 2021, there were no expenses incurred related to the agreement. As of December 31, 2022 and December 31, 2021, $10,000 and $0 related to this agreement were recorded in accrued expenses - related party in the accompanying balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Placement Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

F-37

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

If the Company anticipates that it may not be able to consummate the Initial Business Combination within 12 months, the Company may, by resolution of the board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two (2) times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the Initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five (5) business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,725,000 with the underwriters’ over-allotment option exercised in full ($0.20 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $3,450,000 with the underwriters’ over-allotment option exercised in full ($0.40 per unit) (the “Extension Loans”). Any such payments would be made in the form of non-interest bearing loans. If the Company completes its Initial Business Combination, the Company will, at the option of the Sponsor, repay the Extension Loans out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Placement Units. If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. The Public Stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 12 months to 18 months described above or redeem their shares in connection with such extensions.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights Agreement

The holders of the Founder Shares, as well as the holders of the Private Placement Units (and underlying securities) and any securities issued in payment of Working Capital Loans made to the Company, will be entitled to registration rights pursuant to an agreement signed on the effective date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, the underwriters and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to the Initial Public Offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to the Initial Public Offering.

F-38

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,125,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $11,250,000.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,078,125 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $2,803,125 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock — The Company is authorized to issue 1,250,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and December 31, 2021 there were no shares of preferred stock issued or outstanding.

Class A common stock — The Company is authorized to issue 125,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2022, there were 420,456 shares of Class A common stock issued and outstanding, excluding 8,625,000 shares of Class A common stock subject to possible redemption. As of December 31, 2021, there were no shares of Class A common stock issued or outstanding.

Class B common stock — The Company is authorized to issue 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2022 and December 31, 2021, there were 2,156,250 shares of Class B common stock issued and outstanding.

On March 15, 2021, the Sponsor purchased 2,875,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.012 per share. On November 19, 2021, the Company canceled 718,750 shares of Class B common stock. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares.

F-39

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Warrants — As of December 31, 2022, there were 8,625,000 Public Warrants and 377,331 Private Placement Warrants outstanding. As of December 31, 2021, there were no Public Warrants or Private Placement Warrants outstanding. The Public Warrants may only be exercised for a whole number of Class A Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18 per share, for any 20 trading days within a 30-day trading period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Placement Warrants will be identical to the Public Warrants, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

F-40

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis.” The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC Topic 815, Derivatives and Hedging (“ASC 815”). Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company did not have any financial assets or liabilities measured at fair value as of December 31, 2021. The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2022
Assets
Investments held in Trust Account:
U.S. Treasury Securities	$88,824,794	$88,824,794	$—	$—

NOTE 9. INCOME TAXES

The Company’s effective tax rate for year ended December 31, 2022, and for the period from February 23, 2021 (inception) through December 31, 2021 was (78)%. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to non-deductible operating costs. The Company has historically calculated the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate for the full fiscal year to income or loss for the reporting period.

NOTE 10. SUBSEQUENT EVENTS

Sponsor Promissory Note Events

On January 23, 2023, the Company drew an additional $250,000 from the Sponsor Promissory Note.

On March 1, 2023 the Company issued an amended and restated Second Promissory Note (the “Amended and Restated Second Promissory Note”) in the principal amount of up to $2,000,000 the Sponsor, pursuant to which the Sponsor shall loan to the Company up to $2,000,000 to pay, among other things, any extension fees and transaction costs associated with any extensions of time needed for the Company to consummate its Business Combination. The Amended and Restated Second Promissory Note amends and restates the Second Promissory Note. For the purposes of clarity, the Company and the Sponsor hereby agreed that the Second Promissory Note, pursuant to which the Sponsor purported to loan up to $500,000 to the Company was hereby canceled and deemed void ab initio. The Amended and Restated Second Promissory Note bears no interest and is repayable in full upon the earlier of (a) February 17, 2024 or (b) the date of the consummation of the Company’s initial business combination. There is an outstanding balance of $1,600,000 on the Amended and Restated Second Promissory Note as of April 19, 2023.

F-41

GENESIS UNICORN CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Extension Amendment Proposal

On February 14, 2023, at a special meeting of stockholders of the Company the stockholders voted upon and approved amendments (the “Extension Amendment Proposal”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to permit the Board of Directors of the Company to extend the date by which the Company has to consummate a business combination twelve (12) times for an additional one (1) month each time from February 17, 2023 to February 17, 2024 (the termination date as ay be so extended, the “Extended Date”). The Company’s stockholders also approved an amendment (the “Trust Amendment Proposal”) to the Company’s investment management agreement, dated as of February 14, 2022 (the “Trust Agreement”) by and between the Company and Continental Stock Transfer & Trust Company, to extend the Combination Period under the Trust Agreement for a period of 12 months from February 17, 2023 to February 17, 2024 and to the extent the Charter is amended to extend the Combination Period under the Trust Agreement shall be extended for a period of 12 months from February 17, 2023 to February 17, 2024 and to the extent the Charter is amended to extend the Combination Period by depositing into the trust account $0.06 per share for each issued and outstanding Public Share that has not been redeemed for each one-month extension (each an “Extension Payment”).

Prior to the special meeting of stockholders to amend the Charter and the Trust Agreement, the Company had the right to extend the Combination Period from February 17, 2023 to August 17, 2023 (i.e., 18 months from the consummation of the Company’s Initial Public Offering. The only way to extend the Combination Period from February 17, 2023 to August 17, 2023 for two (2) successive three-month periods without the need for a separate stockholder vote under the current Charter and Trust Agreement is for the Company’s sponsor or its affiliates or designees, upon five days’ advance notice, to deposit into the Trust Account $1,725,000 each time (i.e., $0.20 per issued and outstanding Public Share), on or prior to February 17, 2023 and May 17, 2023, respectively.

As a result of the approval of the Extension Amendment Proposal and the Trust Amendment Proposal, the Company will have the right to extend the Combination Period twelve (12) times for an additional one (1) month each time, from February 17, 2023 to February 17, 2024, provided that the Extension Payment of $0.06 per Public Share that has not been redeemed is deposited into the Trust Account each time at each extension election. The amount of funds deposited into the Trust account in connection with extensions of time to complete the Business Combination will be different than what would have been deposited into that account in the absence of the approval of the foregoing Proposals.

The Company’s management believes that it can close the Business Combination before February 17, 2024. Under the circumstances, the Sponsor wants to pay an extension amount that could potentially be less than the $1,725,000 for the extension provided by the Charter and Trust Agreement.

In connection with the stockholders’ vote at the Special Meeting on February 14, 2023, 3,177,941 shares were tendered for redemption. As a result of the redemption, the Company has 8,023,765 shares outstanding of common stock consisting of 5,867,515 shares of Class A common stock (including 5,447,059 shares of Class A common stock that are subject to redemption) and 2,156,250 shares of Class B common stock. On March 17, 2023, the Company exercised its option to extend the date by which it has to complete a business combination from March 17, 2023 to April 17, 2023 and, as a result, deposited an additional $326,824 into the Trust Account. On April 17, 2023, GUCC exercised its option to extend the date by which it has to complete a business combination from April 17, 2023 to May 17, 2023 and, as a result, deposited an additional $326,824 into the Trust Account.

F-42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Environmental Solutions Group Holdings Ltd

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Environmental Solutions Group Holdings Ltd (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

www.mspc.cpa
An independent firm associated with	340 North Avenue, Cranford, NJ 07016-2496	908 272-7000
Moore Global Network Limited	546 5th Avenue, 6th Floor, New York, NY 10036-5000	212 682-1234

F-43

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

We have served as the Company’s auditor since 2022.

New York, New York

March 15, 2023

F-44

Environmental Solutions Group Holdings Limited

Consolidated Statement of Financial Position

As of December 31, 2022 and 2021

		2022	2021
	Note	US$	US$
ASSETS
Current assets
Cash and cash equivalents		252,399	137,014
Trade and other receivables	12	815,128	489,984
Inventories	13	221,151	599,757
		1,288,678	1,226,755

Non-current assets
Property, plant and equipment, net	10	22,493,283	14,288,591
Intangible assets, net	11	1,845,912	1,473,568
		24,339,195	15,762,159

Total assets		25,627,873	16,988,914

LIABILITIES
Current liabilities
Trade and other payables	16	4,285,345	2,490,367
Lease liabilities	15	185,764	193,280
Borrowings	17	5,427,538	6,711,185
		9,898,647	9,394,832

Non-current liabilities
Lease liabilities	15	2,071,571	957,484
Borrowings (non-current)	17	371,103	635,840
Deferred tax liabilities	18	163,000	155,000
		2,605,674	1,748,324

Total liabilities		12,504,321	11,143,156

Net assets		13,123,552	5,845,758

EQUITY
Share Capital	19	10,000	10,000
Accumulated losses		(5,006,590)	(2,614,778)
Other reserves	14	3,422,799	1,822,799
Exchange Reserves	14	(460,481)	(513,218)
Revaluation Surplus	14	15,157,824	7,140,955
Total equity		13,123,552	5,845,758

The accompanying notes form an integral part of these consolidated financial statements.

F-45

Environmental Solutions Group Holdings Limited

Consolidated Statement of Profit or Loss and Other Comprehensive Income for the Financial Years ended December 31, 2022 and 2021

		2022	2021
	Note	US$	US$

Revenue	4	4,992,034	3,958,367

Other income	5	396,373	453,054

Cost of inventory	13	(1,093,194)	(896,586)

Logistics costs		(689,762)	(419,543)

Depreciation of property, plant and equipment	10	(1,661,403)	(1,526,433)
Amortization of intangible assets	11	(638,849)	(331,268)

Employee benefits expense	7	(933,124)	(812,679)

Finance expense	8	(246,359)	(250,819)

Other operating expenses	6	(2,509,528)	(799,677)

Loss before income tax		(2,383,812)	(625,584)

Income tax expense	9	(8,000)	(43,000)

Net loss		(2,391,812)	(668,584)

Other comprehensive income/(loss) :

Items that will not be reclassified subsequently to profit or loss:

Net surplus on revaluation of leasehold land and buildings		8,016,869	760,440

Items that may be reclassified subsequently to profit or loss:

Exchange difference on revaluation of leasehold land and buildings		52,737	(226,917)

Total comprehensive income/(loss)		5,677,794	(135,061)

The accompanying notes form an integral part of these consolidated financial statements.

F-46

Environmental Solutions Group Holdings Limited

Consolidated Statement of Changes in Equity for the Financial Years ended December 31, 2022 and 2021

	Share	Revaluation	Exchange	Other	Share	Accumulated	Total
	capital	reserve	reserve	reserves	Subscription	losses	equity
	US$	US$	US$	US$	US$	US$	US$

2021
Beginning of financial year	10,000	6,380,515	(286,301)	1,508,461	-	(1,946,194)	5,666,481
Increase in other reserves upon reorganisation	-	-	-	314,338	-	-	314,338
Net surplus on revaluation of leasehold property	-	760,440	(226,917)	-	-	-	533,523
Loss for the year	-	-	-	-	-	(668,584)	(668,584)
Balance as of December 31, 2021	10,000	7,140,955	(513,218)	1,822,799	-	(2,614,778)	5,845,758

2022
Beginning of financial year	10,000	7,140,955	(513,218)	1,822,799	-	(2,614,778)	5,845,758
Issuance of new shares		-	-	1,600,000	5,000,000	-	6,600,000
Less : Share subscription receivables					(5,000,000)		(5,000,000)
Net surplus on revaluation of leasehold property	-	8,016,869	52,737	-	-	-	8,069,606
Loss for the year	-	-	-	-	-	(2,391,812)	(2,391,812)
Balance as of December 31, 2022	10,000	15,157,824	(460,481)	3,422,799	-	(5,006,590)	13,123,552

The accompanying notes form an integral part of these consolidated financial statements.

F-47

Environmental Solutions Group Holdings Limited

Consolidated Statement of Cash Flows for the Financial Years ended December 31, 2022 and 2021

		December 31	December 31
		2022	2021
	Note	US$	US$
Cash flows from operating activities
Loss before income tax		(2,383,812)	(625,584)

Adjustments for:
- Impairment loss on receivable	6	44,271	-
- Depreciation of property, plant and equipment	10	1,661,403	1,526,433
- Amortisation of intangible assets	11	638,849	331,268
- Interest income		(4)	(76)
- Interest expense	8	246,359	250,819
- Gain on disposal of property, plant and equipment	5	(26,586)	-
- Foreign exchange adjustment		3,331	351,609
		183,811	1,834,469
Changes in working capital:
- Trade and other receivables		(384,221)	(17,378)
- Inventories		378,606	(261,093)
- Trade and other payables		1,791,714	936,710
Net cash generated from operating activities		1,969,910	2,492,708

Cash flows from investing activities
Purchase of property, plant and equipment		(502,677)	(678,978)
Proceeds from disposal of property, plant and equipment		29,592	-
Additions to intangible assets		(1,011,193)	(956,259)
Interest received		4	76
Net cash used in investing activities		(1,484,274)	(1,635,161)

Cash flows from financing activities
Repayment of bank borrowings		(1,537,495)	(808,467)
Shares issuance		1,600,000	314,338
Repayments of lease liabilities		(186,397)	(208,351)
Interest paid		(246,359)	(250,819)
Net cash used in financing activities		(370,251)	(953,299)

Net increase/(decrease) in cash and bank balances		115,385	(95,752)

Cash and cash equivalents
Beginning of the financial year		137,014	232,766
End of the financial year		252,399	137,014

	2022	2021
	US$	US$
Cash and cash equivalents consist of
Cash at bank	252,399	134,961
Petty cash	-	2,053
	252,399	137,014

The accompanying notes form an integral part of these financial statements.

F-48

Environmental Solutions Group Holdings Limited

Consolidated Statement of Cash Flows for the Financial Years ended December 31, 2022 and 2021

Reconciliation of liabilities arising from financing activities

		Interest-
		bearing bank
	Lease	and other
	liabilities	borrowings	Total
	US$	US$	US$

At January 1 2021	1,158,866	7,781,334	8,940,200

Changes from financing cash flows:
Repayment of bank loans	-	(808,467)	(808,467)
Principal element of lease payments	(208,351)	-	(208,351)
Borrowing cost paid	(31,650)	(219,169)	(250,819)
Total change from financing cash flows	(240,001)	(1,027,636)	(1,267,637)

Other changes:
Exchange adjustments	(22,549)	374,158	351,609
New lease	230,625	-	230,625
Lease modification	(7,827)	-	(7,827)
Interest expenses	31,650	219,169	250,819
Total other changes	231,899	593,327	825,226

At December 31, 2021	1,150,764	7,347,025	8,497,789

Changes from financing cash flows:
Repayment of bank loans	-	(1,537,495)	(1,537,495)
Principal element of lease payments	(186,397)	-	(186,397)
Borrowing cost paid	(28,558)	(217,801)	(246,359)
Total change from financing cash flows	(214,955)	(1,755,296)	(1,970,251)

Other changes:
Exchange adjustments	(3,850)	(10,889)	(14,739)
Lease modification	1,296,818	-	1,296,818
Interest expenses	28,558	217,801	246,359
Total other changes	1,321,526	206,912	1,528,438

At December 31, 2022	2,257,335	5,798,641	8,055,976

The accompanying notes form an integral part of these financial statements.

F-49

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

1.	General information and reorganization transactions

Environmental Solutions Group Holdings Limited (“the Company”) and its subsidiaries (collectively the “Group”) was incorporated on June 14, 2022 and domiciled in the Cayman Islands. The address of its registered office is 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands.

Environmental Solutions Asia Holdings Limited (“ES BVI”), a wholly-owned subsidiary of the Company, was incorporated on June 29, 2022 and domiciled in the British Virgin Islands with its registered office at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

Environmental Solutions Asia Pte Ltd (“ESA”), a wholly-owned subsidiary of ES BVI, was incorporated and domiciled in Singapore. The address of its registered office is at 101 Tuas South Avenue 2, Singapore 637226.

The principal activities of the Group are those of waste management, recycling and sale of precious metals.

Pursuant to the Share Swap Agreement (the “Agreement”) dated August 5, 2022, the Shareholders of ESA (the “Shareholders”) sold the entire issued share capital of ESA in consideration for the Company to allot and issue an aggregate of 9,999 fully paid ordinary shares in the issued share capital of the Company at the aggregate issue price of US$9,999 to the Shareholders Upon completion of the Agreement, ESA is wholly owned by ES BVI and ES BVI, in turn, fully held by the Company.

As all the above-mentioned companies presented were under common control, the series of contractual arrangements between ESA, ES BVI and the Company in 2022 and 2021 constituted a reorganization under common control and are required to be retrospectively applied to the consolidated financial statements at their historical amounts. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares, which have been revised to reflect the effects of the reorganization in accordance with International Financial Reporting Standards (“IFRS”) as of December 31, 2022 and 2021. The financial statements were authorized for issuance by the Directors on March 10, 2023.

2.	Significant accounting policies

2.1	Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

These financial statements have been prepared on a historical cost convention, except for leasehold land and buildings which are measured at fair value.

The preparation of financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions.

F-50

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.1	Basis of preparation (continued)

The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

2.2	Basis of Consolidation

The financial statements are presented in United States Dollars (“US$”), which is the Group’s functional currency. All financial information presented in United States Dollars has been rounded to the nearest dollar, unless otherwise indicated.

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as of December 31, 2022 and 2021. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee (i.e., existing rights that give the Company the current ability to direct the relevant activities of the investee).

When the Company has, directly or indirectly, less than a majority of the voting or similar rights of an investee, the Company considers all relevant facts and circumstances in assessing whether it has power over an investee, including:-

●	Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee);
●	Exposure, or rights, to variable returns from its involvement with the investee; and
●	The ability to use its power over the investee to affect its returns.

The financial statements of subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. The results of subsidiaries are consolidated from the date on which the Company obtains control, and continue to be consolidated until the date that such control ceases.

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Company has less than a majority of the voting or similar rights of an investee, the Company considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

●	The contractual arrangement(s) with the other vote holders of the investee;
●	Rights arising from other contractual arrangements;
●	The Company’s voting rights and potential voting rights.

The Company re-assesses whether it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Assets, liabilities, income, and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date the Company gains control until the date the Company ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income (“OCI”) are attributed to the equity holders of the parent of the Company and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction. If the Company loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, non-controlling interest and other components of equity, while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.

F-51

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.3	Revenue recognition

Revenue is measured based on the consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Revenue is recognized when the Group satisfies a performance obligation by transferring a promised good or service to the customer, which is when the customer obtains control of the goods or services. A performance obligation may be satisfied at a point in time or over time. The amount of revenue recognized is the amount allocated to the satisfied performance obligation.

Revenue from contracts with customers

(a)	Rendering of services

Revenue from rendering of services is recognized when the entity satisfies the performance obligation at a point in time, generally when the significant acts have been completed and when transfer of control occurs, or for services that are not significant, transactions revenue is recognized as the services are provided. The Group’s primary service consists of collecting and disposing of industrial wastes for its customers.

(b)	Sale of goods

Revenue from sale of goods is recognized at a point in time when the performance obligation is satisfied by transferring a promised good to the customer. Control of the goods is transferred to the customer, generally on delivery of the goods (in this respect, incoterms are considered).

Other revenue

Interest income

Interest income is recognized using the effective interest method. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset, or where appropriate, a shorter period.

Contract assets

The contract assets are for the Group’s rights to consideration for work completed but not billed at the reporting date on its contracts; costs incurred to obtain or fulfil a contract with a customer; and any impairment losses recognized in the reporting year. The contract assets are transferred to the receivables when the right to payment becomes unconditional.

2.4	Government grants

Grants from the government are recognized as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Government grants relating to non-monetary assets are deducted against the carrying amount of the non-monetary assets.

F-52

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.5	Property, plant and equipment

(a)	Measurement

(i)	Property, plant and equipment

Property, plant and equipment other than leasehold land and buildings are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

Leasehold land and buildings are measured at fair value less accumulated depreciation and impairment losses recognized after the date of the revaluation. Valuations are performed frequently to ensure that the fair value of a revalued asset does not differ materially from its carrying amount. Any revaluation surplus is credited to the property revaluation reserve in equity, except to the extent that it reverses a revaluation decrease of the same asset previously recognized in the Statement of Profit or Loss and Other Comprehensive Income, in which case the increase is recognized in the statement of profit or loss.

A revaluation deficit is recognized in the statement of profit or loss, except to the extent that it offsets an existing surplus on the same asset recognized in the asset revaluation reserve.

An annual transfer from the property revaluation reserve to accumulated losses is made for the difference between depreciation based on the revalued carrying amount of the assets and depreciation based on the assets original cost. Upon disposal, any revaluation reserve relating to that particular asset being sold is transferred to retained profits.

(ii)	Components of costs

The cost of an item of property, plant and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

(b)	Depreciation

Depreciation is calculated using the straight-line method to allocate depreciable amounts over the estimated useful lives as follows:

Useful lives
Leasehold land and buildings	Over the lease term period ranging from 2 to 30 years
Plant and equipment	3 to 5 years
Machineries	2 to 10 years
Renovation	5 years
Motor vehicles	10 years
Furniture and fittings	5 years

The residual values, estimated useful lives and depreciation method of property, plant and equipment are reviewed, and adjusted as appropriate, at each reporting date. The effects of any revision are recognized in profit or loss when the changes arise.

Fully depreciated property, plant and equipment are retained in the financial statements until they are no longer in use.

(c)	Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

F-53

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.5	Property, plant and equipment (continued)

(d)	Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss.

2.6	Intangible assets

Intangible assets acquired separately are measured initially at cost. Following initial acquisition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Internally generated intangible assets, excluding capitalized development costs, are not capitalized and expenditure is reflected in profit or loss in the year in which the expenditure is incurred.

Intangible assets with finite useful lives are amortized over the estimated useful lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method are reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

Amortization is calculated using the straight-line method to allocate depreciable amounts over the estimated useful lives of the assets. The estimated useful lives are as follows:

Useful lives
Software	3 years

2.7	Borrowing costs

Borrowing costs are recognized in profit or loss using the effective interest method.

2.8	Impairment of non-financial assets

Intangible assets, property, plant and equipment and right-of-use assets are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired or when annual impairment testing for an asset is required.

For the purpose of impairment testing, the recoverable amount (i.e. the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the cash-generating units (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of accumulated depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset is credited to profit or loss in the period in which it arises.

F-54

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.9	Financial assets

(a)	Classification and measurement

The Group classifies its financial assets at amortized cost.

The classification of debt instruments depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of the financial assets not a fair value through profit or loss, transactions costs that are directly attributable to the acquisition of the financial asset.

At subsequent measurement

Debt instruments mainly comprise cash and cash equivalents and trade and other receivables.

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

(b)	Impairment of financial assets

The Group recognizes a loss allowance for expected credit loss (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables). The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

The Group always recognizes lifetime ECL for trade and other receivables. The ECL on these assets are assessed individually for debtors with significant balances and/or collectively using a provision matrix with appropriate groupings.

For all other instruments, the Group measures the loss allowance as equal to 12m ECL, unless there has been a significant increase in credit risk since initial recognition for which the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

F-55

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.9	Financial assets (continued)

(b)	Impairment of financial assets (continued)

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	An actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
●	Significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, or the credit default swap prices for the debtor;
●	Existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
●	An actual or expected significant deterioration in the operating results of the debtor;
●	An actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

(ii)	Definition of default

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collateral held by the Group).

Irrespective of the above, the Group considers that default has occurred when a financial asset is more than 90 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events of default that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

(a)	Significant financial difficulty of the issuer or the borrower;
(b)	A breach of contract, such as a default or past due event;
(c)	The lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession that the lender(s) would not otherwise consider;

F-56

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.9	Financial assets (continued)

(b)	Impairment of financial assets (continued)

(iii)	Credit-impaired financial assets (continued)

(d)	It is becoming probable that the borrower will enter bankruptcy or other financial reorganization; or

(e)	The disappearance of an active market for that financial asset because of financial difficulties.

(iv)	Write-off policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery, for example, when the counterparty has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over one year past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. A write-off constitutes a derecognition event. Any subsequent recoveries are recognized in profit or loss.

(v)	Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure to default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information. Estimation of ECL reflects an unbiased and probability-weighted amount that is determined with the respective risks of default representing the weights.

Generally, the ECL is the difference between all contractual cash flows that are due to the Group in accordance with the contract and the cash flows that the Group expects to receive, discounted at the effective interest rate determined at initial recognition.

Where ECL is measured on a collective basis or for cases where evidence at the individual instrument level may not yet be available, the financial instruments are grouped on the following basis:

●	Nature of financial instruments;
●	Past-due status;
●	Nature, size and industry of debtors; and
●	External credit ratings where available.

The groups are regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.

Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit impaired, in which case interest income is calculated based on amortized cost of the financial asset.

(c)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on the trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss. Any amount previously recognized in other comprehensive income relating to that asset is reclassified to profit or loss.

F-57

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.10	Financial Liabilities

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the reporting date, in which case they are presented as non-current liabilities.

Borrowings are initially recognized at fair values (net of transaction costs) and subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

(a)	Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the statement of profit or loss.

(b)	Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.

2.11	Leases

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date at which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented within “Property, plant and equipment”.

F-58

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.11	Leases (continued)

Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

●	Fixed payments (including in-substance fixed payments), less any lease incentives receivable;
●	Variable lease payment that is based on an index or rate, initially measured using the index or rate as at the commencement date;
●	Amount expected to be payable under residual value guarantees;
●	The exercise price of a purchase option if it is reasonably certain the option will be exercised; and
●	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For a contract that contains both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease components. The Group has elected to not separate lease and non-lease components for property leases and accounts for these as one single lease component.

Lease liability is measured at amortized cost using the effective interest method. Lease liability shall be remeasured when:

●	There is a change in future lease payments arising from changes in an index or rate;
●	There is a change in the Group’s assessment of whether it will exercise an extension option; or
●	There is modification in the scope or the consideration of the lease that was not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero. The Group presents lease liabilities as a separate line item on the statement of financial position.

Short-term and low-value leases

The Group has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value. Payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

Lease modifications

The Group accounts for a lease modification as a separate lease if:

●	The modification increases the scope of the lease by adding the right to use one or more underlying assets; and
●	The consideration for the leases increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

F-59

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.11	Leases (continued)

For a lease modification that is not accounted for as a separate lease, the Group remeasures the lease liability based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Group accounts for the remeasurement of lease liabilities by making corresponding adjustments to the relevant right-of-use asset. When the modified contract contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the modified contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

When the Group is the lessor

Classification and measurement of leases

Leases for which the Group is a lessor are classified as finance or operating leases. Whenever the terms of the lease transfer substantially all the risks and rewards incidental to ownership of an underlying asset to the lessee, the contract is classified as a finance lease. All other leases are classified as operating leases.

Amounts due from lessees under finance leases are recognized as receivables at commencement date at amounts equal to net investments in the leases, measured using the interest rate implicit in the respective leases. Initial direct costs are included in the initial measurement of the net investments in the leases. Interest income is allocated to accounting periods so as to reflect a constant periodic rate of return on the Group’s net investment outstanding in respect of the leases.

Rental income from operating leases is recognized in profit or loss on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset, and such costs are recognized as an expense on a straight-line basis over the lease term except for investment properties measured under the fair value model. Variable lease payments for operating leases that depend on an index or a rate are estimated and included in the total lease payments to be recognized on a straight-line basis over the lease term. Variable lease payments that do not depend on an index or a rate are recognized as income when they arise.

Refundable rental deposits

Refundable rental deposits received are accounted for under IFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments from lessees.

Lease modification

Changes in consideration of lease contracts that were not part of the original terms and conditions are accounted for as lease modifications, including lease incentives provided through forgiveness or reduction of rentals.

The Group accounts for a modification to an operating lease as a new lease from the effective date of the modification, considering any prepaid or accrued lease payments relating to the original lease as part of the lease payments for the new lease.

F-60

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.12	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is calculated using the specific identification method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs necessary to make the sale.

When necessary, allowance is provided for damaged, obsolete and slow moving items to adjust the carrying values of inventories to the lower of cost and net realizable value.

2.13	Income taxes

Income tax represents the sum of current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either in other comprehensive income or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:-

●	When the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit or loss nor taxable profit or loss; and

●	In respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences, the carryforward of unused tax credits and unused tax losses can be utilized, except:

●	When the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit or loss nor taxable profit or loss; and

●	In respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

F-61

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.13	Income Taxes (continued)

Deferred tax is calculated, without discounting, at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred taxes are recognized as income or expenses in profit or loss, except to the extent that the tax arises from a transaction which is recognized directly in equity.

The Group accounts for investment tax credits similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

2.14	Employee benefits

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Short-term employees benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

F-62

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.15	Currency translation

The financial statements are presented in United States Dollar (“US$”), which is the functional currency of the Group.

Transactions in a currency other than the United States Dollar (“foreign currency”) are translated into the United States Dollar using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the reporting date are recognized in profit or loss. Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

All foreign exchange gains and losses impacting profit or loss are presented in statement of comprehensive income within “Other operating expenses”.

2.16	Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents include cash on hand and deposits with financial institutions which are subject to any insignificant risk of changes in value, and have a short maturity of generally within three months when acquired.

2.17	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

2.18	Related parties

(a)	A person, or a close member of that person’s family, is related to the Company if that person :

(i)	Has control or joint control over the Company;

(ii)	Has significant influence over the Company; or

(iii)	Is a member of key management personnel of the Company or the Company’s parent;

or

(b)	An entity is related to the Company if any of the following conditions applies:-

(i)	The entity and the Company are members of the same group;

(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member);

(iii)	The entity and the Company are joint ventures of the same third party;

(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity;

(v)	The entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company;

(vi)	The entity is controlled or jointly controlled by a person identified in (a);

(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and

(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the Company or to the Company’s parent.

F-63

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.18	Related parties (continued)

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity and include:

(a)	That person’s children and spouse or domestic partner;

(b)	Children of that person’s spouse or domestic partner; and

(c)	Dependents of that person or that person’s spouse or domestic partner.

2.19	Fair value measurement

The Group measures its properties at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:-

Level 1 – based on quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly

Level 3 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the consolidated financial statements on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

F-64

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

2.	Significant accounting policies (continued)

2.20	Application of amendments to IFRS

In the preparation of the financial statements for the years ended December 31, 2022, the Group has applied the following amendments to IFRSs, for the first time, which are mandatorily effective for the annual periods beginning on or after January 1, 2022:

Amendments to IFRS 3	Reference to the Conceptual Framework
Amendments to IFRS 16	Covid-19-Related Rent Concessions beyond June 30, 2021
Amendments to IAS 16	Property, Plant and Equipment – Proceeds before Intended Use
Amendments to IFRS 37	Onerous Contracts – Cost of Fulfilling a Contract
Amendments to IFRSs	Annual Improvements to IFRSs 2018 - 2020

The application of the amendments to IFRSs in the current year has had no material impact on the Group’s financial positions and performance for the current and prior years and/or on the disclosures set out in these financial statements.

3.	Critical accounting estimates, assumptions and judgements

Estimates, assumptions and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical judgements in applying the entity’s accounting policies

(a)	Determination of functional currency

In determining the functional currency of the Group, judgment is used by the management to determine the currency of the primary economic environment in which the Group operates. Consideration factors include the currency that mainly influences sales prices of goods and services and the currency of the country whose competitive forces and regulations mainly determines the sales prices of its goods and services.

(b)	Determination of lease term of contracts with extension options

The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Group has several lease contracts that include extension options. The Group applies judgement in evaluating whether it is reasonably certain whether or not to exercise the option to extend the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise the extension. After the commencement date, the Group reassesses the lease term to consider whether there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to extend (e.g. construction of significant leasehold improvements or significant customization to the leased asset).

The Group includes the extension option in the lease term for leases of leasehold buildings because of the leasehold improvements made and the significant costs that would arise to replace the assets. The extension options for leases of motor vehicles are not included as part of the lease term because the Group typically leases motor vehicles for not more than five years and, hence, will not exercise the extension options.

F-65

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

3.	Critical accounting estimates, assumptions and judgements (continued)

Critical accounting estimates and assumptions

(a)	Useful lives of plant and equipment

The useful life of an item of property, plant and equipment is estimated at the time the asset is acquired and is based on historical experience with similar assets and takes into account anticipated technological or other changes. If changes occur more rapidly than anticipated or the asset experiences an unexpected level of wear and tear, the useful life will be adjusted accordingly. The carrying amount of the Group’s plant and equipment as of December 31, 2022 was US$22,493,283 (2021: US$14,288,591).

(b)	Inventory valuation method

Inventory write-down is made based on the current market conditions, historical experience and selling goods of a similar nature. It could change significantly as a result of changes in market conditions. A review is made periodically for excess inventories, obsolescence and declines in net realizable value and an allowance is recorded against the inventory balances for any such declines. The realizable value represents the best estimate of the recoverable amount and is based on the most reliable evidence available and inherently involves estimates regarding the future expected realizable value. The carrying amount of the Group’s inventories as of December 31, 2022 was US$225,151 (2021: US$599,757).

(c)	Provision for expected credit losses of trade receivables

The Group uses a provision matrix to calculate ECLs for trade receivables. The provision rates are based on days past due for groupings of various customer segments that have similar loss patterns.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust historical credit loss experience with forward-looking information. At every reporting date, historical default rates are updated and changes in the forward-looking estimates are analysed.

The assessment of the correlation between historical observed default rates, forecasted economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecasted economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of customers’ actual default in the future.

The carrying amount of the Group’s trade receivables as of December 31, 2022 was US$389,648 (2021: US$241,755).

(d)	Impairment of non-financial assets

The impairment testing of non-financial assets requires assumptions about the future cash flows projections as well as about the discount rate to be applied. The assumptions used to arrive at the cash flow projections are dependent on the future market shares, the market trend and the profitability of the Group’s products.

Impairment testing of non-financial assets requires estimates about the extent and probability of the occurrence of future events. As far as possible, estimates are derived from past experience taking into account current market conditions and the stage of technological advancement.

(e)	Capitalization of intangible assets

The costs of internally generated intangible assets are capitalized in accordance with the accounting policy in Note 2.6 to the financial statements. Initial capitalization of costs is based on management’s judgement that technological and economic feasibility is confirmed, usually when a development project has reached a defined milestone according to an established project management model. In determining the amounts to be capitalized, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits. The carrying amount of the intangible assets at the reporting date is US$1,845,912 (2021: US$1,473,568).

F-66

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

4.	Revenue

Revenue classified by type of good or service is as follows :

	2022	2021
	US$	US$
Revenue from:
- Sales of goods	2,746,097	2,807,335
- Other services income	2,245,937	1,151,032
	4,992,034	3,958,367

The revenue from sales of goods and other service income is recognized based on a point in time.

5.	Other income

	2022	2021
	US$	US$

Foreign exchange gain	-	215,756
Gain from disposal of motor vehicle	26,586	-
Government grants	76,588	212,858
Grant from non-governmental organization	116,000	-
Warehousing and logistic services	175,650	24,364
Others	1,549	76
	396,373	453,054

Government grants mainly consist of Jobs Support Scheme (the “JSS”), Job Growth Incentive Scheme, grants to defray foreign workers’ levy and project grants. The JSS is a temporary scheme introduced in the Singapore Budget 2020 to help enterprises retain local employees. Under the JSS, employers will receive cash grants in relation to the gross monthly wages of eligible employees. These conditions had been satisfied during the corresponding years.

6.	Other operating expenses

	2022	2021
	US$	US$

Foreign exchange loss	22,287	-
Foreign worker levy	97,703	78,399
Impairment loss on receivables	44,271	-
Insurance	43,589	33,035
Professional fees	1,075,679	65,194
Property tax	105,771	109,464
Rental and storage	290,481	225,555
Utilities	157,974	64,537
Upkeep, repair and maintenance	317,267	120,478
Chemical and incineration fees	229,204	35,933
Others	125,302	67,082
	2,509,528	799,677

F-67

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

7.	Employee benefits expense

	2022	2021
	US$	US$

Salaries, wages and bonuses	1,571,124	1,373,630
Directors’ remuneration	211,853	224,469
Employer’s contribution to defined contribution plans including Central Provident Fund	107,263	121,913
Other short term benefit	54,077	48,926
	1,944,317	1,768,938
Less: Amount capitalized as internal development of intangible assets	(1,011,193)	(956,259)
	933,124	812,679

8.	Finance expense

	2022	2021
	US$	US$

Interest expenses:
- Lease liabilities	28,558	31,650
- Borrowings	217,801	219,169
	246,359	250,819

9.	Income tax expense

	2022	2021
	US$	US$

Tax expense attributable to loss is made up of:
- Movements in deferred tax liabilities	8,000	43,000
	8,000	43,000

The tax on profit or loss before income tax differs from the theoretical amount that would arise using the Singapore standard rate of income tax expense as follows :

	2022	2021
	US$	US$

Loss before income tax	(2,383,812)	(625,584)

Tax calculated at tax rate of 17% (2021: 17%)	(405,248)	(106,349)
Effects of:
- Expenses not deductible for tax purposes	172,993	6,022
- Income not subject to tax	(310)	(48,843)
- Utilization of tax losses previously not recognized	(11,000)	(41,287)
- Temporary difference	251,565	233,457
	8,000	43,000

F-68

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

10.	Property, plant and equipment

	Leasehold land and buildings	Plant and equipment	Machineries	Renovation	Motor vehicles	Furniture and fittings	Total
	US$	US$	US$	US$	US$	US$	US$
2022
Cost
Beginning of financial year	11,414,034	3,898,326	1,213,687	487,229	684,093	127,487	17,824,856
Additions	-	487,577	-	-	15,100	-	502,677
Disposal	-	-	-	-	(7,051)	-	(7,051)
Lease modifications	1,296,818	-	-	-	-	-	1,296,818
Revaluation	7,065,299	-	-	-	-	-	7,065,299
Exchange difference	52,737	-	-	-	-	-	52,737
End of financial year	19,828,888	4,385,903	1,213,687	487,229	692,142	127,487	26,735,336

Accumulated depreciation
Beginning of financial year	348,207	1,315,480	772,407	478,565	506,219	115,387	3,536,265
Depreciation charge	1,126,858	374,505	101,859	7,475	43,419	7,287	1,661,403
Disposal	-	-	-	-	(4,045)	-	(4,045)
Revaluation	(951,570)	-	-	-	-	-	(951,570)
End of financial year	523,495	1,689,985	874,266	486,040	545,593	122,674	4,242,053

Net book value
End of financial year	19,305,393	2,695,918	339,421	1,189	146,549	4,813	22,493,283

F-69

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

10.	Property, plant and equipment (continued)

	Leasehold land and buildings	Plant and equipment	Machineries	Renovation	Motor vehicles	Furniture and fittings	Total
	US$	US$	US$	US$	US$	US$	US$
2021
Cost
Beginning of financial year	11,752,702	3,224,626	1,213,687	482,363	633,952	127,487	17,434,817
Additions	180,896	673,700	-	4,866	50,141	-	909,603
Lease modifications	(7,827)	-	-	-	-	-	(7,827)
Revaluation	(147,962)	-	-	-	-	-	(147,962)
Write-off of accumulated depreciation on revaluation	(136,858)	-	-	-	-	-	(136,858)
Exchange difference	(226,917)	-	-	-	-	-	(226,917)
End of financial year	11,414,034	3,898,326	1,213,687	487,229	684,093	127,487	17,824,856

Accumulated depreciation
Beginning of financial year	302,544	1,100,226	670,277	413,192	462,898	105,955	3,055,092
Depreciation charge	1,090,923	215,254	102,130	65,373	43,321	9,432	1,526,433
Revaluation	(908,402)	-	-	-	-	-	(908,402)
Write-off of accumulated depreciation on revaluation	(136,858)	-	-	-	-	-	(136,858)
End of financial year	348,207	1,315,480	772,407	478,565	506,219	115,387	3,536,265

Net book value
End of financial year	11,065,827	2,582,846	441,280	8,664	177,874	12,100	14,288,591

Right-of-use assets acquired under leasing arrangements are presented together with the owned assets of the same class. Details of such leased assets are disclosed in Note 15.

During the financial year, leasehold land and buildings with carrying amount of approximately US$17,105,459 (2021: US$9,987,423) were mortgaged to secure a term loan (Note 17).

F-70

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

10.	Property, plant and equipment (continued)

Fair value hierarchy

Independent valuations were performed by the valuers, GB Global Pte Ltd and PREMAS Valuers & Property Consultants Pte Ltd to determine the fair value of leasehold land and buildings as of December 31, 2022 and 2021, respectively. The revaluation surplus net of applicable deferred income taxes was credited to revaluation reserve. The following table presents the fair value measurement hierarchy of the Group’s leasehold land and buildings carried at fair value:-

		Fair value measurements as at
		December 31, 2022 categorized into
	Fair value at December 31, 2022	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	US$	US$	US$	US$

Recurring fair value measurement

Leasehold land and buildings:
- Industrial – Singapore	17,105,459	-	-	17,105,459

		Fair value measurements as at
		December 31, 2021 categorized into
	Fair value at December 31, 2021	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	US$	US$	US$	US$

Recurring fair value measurement

Leasehold land and buildings:
- Industrial - Singapore	9,987,423	-	-	9,987,423

During the years ended December 31, 2022 and 2021, there were no transfers between Level 1 and Level 2, or transfers into or out of Level 3.

F-71

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

10.	Property, plant and equipment (continued)

Reconciliation of fair value measurements categorized within Level 3 of the fair value hierarchy:-

Leasehold land
and buildings
US$

Carrying amount at December 31, 2021	9,987,423
Depreciation charge on revaluation of properties held for own use	(951,570)
Net gain from a fair value adjustment recognized in the
consolidated statement of profit or loss and other comprehensive income	8,069,606

Carrying amount at December 31, 2022	17,105,459

Valuation techniques

There has been no change from the valuation techniques used in the financial years ended December 31, 2022 and 2021. For all leasehold land and buildings, the valuation was determined using a market comparison approach. The fair value of leasehold land and buildings is based on prices for recent market transactions in similar properties and adjusted to reflect the conditions and locations of the Group’s properties. The significant input into this valuation approach is price per square foot, which has been adjusted to reflect the location, size, tenure, age and condition, standard of finishes, use, facilities provided, date of transaction and the prevailing economic conditions.

Below is a summary of the valuation techniques used and the key inputs to the valuation of leasehold land and buildings:-

		Significant	Range or weighted average
	Valuation techniques	unobservable inputs	2022	2021
Leasehold land and buildings in Singapore	Market comparison approach	Price per square foot	US$66.81 to US$141.24 per square foot	US$57.11 to US$127.58 per square foot

		Discount/premium on size, remaining tenure and condition of the building	-9% to 45%	-8% to 24%

The fair value measurements are based on the above leasehold land and buildings’ highest and best use, which does not differ from their actual use.

Had the Group’s leasehold land and buildings been carried at cost less accumulated depreciation, the carrying amount of the Group’s leasehold land and buildings as of December 31, 2022 and 2021 would have been approximately US$4,118,381 and US$4,584,117 respectively.

F-72

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

11.	Intangible assets

	2022	2021
	US$	US$
Cost
Beginning of financial year	1,950,063	993,804
Additions - internal development	1,011,193	956,259
End of financial year	2,961,256	1,950,063

Accumulated amortisation
Beginning of financial year	476,495	145,227
Amortization	638,849	331,268
End of financial year	1,115,344	476,495

Net book value
End of financial year	1,845,912	1,473,568

12.	Trade and other receivables

	2022	2021
	US$	US$

Trade receivables
- Non-related parties	389,648	241,755
	389,648	241,755

Non-trade receivables
- Advance payment to suppliers	337,488	119,745
- Amount due from a director	-	84,242
- Deposits	59,857	17,307
- Goods and services tax recoverable	2,294	-
- Prepayments	25,841	26,935
	425,480	248,229

	815,128	489,984

The amount due from a director is non-trade in nature, unsecured, interest-free and repayable on demand.

F-73

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

12.	Trade and other receivables (continued)

There are no other classes of financial assets that are past due and/or impaired except for trade receivables.

Receivables that are past due but not impaired

The Group had trade receivables amounting to US$26,485 (2021: US$27,154) that were past due at the reporting date but were not impaired. These receivables were unsecured and the analysis of their aging based on their trade date at the reporting date is as follows:

	2022	2021
	US$	US$

Less than 30 days	22,473	15,144
30 to 90 days	1,895	6,423
More than 90 days	2,117	5,587
	26,485	27,154

The trade receivables and contract assets are subject to the expected credit loss model under the financial reporting standard on financial instruments. At every reporting date the historical observed default rates are updated and changes in the forward-looking estimates are analyzed. Details of impairment of trade and other receivables are set out in Note 23(b)(ii).

13.	Inventories

	2022	2021
	US$	US$

Raw materials	116,721	95,921
Finished goods	104,430	503,836
	221,151	599,757

The cost of inventories recognized as an expense amounted to US$1,093,194 (2021: US$816,644) for the year ended December 31, 2022.

14.	Reserve

(a)	Revaluation reserve

Revaluation reserve represents increases in the fair value of leasehold land and buildings, net of tax, and decreases to the extent that such decrease relates to an increase on the same asset previously recognized in other comprehensive income.

(b)	Other reserve

Other reserve represents member’s deemed contribution arising from reorganization.

(c)	Exchange reserve

The exchange reserve represents the exchange differences relating to the translation of the Group’s leasehold land and building from the revaluation. The exchange differences are recognized directly in other comprehensive income and accumulated in the exchange reserve. Such exchange differences accumulated in the exchange reserve are reclassified to the consolidated income statement on the disposal of the leasehold land and building.

F-74

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

15.	Leases – The Group as a lessee

Nature of the Group’s leasing activities

The Group has lease contracts for land, buildings, machineries and equipment. The Group’s obligations under these leases are secured by the lessor’s title to the leased assets. The Group is restricted from assigning and subleasing the leased assets.

The Group regularly enters into short-term leases of 12 months or less for certain plant and equipment and machineries. The Group applies the ‘short-term lease’ recognition exemptions for these leases.

(a)	Carrying amounts

ROU assets classified within property, plant and equipment

	2022	2021
	US$	US$

Leasehold land and buildings	2,199,934	1,078,404
Plant and equipment	8,151	16,033
Motor vehicles	113,707	148,924
	2,321,792	1,243,361

(b)	Depreciation charge during the financial year

	2022	2021
	US$	US$

Leasehold land and buildings	175,287	182,522
Plant and equipment	7,882	8,017
Motor vehicles	35,217	35,217
	218,386	225,756

Interest expense

	2022	2021
	US$	US$

Interest expense on lease liabilities	28,558	31,650

(c)	Short-term leases

	2022	2021
	US$	US$

Expense relating to short-term leases	157,687	85,991
Total cash outflow for leases	372,642	325,992

Note:	Amount includes payments of principal and interest portion of lease liabilities and short-term leases.

For both years, the Group leases various offices and machineries for its operations. Lease contracts are entered into for fixed term of 1 month to 30 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. At the end of the current financial year, the lease for one of the properties was extended by 20 years, ending in November 2050.

F-75

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

15.	Leases – The Group as a lessee (continued)

The Group regularly enters into short-term leases for certain office premises. As of December 31, 2022 and 2021, the portfolio of short-term leases was similar to the portfolio of short-term leases to which the short-term leases expense is disclosed above.

(d)	Addition of ROU assets during the financial year ended December 31, 2022 was US$NIL (2021: US$230,625).

(e)	Lease liabilities

	2022	2021
	US$	US$

Current	185,764	193,280
Non-current	2,071,571	957,484
	2,257,335	1,150,764

16.	Trade and other payables

	2022	2021
	US$	US$
Trade payables
- Non-related parties	525,588	400,526
	525,588	400,526

Other payables
- Contract liabilities	2,162,274	1,428,478
- Amount due to directors	927,885	-
- Deposit from customers	19,411	11,920
- Accruals for operating expenses	645,861	631,316
- Goods and services tax payable	50	11,950
- Withholding tax	4,276	6,177
	3,759,757	2,089,841

	4,285,345	2,490,367

The amounts due to directors are non-trade in nature, unsecured, bear interests at 6% per annum and are repayable on demand. As of December 31, 2022 the interest on the amount due to directors was not material.

The contract liabilities primarily relate to the advance consideration received from customers for unsatisfied performance obligations. The entity recognizes revenue for each respective performance obligation when control of the product or service transfers to the customer and the right to payment becomes unconditional. In 2022, US$544,311 (2021 : US$586,395) of contract liabilities was recognized as revenue in the profit or loss statement.

F-76

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

17.	Borrowings

	2022	2021
	US$	US$

Term loan I	271,035	340,097
Term loan II	1,266,912	2,058,824
Term loan IV	626,714	665,756
Term loan V	697,233	972,649
Term loan VI	1,278,261	1,657,659
Revolving credit	1,658,486	1,652,040
	5,798,641	7,347,025

	2022	2021
	US$	US$
Analysed as:
Non-current portion	371,103	635,840
Current portion	5,427,538	6,711,185
	5,798,641	7,347,025

Details of the repayment schedule in respect of the interest-bearing borrowings are as follows :

	2022	2021
	US$	US$
Bank borrowings repayable :
Within one year or on demand	5,427,538	6,711,185

Within a period of more than one year but not exceeding two years	371,103	181,655

Within a period of more than two years but not exceeding five years	-	454,185
	5,798,641	7,347,025

(i)	Term loan I is obtained for refinancing the outstanding loan amount in relation to the leasehold land and building of the Group. This loan is repayable by monthly instalments over a 120 months period commencing 2015. The interest rates charged are between 2.30% to 1.30% per annum below the bank’s commercial rate 2 for the 1st to 3rd year of the loan and thereafter at the bank’s Commercial Rate 2 (“CR2”) of 4.68% to 5.68% per annum. It contains a repayment on demand clause and therefore it is classified as current liabilities as of December 31, 2022 and 2021.

F-77

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

17.	Borrowings (continued)

(ii)	Term loan II is obtained to finance the construction of the proposed erection of a single user 1-story factory with part 3-story ancillary. This loan is repayable by monthly instalments over a 7 year period commencing from 2016. The interest rates charged are between 2.65% to 3.45% per annum below the bank’s prevailing Enterprise Financing Rate for the 1st to 3rd year of the loan and thereafter at Singapore Interbank Offered Rate (“SIBOR”) plus 3% per annum. It contains a repayment on demand clause and therefore it is classified as current liabilities as of December 31, 2022 and 2021.

(iii)	Term loan IV is obtained for working capital purposes. This loan is repayable by monthly instalments over a 5 year period commencing from year 2021. The interest rates charged are 2.00% per annum on monthly rests.

(iv)	Term loan V is obtained for working capital purposes. This loan is repayable by monthly instalments over a 5 year period commencing from year 2021. The interest rates charged are 2% per annum. It contains a repayment on demand clause and therefore it is classified as current liabilities as of December 31, 2022 and 2021.

(v)	Term loan VI is obtained for purchasing of machineries for core business operations. This loan is repayable by monthly instalments over a 5 year period commencing from year 2021. The interest rates charged are 2.50% per annum on monthly rests. It contains a repayment on demand clause and therefore it is classified as current liabilities as of December 31, 2022 and 2021.

(vi)	Revolving credit is obtained for working capital purposes. These loans are repayable 1 to 6 months from the date of each drawdown. The interest rates charged are 2.00% per annum above the Bank’s Cost of Funds or 2.00% above the prevailing SIBOR per annum. It contains a repayment on demand clause and therefore it is classified as current liabilities as of December 31, 2022 and 2021.

Security granted

The Group’s borrowings are secured by:

(a)	A legal mortgage on the Group’s leasehold land and buildings with net book value of US$17,105,459 (2021: US$9,987,423) (Note 10);

(b)	Several guarantees from the director and a former director of the Group in their personal capacities.

18.	Deferred tax

Deferred tax assets and liabilities are offset when there is legally enforceable right to offset current income tax assets against current income tax liabilities and when the deferred taxes relate to the same taxation authority. The Group’s deferred tax liabilities arose mainly from differences in depreciation for tax and revaluation of leasehold properties whilst deferred tax assets arose from tax losses carried forward. As of December 31, 2022, the Group has tax losses of approximately US$442,000 (2021 : US$481,000) which can be carried forward indefinitely to offset future taxable profits.

	2022	2021
	US$	US$

Deferred tax assets recognized	75,070	85,519
Deferred tax liabilities recognized	238,070	240,519

Net deferred tax liabilities	163,000	155,000

F-78

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

18.	Deferred tax (continued)

The movement in deferred tax liabilities (prior to offsetting of balances) during the financial year is as follows:

	2022	2021
	US$	US$

Balance as at beginning of financial year	155,000	112,000

Movements in deferred tax liabilities	8,000	43,000
Balance as at end of financial period and year	163,000	155,000

19.	Share capital

	2022	2021

No. of ordinary shares	10,000	10,000

Fully paid ordinary shares carry one vote per share and carry a right to dividends as and when declared by the Company.

Changes in share capital

(i)	On April 30, 2022, ESA and an Investor (“Investor”) entered into a share subscription agreement (the “Share Subscription Agreement”), pursuant to which ESA issued and allotted 553,567 ordinary shares (the “ESA Shares”) to the Investor at a consideration of US$5,000,000 (the “Consideration”), and the full amount of the Consideration was deposited in a bank, securities or trustee account designated by ESA (the “Designated Account”);

(ii)	On August 5, 2022, the then-shareholders of ESA, the Company and ES BVI entered into a share swap agreement (the “Share Swap Agreement”), pursuant to which the then-shareholders of ESA transferred to ES BVI an aggregate of 3,335,413 ordinary shares in ESA, in exchange for the allotment and issuance of an aggregate of 9,999 ordinary shares in the Company in accordance with the terms and conditions of the Share Swap Agreement (the “Share Swap”). In this regard, the Company allotted and issued 1,660 ordinary shares in the Company to the Investor, representing 16.60% of the total issue shares in the Company after the completion of the Share Swap (“Cayman Shares”);

(iii)	On October 15, 2022, the Company and the Investor entered into a call option letter (the “Call Option Letter”), pursuant to which the Company and the Investor agreed certain terms, which among others, provides the Company the right but not the obligation, to purchase all of the Investor shares in the Company upon occurrence of certain events;

(iv)	On November 14, 2022, the Company and ESA served a notice under Article 41 of ESA’s Constitution (the “Notice”, together with the Share Subscription Agreement, the Letter of Undertaking, the Share Swap Agreement and the Call Option Letter, the “Documents”) to the Investor, pursuant to which the Company and ESA requested the release of the full amount of the Consideration to a bank account designated by the Company within fourteen (14) days from the date of the Notice (the “Deadline”); and

F-79

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

19.	Share capital (continued)

(v)	As the Company failed to receive the Consideration by the Deadline, the Company has deemed that the Investor has no intention to release such Consideration in full payment for the Shares issued by ESA on April 30, 2022. Accordingly, ESA proceeded to exercise its rights under the Constitution and the Documents to forfeit and cancel the Shares on the basis that such shares have not been fully paid for and following such forfeiture, the Consideration in the Designated Account shall be returned to the Investor.

(vi)	Given that the ESA Shares which formed the basis of the Share Swap have been forfeited, the Cayman Shares that were issued to the Investor as part of the Share Swap have been forfeited accordingly (the “Cayman Forfeiture”).

(vii)	On November 29, 2022 subsequent to the Cayman Forfeiture, the Company issued the same number of shares, 1,660 shares amounting to US$5,000,000, to the controlling shareholder, Mr. Quek Leng Chuang. As of December 31, 2022, none of these shares have been paid.

20.	Related party transactions

(a)	Directors’ remuneration

	2022	2021
	US$	US$

Salaries and bonuses	195,654	203,649
Personal guarantee fee (Note 17b)	152,689	-
Employer’s contribution to the Central Provident Fund	16,199	20,820
	364,542	224,469

(b)	Key management personnel compensation

	2022	2021
	US$	US$

Salaries and bonuses	92,451	-
Employer’s contribution to the Central Provident Fund	8,806	-
	101,257	-

F-80

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

21.	Capital commitments

Capital expenditures contracted for at the end of the reporting period but not recognized in the financial statements are as follows:

	2022	2021
	US$	US$

Property, plant and equipment	1,339,532	1,034,355

22.	Group information

Subsidiaries

The consolidated financial statements of the Group include :

Name of subsidiary	Principal activities	Place of incorporation and business	Effective equity held by the Group
			2022	2021
			%	%
Held by the Company	Investment holding	British Virgin Islands	100	100
Environmental Solutions Asia Holdings Limited	company
Held by Subsidiary	Waste management	Singapore	100	100
Environmental Solutions (Asia) Pte Ltd	and recycling of industrial wastes

F-81

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

23.	Financial risk management

Financial risk factors

The Group’s activities expose it to market risk (including currency risk, price risk and interest rate risk), credit risk, liquidity risk and capital risk.

The Directors review and agree to the policies and procedures for the management of these risks, which are executed by the management team. It is and has been throughout the current and previous financial year, the Group’s policy that no trading in derivatives for speculative purposes shall be undertaken. The following sections provide details regarding the Group’s exposure to the abovementioned financial risks and the objectives, policies, and processes for the management of these risks. There has been no change to the Group’s exposure to these financial risks or the manner in which it manages and measures the risks.

(a)	Market risk

(i)	Currency risk

Currency risk arises from sales or purchases that are denominated in currencies other than the functional currency of the Group.

The foreign currency in which these transactions are denominated is mainly Singapore Dollar (“SGD”). The Group does not have a policy to hedge its exposure to foreign exchange risk.

The Group’s currency exposure based on the information provided to key management is as follows:

	SGD	USD	Total
	US$	US$	US$
December 31, 2022
Financial assets
Cash and cash equivalents	118,411	133,985	252,396
Trade and other receivables	747,634	67,494	815,128
	866,045	201,479	1,067,524

Financial liabilities
Trade and other payables	3,972,893	312,452	4,285,345
Borrowings	5,798,641	-	5,798,641
Lease liabilities	2,257,335	-	2,257,335
	12,028,869	312,452	12,341,321
Net financial liabilities	(11,162,824)	(110,973)	(11,273,797)

Currency exposure of financial liabilities, net of those denominated in the Company’s functional currency	(11,162,824)	(110,973)	(11,273,797)

F-82

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

23.	Financial risk management (continued)

(a)	Market risk (continued)

(i)	Currency risk (continued)

	SGD	USD	Total
	US$	US$	US$
December 31, 2021
Financial assets
Cash and cash equivalents	90,463	46,547	137,010
Trade and other receivables	338,840	4,464	343,304
	429,303	51,011	480,314

Financial liabilities
Trade and other payables	1,004,537	27,304	1,031,841
Borrowings	7,347,025	-	7,347,025
Lease liabilities	1,150,764	-	1,150,764
	9,502,326	27,304	9,529,630
Net financial (liabilities)/assets	(9,073,023)	23,707	(9,049,316)

Currency exposure of financial (liabilities)/assets, net of those denominated in the Company’s functional currency	(9,073,023)	23,707	(9,049,316)

F-83

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

23.	Financial risk management (continued)

(a)	Market risk (continued)

(i)	Currency risk (continued)

If the USD changes against the SGD by 10% (2021: 10%) respectively with all other variables including tax rate being held constant, the effects arising from the net financial liabilities/assets position will be as follows:

	Increase/(decrease)
	in profit or loss before tax
	2022	2021
	US$	US$
SGD against USD
- strengthened	(1,116,282)	(907,302)
- weakened	1,116,282	907,302

(ii)	Interest rate risk

The Group is exposed to interest rate risk on its non-current borrowings at variable rates.

The Group’s borrowings at variable rates are denominated mainly in SGD. At December 31, 2022, if the SGD interest rates had increased/decreased by 0.5% (2021: 0.5%) with all other variables including tax rate being held constant, the loss after tax for the financial year would have been lower/higher by US$18,554 (2021: US$10,157) as a result of higher/lower interest expense on these borrowings.

(b)	Credit risk

Credit risk refers to the risk that counterparty will default on its contractual obligation, resulting in financial loss to the Group.

(i)	Risk management

The Group has adopted the following policy to mitigate its credit risk.

The Group has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The Group performs ongoing credit evaluation of its counterparties’ financial conditions and generally does not require collateral.

Financial assets are potentially subject to concentrations of credit risk and failures by counterparties to discharge their obligations in full or in a timely manner. These arise principally from cash and cash equivalents, receivables and other financial assets. The maximum exposure to credit risk is the total of the fair value of the financial assets at the end of the reporting year. Credit risk on cash balances with banks and any other financial instruments is limited because the counter-parties are entities with acceptable credit ratings.

F-84

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

23.	Financial risk management (continued)

(b)	Credit risk (continued)

(ii)	Impairment of trade receivables

The Group has applied the simplified approach by using the provision matrix to measure the lifetime ECL for trade receivables and the general approach for other financial assets at amortized cost.

Trade receivables

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when the Group has significant exposure to individual customers. At the end of the financial year, 48.0% of the total trade receivables were from three of the Group’s largest customers. In 2021, 32.9% of total trade receivables was from one of the Group largest customers.

Individual credit evaluations are performed on all customers. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Unless agreed the otherwise, trade receivables are generally due within 30 days from the date of billing. Normally, the Group does not obtain collateral from customers.

The Group measures loss allowances for trade receivables at an amount equal to lifetime ECLs, which is calculated with reference to the credit spread for each of the groupings (which taking into consideration of historical credit loss experience, average actual date of receipt, customers’ background, listing status and size as groupings of various debtors), which reflect the credit risk of the debtors, over the expected life of the debtors and are adjusted for forward-looking information that is available without undue cost or effort. As the Group’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Group’s different customer bases.

The following table provides information about the Group’s exposure to credit risk and ECLs for trade receivables:

2022

	Expected loss rate	Gross carrying amount	Loss allowance
		US$	US$
Current (not past due)	0%	363,164	-
Less than 3 months past due	66%	71,136	46,768
3 months to 6 months past due	0%	2,116	-
More than 6 months past due	0%	-	-
		436,416	46,768

F-85

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

23.	Financial risk management (continued)

(b)	Credit risk (continued)

(ii)	Impairment of trade receivables (continued)

2021

	Expected	Gross
	loss	carrying	Loss
	rate	amount	allowance
		US$	US$

Current (not past due)	0%	214,601	-
Less than 3 months past due	0%	21,567	-
3 months to 6 months past due	0%	-	-
More than 6 months past due	96%	155,587	150,000
		391,755	150,000

Expected loss rates are based on actual loss experience. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables.

The movements in loss allowance for trade receivables during the years are as follows:-

	2022	2021
	US$	US$
At January 1	150,000	150,000
Impairment losses recognized (Note 3)	46,768	-
Amount written off as uncollectible	150,000	-

At December 31	46,768	150,000

Other financial assets, at amortized cost

The Group’s other financial assets recognized at amortized cost are mainly comprised of cash and bank balances, non-trade receivables from non-related parties, deposits and prepayments. These other financial assets are subject to immaterial credit loss.

In determining the ECL, management has taken into account the historical default experience and the financial position of the counterparties, adjusted for factors that are specific to these receivables in estimating the probability of default of each of these other financial assets.

F-86

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

23.	Financial risk management (continued)

(c)	Liquidity risk

The table below analyses non-derivative financial liabilities of the Group based on the remaining period from December 31, 2022 to the contractual maturity date. The amounts disclosed in the table below are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying amounts as the impact of discounting is not significant.

	Less than	Between	More than
	1 year	2 and 5 years	5 years
	US$	US$	US$

At December 31,2022
Trade and other payables	4,285,345	-	-
Borrowings	5,579,034	376,708	-
Lease liabilities	185,764	329,200	1,742,371
	10,050,143	705,908	1,742,371

At December 31, 2021
Trade and other payables	2,490,367	-	-
Borrowings	6,936,519	656,275	-
Lease liabilities	197,394	498,718	591,665
	9,624,280	1,154,993	591,665

(d)	Capital risk

The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and a net current asset position to support its business and maximize its shareholders’ value. The capital structure of the Group comprises of issued share capital and retained earnings.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares.

The Group is in compliance with all externally imposed capital requirements for the financial years ended December 31, 2022 and 2021.

(e)	Fair value measurements

The notional amounts of financial assets and financial liabilities with a maturity of less than one year are assumed to approximate their fair values.

The fair value of the non-trade balances with the related parties has not been determined as the timing of the expected cash flows of these balances cannot be reasonably determined because of the relationship.

F-87

Environmental Solutions Group Holdings Limited

Notes to the Consolidated Financial Statements for Financial Years ended December 31, 2022 and 2021

23.	Financial risk management (continued)

(f)	Financial instruments by category

The carrying amounts of the different categories of financial instruments are as follows:

	2022	2021
	US$	US$

Financial assets, at amortised cost	701,904	480,318
Financial liabilities, at amortised cost	10,155,310	9,529,631

24.	New or revised IFRSs not yet adopted

Effective for annual reporting periods beginning on or after

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	To be determined

Amendments to IFRS 16	Lease liability in a Sale and Leaseback	January 1, 2023

Amendments to IAS 1	Classification of Liabilities as Current or Non-current	January 1, 2023

Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies	January 1, 2023

Amendments to IAS 8	Definition of Accounting Estimates	January 1, 2023

Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction	January 1, 2023

The directors anticipate that the application of all new and amendments to IFRSs will have no material impact on the financial statements in the foreseeable future.

F-88

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

On March 15, 2021, the Sponsor purchased an aggregate of 2,156,250 Founder Shares for an aggregate offering price of $25,000 at an average price of approximately $0.012 per share. Such securities were issued in connection with our organization pursuant to exemption from registration contained in section 4(a) (2) of the Securities Act. Our Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

In addition, at the time of the IPO completed on February 17, 2022, the Sponsor purchased an aggregate of 377,331 private placement units at a price of $10.00 per unit at a price of $10.00 per unit for an aggregate purchase price of $3,773,310. Each unit consists of one share of GUCC Class A common stock and one Private Warrant, and each Private Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per whole share in a private placement that closed simultaneously with the closing of the IPO. These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Also in connection with the closing of the IPO, EF Hutton, division of Benchmark Investments, LLC, the lead underwriter of GUCC purchased 43,125 shares of GUCC Class A common stock at an aggregate purchase price of $1.00. This issuance was made pursuant to the exemption from registration under the Securities Act in reliance on Section 4(a)(2).

On July 27, 2023, GUCC, ESGL, and ESGH entered into a Forward Purchase Agreement (the “Forward Purchase Agreement”) with Vellar Opportunities Fund Master, Ltd (“Vellar”). On the same date, Vellar assigned and novated 50% of its rights and obligations under the Forward Purchase Agreement to ACM ARRT K LLC (“ARRT”). On August 4, 2023, ACM ARRT K LLC delivered a pricing notice to ESGL for 550,000 additional Ordinary Shares under the Forward Purchase Agreement, which were issued by ESGL without consideration effective as of that date. On August 14, 2023, Vellar delivered a pricing notice to ESGL for 1,268,085 additional Ordinary Shares under the Forward Purchase Agreement, which were issued by ESGL without consideration effective as of that date. This issuance was made pursuant to the exemption from registration under the Securities Act in reliance on Section 4(a)(2).

II-1

Item 8. Exhibits and Financial Statements.

(a) Exhibits

Exhibit Number	Description
2.1†	Merger Agreement dated November 29, 2022 among Genesis Unicorn Capital Corp. (“GUCC”), Environmental Solutions Group Holdings Limited (“ESGH”), ESGL Holdings Limited (“ESGL”), ESGH Merger Sub Corp and the shareholder representative (incorporated by reference to Exhibit 1.1 of ESGL’s registration statement on Form F-4 (File No. 333-269078), initially filed with the SEC on December 30, 2022).
3.1	Amended and Restated Memorandum and Articles of Association of ESGL (incorporated by reference to Annex B of ESGL’s registration statement on Form F-4 (File No. 333-269078), filed with the SEC on June 20, 2023).
4.1	Specimen of ordinary share certificate of ESGL(incorporated by reference to Exhibit 4.1 of Form 20-F filed by ESGL with the SEC on August 8, 2023).
4.2	Specimen of warrant certificate of ESGL (incorporated by reference to Exhibit 4.2 of Form 20-F filed by ESGL with the SEC on August 8, 2023).
4.3	Warrant Agreement (incorporated by reference to Exhibit 4.1 of GUCC’s current report on Form 8-K filed with the SEC on February 17, 2022).
5.1*	Opinion of Appleby as to the validity of the ordinary shares of ESGL.
5.2	Opinion of Loeb & Loeb as to the validity of the warrants of ESGL.
10.1	Form of Lock-Up Agreement dated November 29, 2022 (incorporated by reference to Exhibit 10.1 to GUCC’s current report on Form 8-K filed with the SEC on November 30, 2022).
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to GUCC’s current report on Form 8-K filed with the SEC on November 30, 2022).
10.3	Forward Purchase Agreement dated July 27, 2023, by and among GUCC, Environmental Solutions Group Holdings Limited, ESGL Holdings Limited, and Vellar Opportunities Fund Master, Ltd. (incorporated by reference to Exhibit 10.1 to GUCC’s current report on Form 8-K filed with the SEC on July 27, 2023).
10.4	Non-solicitation agreement entered by and between ESGL and Quek Leng Chuang dated August 2, 2023.

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Exhibit Number	Description
10.5	Non-solicitation agreement entered by and between ESGL and Lee Meng Seng dated August 2, 2023.
10.6	Non-solicitation agreement entered by and between ESGL and Law Beng Hui dated August 2, 2023.
10.7	Non-solicitation agreement entered by and between ESGL and Ho Shian Ching dated August 2, 2023.
10.8†	Employment Agreement entered by and between ESGL and Quek Leng Chuang dated August 2, 2023.
10.9†	Employment Agreement entered by and between ESGL and Lee Meng Seng dated August 2, 2023.
10.10†	Employment Agreement entered by and between ESGL and Law Beng Hui dated August 2, 2023.
10.11†	Employment Agreement entered by and between ESGL and Ho Shian Ching dated August 2, 2023.
10.12	Waiver dated May 17, 2023 among GUCC, ESGL, ESGL Holdings Limited, ESGH Merger Sub Corp and the shareholder representative relating to certain requirements under the Merger Agreement (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-4/A filed with the Securities & Exchange Commission on June 20, 2023).
10.13	Form of Indemnity Agreement entered by and among ESGL Holdings Limited and the directors and officers of ESGL Holdings Limited.
21.1	List of Principal Subsidiaries (incorporated by reference to Exhibit 21.1 of Form 20-F filed by ESGL with the SEC on August 8, 2023).

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Exhibit Number	Description
23.1	Consent of MaloneBailey, LLP, an independent registered public accounting firm for Genesis Unicorn Capital Corp.
23.2	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm for ESGL Holdings Limited.
23.3*	Consent of Appleby (included in Exhibit 5.1).
23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.2).
24.1	Power of Attorney (contained on the signature pages hereto).
107	Filing fee table.

* To be filed by amendment.

† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on September 19, 2023.

ESGL Holdings Limited

By:	/s/ Quek Leng Chuang
Name:	Quek Leng Chuang
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Quek Leng Chuang and Ho Shian Ching as attorney-in-fact and agent with full power of substitution for him in any and all capacities to do any and all acts and all things and to execute any and all instruments that said attorney-in-fact and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares and Warrants of the registrant (the “Securities”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney-in-fact and agent, or his substitute shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Quek Leng Chuang	Chairman of the Board and Chief Executive	September 19, 2023
Quek Leng Chuang	Officer (principal executive officer)

/s/ Ho Shian Ching	Chief Financial Officer (principal financial and accounting officer)	September 19, 2023
Ho Shian Ching

/s/ Law Beng Hui	Chief Growth and Sustainability Officer and Director	September 19, 2023
Law Beng Hui

/s/ Anita Pushparani Dorett	Director	September 19, 2023
Anita Pushparani Dorett

/s/ Lim Boon Yew Gary	Director	September 19, 2023
Lim Boon Yew Gary

/s/ Yap Chin Yee Richard	Director	September 19, 2023
Yap Chin Yee Richard

/s/ Ernest Fong	Director	September 19, 2023
Ernest Fong

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AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of ESGL Holdings Limited, has signed this registration statement in Newark, Delaware on September 19, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director